      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 1, 1999

                                                      REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                NETGATEWAY, INC.
             (Exact name of Registrant as specified in its charter)

                DELAWARE                                    7373                                   87-0591719
    (State or other jurisdiction of             (Primary Standard Industrial                    (I.R.S. Employer
     incorporation or organization)             Classification Code Number)                   Identification No.)

                            ------------------------

                                NETGATEWAY, INC.
                                 300 OCEANGATE
                                   5TH FLOOR
                          LONG BEACH, CALIFORNIA 90802
                    (Address of principal place of business)
                         ------------------------------

                               KEITH D. FREADHOFF
                       Chairman of the Board of Directors
                             DONALD M. CORLISS, JR.
                                   President
                             DAVID BASSETT-PARKINS
              Chief Financial Officer and Chief Operating Officer
                                Netgateway, Inc.
                                 300 Oceangate
                                   5th Floor
                          Long Beach, California 90802
                     (562)308 0010/(562)308 0021 (Telecopy)
                           KDFREADHOFF@NETGATEWAY.NET
                            DMCORLISS@NETGATEWAY.NET
                            DBPARKINS@NETGATEWAY.NET
 (Name, address, and telephone number of principal executive offices and agent for service)
                         ------------------------------

                                   COPIES TO:

        ROBERT STEVEN BROWN, ESQ.                      STEPHEN WEISS, ESQ.
        KIM ELLEN LEFKOWITZ, ESQ.                       LINDA MINTZ, ESQ.
          Brock Silverstein LLC                         Greenberg Traurig
           One Citicorp Center                          Met Life Building
           153 East 53rd Street                          200 Park Avenue
      New York, New York 10022-4611                  New York, New York 10166
(212) 371-2000 / (212) 371-5500 (Telecopy)  (212) 801-9200 / (212) 801-6400 (Telecopy)
           RBROWN@BROCKFIRM.COM                          WEISSS@GTLAW.COM
         KLEFKOWITZ@BROCKFIRM.COM                        MINTZL@GTLAW.COM

                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /X/

    If this Form is filed to register additional securities pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE
                               SEE ATTACHED PAGE.
                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                             PROPOSED            PROPOSED
                                                                             MAXIMUM             MAXIMUM
                                                                             OFFERING           AGGREGATE           AMOUNT OF
              TITLE OF EACH CLASS OF                   AMOUNT TO BE         PRICE PER            OFFERING          REGISTRATION
           SECURITIES TO BE REGISTERED                  REGISTERED           UNIT(1)             PRICE(1)              FEE
                                                        2,875,000
Common Stock, par value, $.001 per share..........      shares(2)            $14.625           $42,046,875          $11,689.04
                                                         250,000
Representative's Warrants.........................     warrants(3)            $0.001             $250.00              $0.07
Common Stock, par value, $.001 per share, issuable
  upon exercise of the Representative's
  Warrants........................................  250,000 shares(4)         $17.55            $4,387,500          $1,219.73
Total.............................................          --                  --             $46,434,625          $12,908.84

(1) Estimated solely for purposes of calculation of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

(2) Includes 375,000 shares of the Common Stock, par value $.001 per share, of the Registrant, which the underwriters have the option to purchase solely to cover over allotments, if any.

(3) To be acquired by the Representative.

(4) Issuable upon exercise of the Representative's Warrants.

                   SUBJECT TO COMPLETION, DATED JUNE 1, 1999
INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION, OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS

                                2,500,000 SHARES

                                   NETGATEWAY

                                  COMMON STOCK

                               ------------------

    We are a provider of turn-key electronic commerce, or eCommerce, services designed to enable clients to extend their business to the Internet. Our Internet Commerce Center provides our clients with a variety of features ranging from simple Internet storefronts to complex systems designed to enable them to conduct business-to-business eCommerce.

    Our common stock currently trades on the OTC Bulletin Board under the symbol "NGWY." We have applied to have the common stock quoted on the Nasdaq National Market under the symbol "NGWY." On May 25, 1999, the last reported sale price of our common stock on the OTC Bulletin Board was $14.625.

    INVESTING IN OUR COMMON STOCK INVOLVES RISKS WHICH ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE 10 OF THIS PROSPECTUS.

                             ---------------------

    NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                                 PER SHARE                      TOTAL
Public Offering Price.................................  $                            $
Underwriting Discounts and Commissions................  $                            $
Proceeds, before expenses, to Netgateway..............  $                            $

    The underwriters may, under certain circumstances, for 45 days after the date of this prospectus, purchase up to an additional 375,000 shares of common stock from us at the public offering price, less underwriting discounts and commissions.

                            ------------------------

                                     [LOGO]

               THE DATE OF THIS PROSPECTUS IS             , 1999

                               INSIDE FRONT COVER

   PICTURES OR DIAGRAMS OF THE "HUB AND SPOKE" MODEL OF THE INTERNET COMMERCE
                                    CENTER,
    BRIEF SUMMARY OF SERVICES PROVIDED, AND IDENTIFICATION OF CERTAIN OF THE
                  PUBLICLY RECOGNIZABLE CLIENTS OF NETGATEWAY.

    YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY BE USED ONLY WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY ONLY BE ACCURATE ON THE DATE OF THIS DOCUMENT.

                            ------------------------

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
Prospectus Summary.........................................................................................           3
Risk Factors...............................................................................................          10
Use of Proceeds............................................................................................          23
Dividend Policy............................................................................................          24
Capitalization.............................................................................................          25
Dilution...................................................................................................          26
Selected Financial Data....................................................................................          27
Management's Discussion and Analysis of Financial Condition and Results of Operations......................          28
Business...................................................................................................          32
Management.................................................................................................          43
Principal Stockholders.....................................................................................          50
Related Party Transactions.................................................................................          52
Description of Securities..................................................................................          54
Shares Eligible for Future Sale............................................................................          56
Underwriting...............................................................................................          57
Legal Matters..............................................................................................          59
Experts....................................................................................................          59
Additional Information.....................................................................................          59
Index to Financial Statements..............................................................................         F-1

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS PROSPECTUS AND MAY NOT CONTAIN ALL THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND OUR BUSINESS AND THIS OFFERING FULLY, YOU SHOULD READ THIS ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE FINANCIAL STATEMENTS AND THE RELATED NOTES BEGINNING ON PAGE F-1. WHEN WE REFER IN THIS PROSPECTUS TO "NETGATEWAY," "THE COMPANY," "WE," "OUR," AND "US," WE MEAN NETGATEWAY, INC., A DELAWARE CORPORATION, TOGETHER WITH OUR SUBSIDIARIES AND THEIR RESPECTIVE PREDECESSORS.

                                   NETGATEWAY

OUR BUSINESS

    We provide turn-key eCommerce services designed to enable clients to extend their business to the Internet to conduct commercial transactions between business enterprises. The hub of our eCommerce solution is our proprietary Internet Commerce Center, which consists of the hardware, proprietary and licensed software, and the related technical services necessary for our clients to transact eCommerce. We also design and build custom interfaces, or SPOKES, to connect business clients to the ICC. Our ICC is a scalable solution which allows clients to select services ranging from a simple Internet storefront advertising their products and taking orders through e-mail to a highly complex system of secure client extranets allowing vendors to interact and transact business-to-business eCommerce with one or more specific customers.

OUR SERVICES

    Our services currently include

    - Web site development and design, including the development of electronic storefronts for the conduct of eCommerce on the Internet,

    - Internet mall and secure client extranet development and design,

    - transaction processing and clearing through standardized order formats and commercial terms,

    - data warehousing and transaction reporting,

    - customer support services, and

    - connectivity solutions.

    We believe that our eCommerce services have a number of advantages over other currently available alternatives, in that

    - Our customers do not invest in hardware, software, and staffing, but rather connect to our existing Netgateway infrastructure, which we believe is a highly economic method to obtain and maintain an eCommerce presence.

    - Clients with existing Web sites can maintain their investment in the creation of that presence while seamlessly adding eCommerce capabilities.

    - Because our infrastructure permits scalable eCommerce solutions, we can offer incremental services to our clients through the activation of additional proprietary software modules in response to client growth or commercial requirements quickly and cost-effectively.

    - Because our proprietary and other software resides only on our servers, we can offer clients easy access to additional functionality on a test or temporary basis in order to permit our clients to try new or additional services with their respective customers on their Web sites, and can provide real time "best of breed" updates, patches, and fixes to software with no additional effort by the client.

OUR MARKET

    IDC, an industry research firm, forecasts that the market for Internet and eCommerce services worldwide will grow from $4.6 billion in 1997 to $43.7 billion by 2002. Forrester Research, another technology industry research firm, estimates that the market for Internet and eCommerce services will grow from $5.4 billion in 1998 to $32.7 billion by 2002. These projections represent a compound annual growth rate of more than 55% over these periods.

    As a result of the recent growth of eCommerce and its acceptance as a mainstream medium for commercial transactions, businesses are investing in the strategic use of Internet solutions to transform their core business and technology strategies. This, in turn, has created a significant and growing demand for third-party Internet professional services and has resulted in a proliferation of companies offering specialized solutions, such as connectivity, transaction reporting, security, and Web site design to business customers. This specialization has resulted in a fragmented market that often requires the business customer to seek solutions from a number of different providers using differing, or even contradictory, strategies, models, and designs.

SIGNIFICANT RECENT DEVELOPMENTS

    XOOM.COM.  In March 1999, we entered into an agreement with XOOM.com (NMS:
XMCM), an eCommerce Web portal with over 7.8 million members. Under the terms of the agreement, we are the sole provider of a private labeled version of XOOM.com's Web storefront building and hosting products and services and are the sole provider of eCommerce processing services to XOOM.com's eCommerce customers. In addition, XOOM.com is reselling our eCommerce services and we are developing XOOM.com's Internet mall located at WWW.XOOMMEMBERSTORES.COM.

    CB RICHARD ELLIS. In March 1999, we entered into an electronic commerce services agreement with CB Richard Ellis (NYSE: CBG), one of the world's largest building management and real estate services companies with over 12,000 properties under management and over $1 billion of revenue during 1998. Under this agreement, we have been engaged to develop, manage, and service CB Richard Ellis' eCommerce mall and client extranet. This Web site is designed to permit CB Richard Ellis personnel to conduct all of their corporate materials purchasing, including computers and building and maintenance supplies, and all global facilities management by means of the Internet. In addition, CB Richard Ellis will be able to offer to the tenants in the buildings they manage volume purchasing services on the Internet for a variety of office products and supplies. In connection with this agreement, we issued to CB Richard Ellis warrants exercisable for up to 550,000 shares of our common stock at an exercise price of $11.00 per share, which warrants are earned and vest upon the achievement by CB Richard Ellis of designated eCommerce volume milestones through our ICC.

    GATEWAY. In March 1999, we entered into an agreement with Gateway Inc. (NYSE: GTW), a manufacturer of personal and business computers and service provider. Under the terms of this agreement, we will offer our Internet storefront services package, including Web site design, hosting, and transaction processing services, to Gateway customers.

    OTHER RESELLERS. We have also recently entered into reseller agreements, pursuant to which the reseller offers our services to their customers, with FedPage (www.fedpage.com), a division of Federal Business Council, Inc., the industry leader in the production of on site federal technology shows, Ayrix Technologies, OKC Webshopper, Country Wide Net, Hill Country Network, Encom Industries, Epicycle Business Solutions, Integrated Systems Solutions, and Looks Creative Designing Arts.

OUR HISTORY AND STRUCTURE

    We were incorporated under the laws of the State of Nevada on April 13, 1995 under the name Video Calling Card, Inc. and on June 2, 1998 acquired all of the outstanding capital stock of

Netgateway, a Nevada corporation (formerly, eClassroom.com) in exchange for 5,900,000 shares of our common stock. Simultaneously with this acquisition, we acquired the assets of Infobahn, LLC d/b/a Digital Genesis, an eCommerce applications developer, in exchange for 400,000 shares of common stock. As of January 15, 1999, through our subsidiary StoresOnline.com, Ltd., an Alberta, Canada corporation, we acquired Spartan Multimedia, Inc., an Internet storefront developer and storefront service provider, in exchange for 371,429 shares of Class B common stock of StoresOnline.com, which shares are exchangeable for an aggregate of 371,429 shares of our common stock. We were reincorporated under the laws of the State of Delaware prior to the date of this prospectus.

                            ------------------------

    UNLESS OTHERWISE STATED, THE INFORMATION IN THIS PROSPECTUS DOES NOT GIVE EFFECT TO

    - THE REPRESENTATIVE'S WARRANTS OR THEIR EXERCISE,

    - THE UNDERWRITERS' OVER-ALLOTMENT OPTION OR ITS EXERCISE,

    - UP TO 6,000,000 SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UPON THE EXERCISE OF OPTIONS WHICH MAY BE GRANTED PURSUANT TO OUR EXISTING STOCK OPTION PLANS, OF WHICH, OPTIONS EXERCISABLE FOR AN AGGREGATE OF 3,771,921 SHARES OF COMMON STOCK HAVE BEEN GRANTED PRIOR TO THE DATE OF THIS PROSPECTUS AND

    - UP TO AN AGGREGATE OF 2,663,779 SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF OUTSTANDING WARRANTS OR UPON THE CONVERSION OF CONVERTIBLE SECURITIES OR UPON THE EXCHANGE OF EXCHANGEABLE SECURITIES.

UNLESS OTHERWISE STATED, THE INFORMATION IN THIS PROSPECTUS REFLECTS

    - ANY STOCK SPLITS TO DATE, AND

    - OUR SPRING 1999 PRIVATE PLACEMENTS OF SECURITIES. PLEASE SEE "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS--LIQUIDITY AND CAPITAL RESOURCES."

                                  THE OFFERING

Common stock offered............  2,500,000 shares

Common stock outstanding
  immediately prior to this
  offering......................  9,843,404 shares(1)

Common stock outstanding
  immediately following this
  offering......................  12,343,404 shares(1)

Use of proceeds.................  We intend to use the net proceeds of this offering to repay indebtedness, to increase marketing and research and development, to acquire additional capital equipment, and
                                  for general corporate and working capital purposes,
                                  including possible acquisitions of, and investment in,
                                  businesses and technologies. See "Use of Proceeds."

Proposed Nasdaq National Market
  trading symbol................  NGWY

OTC Bulletin Board trading
  symbol........................  NGWY

Risk factors....................  An investment in our common stock is highly speculative and involves a high degree of risk. You should read the
                                  "Risk Factors" section beginning on page 10.

------------------------

(1) Does not reflect the representative's warrants or their exercise, the underwriters' over-allotment option or its exercise, up to 6,000,000 shares of common stock reserved for issuance upon the exercise of options which may be granted pursuant to our existing stock option plans, of which, options exercisable for an aggregate of 3,771,921 shares of common stock have been granted prior to the date of this prospectus, up to an aggregate of 2,207,350 shares of common stock issuable upon the exercise of outstanding warrants, and up to 456,429 shares of common stock issuable upon the conversion of convertible securities or upon the exchange of exchangeable securities.

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

    The following selected statements of operations data for the period from our inception on March 4, 1998 through June 30, 1998 and the selected balance sheet data as of June 30, 1998 are derived from our consolidated financial statements and related notes included elsewhere in this prospectus audited by KPMG LLP, our independent auditors. The statement of operations data for the nine months ended March 31, 1999 and the selected balance sheet data at March 31, 1999 are derived from the unaudited consolidated financial statements included elsewhere in this prospectus, and in the opinion of management, include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of our financial position and results of operation. The results of operations for any interim period are not necessarily to be expected for the entire year. The selected statement of operations data for the period from our inception on March 4, 1998 through June 30, 1998 includes the results of operations of Digital Genesis from June 2, 1998, its date of acquisition, and the pro forma selected statement of operations data for such period includes the operations of Digital Genesis and Spartan Multimedia, Inc. as if they were acquired by us on March 4, 1998. The selected statement of operations data for the nine months ended March 31, 1999 includes the results of operations of Spartan Multimedia, Inc. from January 15, 1999, its date of acquisition, and the pro forma selected statement of operations data for such period includes the operations of Spartan Multimedia, Inc. as if it was acquired by us on July 1, 1998. The pro forma balance sheet data as of March 31, 1999 is adjusted to reflect the net proceeds of $2,779,000 from our spring 1999 private placements of securities, and the pro forma, as adjusted balance sheet data as of March 31, 1999 is adjusted to reflect the following:

    - the net proceeds of $2,779,000 from our spring 1999 private placements of securities, and

    - the receipt of estimated net proceeds of approximately $32.0 million from the sale of our common stock at the assumed public offering price of $14.625 per share and the initial application of these proceeds as described under "Use of Proceeds."

    The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes appearing elsewhere in this prospectus.

                                   PERIOD FROM MARCH 4, 1998                                  CUMULATIVE PERIOD
                                      (INCEPTION) THROUGH            NINE MONTHS ENDED        FROM MARCH 4, 1998
                                         JUNE 30, 1998                 MARCH 31, 1999            (INCEPTION)
                                  ----------------------------  ----------------------------  THROUGH MARCH 31,
                                     ACTUAL        PRO FORMA       ACTUAL        PRO FORMA           1999
                                  -------------  -------------  -------------  -------------  ------------------
                                                  (UNAUDITED)           (UNAUDITED)              (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Revenues........................  $       2,800  $      90,993  $     198,759  $     202,200    $      201,559
Total operating expenses........      4,555,459      4,690,167      6,983,543      7,152,164        11,539,002
Interest expense................         19,277         19,277        313,744        313,744           333,021
Net loss before extraordinary
  item..........................     (4,571,936)    (4,618,451)    (7,153,257 (1)    (7,318,437 (1)      (11,725,193)(1)
Loss before extraordinary item
  per weighted average common
  share outstanding (basic and
  diluted)......................          (0.84)         (0.81)         (0.83 (1)         (0.85 (1)            (1.54)(1)
Weighted average common shares
  outstanding (basic and
  diluted)......................      5,416,242      5,721,327      8,659,851      8,659,851         7,628,895

                                                                                      MARCH 31, 1999
                                                                          ---------------------------------------
                                                                             ACTUAL      PRO FORMA    PRO FORMA,
                                                           JUNE 30, 1998  ------------  -----------  AS ADJUSTED
                                                           -------------  (UNAUDITED)   (UNAUDITED)  ------------
                                                                                                     (UNAUDITED)
BALANCE SHEET DATA:
Current assets...........................................  $     371,467  $    325,928   2,579,730     32,510,355
Total assets.............................................        871,552     1,731,497   4,139,146     33,915,925
Working capital (deficit)................................     (1,959,776)     (972,516)      2,824     31,471,911
Long-term debt...........................................        367,892            --          --             --
Stockholders' equity (deficit)...........................     (1,827,583)      433,053   1,562,240     32,877,481

------------------------

 (1) Before extraordinary gain of $1,853,232 relating to extinguishment of indebtedness of $.21, $.21, and $.24 per weighted-average common shares outstanding during the nine months ended March 31, 1999 actual, pro forma and the cumulative period from March 4, 1998 (inception) through March 31, 1999, respectively.

              CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

    This prospectus contains forward-looking statements and information relating to Netgateway. We intend to identify forward-looking statements in this prospectus by using words such as "believes," "intends," "expects," "may," "will," "should," "plan," "projected," "contemplates," "anticipates," "estimates," "predicts," "potential," "continue," or similar terminology. These statements are based on our beliefs as well as assumptions we made using information currently available to us. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties, and assumptions. Actual future results may differ significantly from the results discussed in the forward-looking statements. Some, but not all, of the factors that may cause such a difference include those which we discuss in the Risk Factors section of this prospectus beginning on page 10.

                                  RISK FACTORS

    AN INVESTMENT IN OUR COMMON STOCK IS HIGHLY SPECULATIVE, INVOLVES A HIGH DEGREE OF RISK, AND SHOULD BE MADE ONLY BY INVESTORS WHO CAN AFFORD A COMPLETE LOSS. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, TOGETHER WITH THE OTHER INFORMATION IN THIS PROSPECTUS, INCLUDING OUR FINANCIAL STATEMENTS AND THE RELATED NOTES, BEFORE YOU DECIDE TO BUY OUR COMMON STOCK.

RISKS SPECIFIC TO NETGATEWAY

    WE HAVE HAD A DEFICIT IN STOCKHOLDERS' EQUITY AND WE ANTICIPATE FUTURE
     LOSSES

    We have incurred substantial losses since our inception and we anticipate continuing to incur substantial losses for the foreseeable future. As of June 30, 1998 and as of March 31, 1999, we had a working capital (deficit) of $(1,959,776), and $(972,516), respectively, and stockholders' equity (deficit) of $(1,827,583) at June 30, 1998. See our financial statements and the related notes. We generated revenues of $2,800 during the period from our inception on March 4, 1998 through June 30, 1998, and $198,759 for the nine months ended March 31, 1999. For the period from our inception on March 4, 1998 through June 30, 1998 and the nine months ended March 31, 1999, we incurred net losses of $(4,571,936), and $(5,300,025), respectively. We may never achieve profitability. In addition, during the period from our inception on March 4, 1998 through June 30, 1998 and during the nine months ended March 31, 1999, we recorded negative cash flows from operations of $(253,119) and $(2,982,683), respectively. To succeed, we must leverage our existing relationships and develop new relationships to substantially increase our revenue derived from more comprehensive eCommerce services. We have expended and will continue to expend significant resources to build our internal systems, to grow our infrastructure, to add additional participating companies and employees, and to establish access to the ICC platform for participating companies, directly and as resellers. These development expenses must be incurred well in advance of the recognition of revenue. Under generally accepted accounting principles we recognize revenue only upon completion of a customer transaction through the ICC. This requires the realization of expenses in advance of associated related revenue. Our performance will depend in large part upon our ability to estimate accurately these resource requirements and the revenues generated by customers engaging in the transactions through the ICC. To date, the volume of our transactions has been limited, and, accordingly, the revenue recognized has been minimal. We intend to continue to invest heavily in acquisitions, infrastructure, development, and marketing. As result, we may not be able to achieve or sustain profitability. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--In General."

    BECAUSE WE HAVE BEEN IN BUSINESS FOR A SHORT PERIOD OF TIME, THERE IS
     LIMITED INFORMATION UPON WHICH INVESTORS CAN EVALUATE OUR BUSINESS

    We began our operations in March 1998 and are currently a development stage company. Although we have recently entered into agreements with eCommerce resellers providing us with access to more than eight million potential clients, we are currently providing eCommerce transaction processing services to only approximately 550 clients. Consequently, we have a very limited operating history upon which you may base an evaluation of us and determine our prospects for achieving our intended business objectives. We are prone to all of the risks inherent to the establishment of any new business venture. You should consider the likelihood of our future success to be highly speculative in light of our limited operating history, as well as the limited resources, problems, expenses, risks, and complications frequently encountered by similarly situated companies in the early stages of development, particularly companies in new and rapidly evolving markets, such as eCommerce. To address these risks, we must, among other things:

    - maintain and increase our client base;

    - implement and successfully execute our business and marketing strategy;

    - continue to develop and upgrade our technology and transaction processing systems;

    - continually update and improve our service offerings and features;

    - provide superior customer service;

    - respond to industry and competitive developments; and

    - attract, retain, and motivate qualified personnel.

    We may not be successful in addressing these risks. If we are unable to do so, our business prospects, financial condition, and results of operations would be materially and adversely affected.

    FLUCTUATIONS IN OUR OPERATING RESULTS MAY AFFECT OUR STOCK PRICE

    As a result of our limited operating history and the emerging nature of the markets in which we compete, we believe that quarter-to-quarter comparisons of results of operations for preceding quarters are not necessarily meaningful. You should not rely on the results of any interim as an indication of our future performance. Additionally, quarterly results of operations may fluctuate significantly in the future as a result of a variety of factors, many of which are outside our control.

    If in some future quarter, whether as a result of such a fluctuation or otherwise, our results of operations fall below the expectations of securities analysts and investors, the trading price of our common stock would likely be materially and adversely affected. Factors that may cause our quarterly results to fluctuate include, among others:

    - our ability to retain existing clients and eCommerce resellers, to attract new clients and eCommerce resellers at a steady rate, and to maintain client satisfaction;

    - the announcement or introduction of new services and products by us and our competitors;

    - price competition or higher prices in the industry;

    - pricing of hardware and software required for the transaction of eCommerce;

    - the level of use of the Internet and online services and the rate of market acceptance of the Internet and other online services for transacting commerce;

    - our ability to upgrade and develop our systems and infrastructure in a timely and effective manner;

    - our ability to attract, train, and retain skilled management, strategic, technical, and creative professionals;

    - technical difficulties, system downtime, or Internet brownouts;

    - the amount and timing of operating costs and capital expenditures relating to expansion of our business, operations, and infrastructure;

    - unanticipated technical, legal, and regulatory difficulties with respect to use of the Internet; and

    - general economic conditions and economic conditions specific to Internet technology usage and eCommerce.

    OUR MARKETING STRATEGY HAS NOT BEEN TESTED AND MAY NOT RESULT IN SUCCESS

    To date, we have conducted limited marketing efforts directly and have relied substantially upon the marketing efforts of the eCommerce resellers with which we have contracts or strategic relationships. All of our marketing efforts, including our marketing through these resellers, have been largely untested in the marketplace, and may not result in sales of our products and services. To penetrate our market, we will have to exert significant efforts to create awareness of, and demand for, our products and services. With respect to our marketing efforts conducted directly, we intend to begin to do the following after this offering:

    - advertise on the Internet;

    - advertise on television in selected markets;

    - direct mail;

    - targeted e-mail campaigns;

    - advertise in technology, financial, and business publications having wide readership; and

    - expand our sales staff.

With respect to our marketing efforts conducted through resellers, we intend to do the following after this offering:

    - create a group within our sales staff trained to assist resellers in marketing our products and services to their customers, members, employees, and relationships;

    - create branded promotional brochures and other marketing materials to inform resellers and their constituencies as to our products and services, and

    - advertise in trade publications in strategic industries.

    Our failure to further develop our marketing capabilities and successfully market our products and services could have a material adverse effect on our business, prospects, financial condition, and results of operations. See "Use of Proceeds," "Business--Business Strategy," "Business--Clients and Strategic Relationships," and "Business--Sales and Marketing."

    IF WE ARE UNABLE TO UPGRADE OUR INFRASTRUCTURE, WE MAY BE UNABLE TO PROCESS
     AN INCREASED VOLUME OF TRANSACTIONS

    A key element of our strategy is to provide on a cost-effective basis the means by which our clients can generate a high volume of eCommerce transactions through the use of our hardware and software infrastructure. If the volume of transactions through our infrastructure substantially increases, we will have to expand and further upgrade our technology, transaction processing systems, and hardware and software infrastructure to accommodate these increases or our systems may suffer from unanticipated system disruptions, slower response times, degradation in levels of customer service, impaired quality and speed of transaction processing, and delays in reporting accurate financial information. We may be unable to effectively upgrade and expand our hardware and software infrastructure or to integrate smoothly any newly developed or purchased software modules with our existing systems, which could have a material adverse effect on our business, prospects, financial condition, and results of operations. See "Business--Business Strategy."

    WE RELY ON INTERNALLY DEVELOPED SYSTEMS WHICH ARE INEFFICIENT, WHICH MAY PUT
     US AT A COMPETITIVE DISADVANTAGE

    We use an internally developed system for a portion of our transaction processing software, as well as the software required to interconnect our clients' systems with our own. As we developed these systems primarily to support the rapid growth of transaction submission volume and customer service and less on traditional accounts, control, and reporting, these systems are inefficient and require a significant amount of manual effort to prepare information for financial and accounting reporting. Such manual effort is time-consuming and costly and may place us at a competitive disadvantage when compared to competitors with more efficient systems. We intend to upgrade and expand our claims processing systems and to integrate newly-developed and purchased modules with our existing systems in order to improve the efficiency of our reporting methods and support increased transaction volume, although we are unable to predict whether these upgrades will improve our competitive position when compared to our competitors.

    BECAUSE OUR MANAGEMENT WILL CONTINUE TO OWN A SUBSTANTIAL PORTION OF OUR
     COMMON STOCK FOLLOWING THIS OFFERING, INVESTORS MAY HAVE DIFFICULTY OBTAINING THE NECESSARY STOCKHOLDER VOTE FOR CORPORATE ACTIONS CONTRARY TO THE WISHES OF MANAGEMENT

    Upon the completion of this offering, our current directors and executive officers will together beneficially own approximately 3,085,000, or 24.6%, of the outstanding shares of common stock, or approximately 23.9% of the outstanding shares of our common stock if the underwriters' over-allotment option is exercised in full. As a result of their stock ownership:

    - our current officers and directors will have the ability to substantially influence the outcome of all matters on which stockholders are entitled to vote, including the elections of our directors and the approval of significant corporate transactions; and

    - investors in this offering may have difficulty obtaining the necessary stockholder vote required for corporate actions contrary to the wishes of management.

    See "Principal Stockholders."

    INVESTORS WILL NOT HAVE THE OPPORTUNITY TO REVIEW THE SPECIFIC ALLOCATION OF
     THE NET PROCEEDS OF THIS OFFERING IN DECIDING WHETHER TO PURCHASE OUR COMMON STOCK

    Management has allocated approximately $27.2 million, or 85.0%, of the estimated net proceeds of this offering for marketing, research and development, and general corporate and working capital purposes. Accordingly, our management will have broad discretion in how to use the net proceeds of this offering, and investors will not have the opportunity to review the specific allocation of our net proceeds in deciding whether to purchase our common stock. The failure of management to apply these proceeds effectively could have a material adverse affect on our business, prospects, financial condition, and results of operation. See "Use of Proceeds."

    OUR MANAGEMENT TEAM IS RELATIVELY NEW, WE HAVE LIMITED SENIOR MANAGEMENT
     RESOURCES, AND WE NEED TO ATTRACT AND RETAIN HIGHLY SKILLED PERSONNEL; WE MAY BE UNABLE TO EFFECTIVELY MANAGE GROWTH WITH OUR LIMITED RESOURCES

    From our inception on March 4, 1998 to June 30, 1998, and during the nine months ended March 31, 1999, we expanded from seven to 16 employees and from 16 to 47 employees, respectively. Some of our officers have no prior senior management experience in public companies. Our new employees include a number of key managerial, technical, financial, marketing, and operations personnel who have not yet been fully integrated into our operations and we expect to add additional key personnel in the near future. We expect the expansion of our business to place a significant strain on our limited managerial, operational, and financial resources. We will be required to expand our operational and financial systems significantly and to expand, train, and manage our work force in order to manage the expansion of our operations. Our failure to fully integrate our new employees into our operations could have a material adverse effect on our business, prospects, financial condition, and results of operations. Our future success will depend in large part on our ability to attract, train, and retain additional highly skilled executive level, management, creative, technical, and sales personnel. Competition is intense for these types of personnel from other technology companies and more established organizations, many of which have significantly larger operations and greater financial, marketing, human, and other resources than we have. We may not be successful in attracting and retaining qualified personnel on a timely basis, on competitive terms, or at all. If we are not successful in attracting and retaining these personnel, our business, prospects, financial condition, and results of operations will be materially adversely affected. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business--Business Strategy," and "Business-- Employees."

    WE DEPEND UPON OUR SENIOR MANAGEMENT AND THEIR LOSS OR UNAVAILABILITY COULD
     PUT US AT A COMPETITIVE DISADVANTAGE AS OUR CHAIRMAN AND CHIEF EXECUTIVE OFFICER HAS PLEDGED HIS STOCK, WE MAY EXPERIENCE A CHANGE OF CONTROL

    Our success depends largely on the skills of certain key management and technical personnel. The loss or unavailability of any of these individuals for any significant period of time could have a material adverse effect on our business, prospects, financial condition, and results of operations. We have obtained, own, and are the sole beneficiary of, key-person life insurance in the amount of $1,000,000 on the life each of Keith D. Freadhoff, our Chairman of the Board of Directors and Chief Executive Officer, Donald M. Corliss, Jr., our President and a Director, and David Bassett-Parkins, our Chief Operating Officer, Chief Financial Officer, and a Director. We cannot guarantee that we will be able to replace any of these key individuals in the event their services are unavailable. See "Management-- Employment Agreements."

    Mr. Freadhoff has pledged 825,000 shares of common stock held by him as security for his personal financial obligations. At the date of this prospectus, these obligations are approximately $1,100,000. If Mr. Freadhoff defaults on these obligations, Mr. Freadhoff may lose beneficial ownership of these shares, which could result in a change of control of Netgateway and would have a material adverse effect on our business, prospects, financial condition, and results of operations. See "Principal Stockholders."

    WE MAY BE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY RIGHTS AND WE MAY BE
     LIABLE FOR INFRINGING ON THE INTELLECTUAL PROPERTY RIGHTS OF OTHERS

    Our ability to compete effectively will depend on our ability to maintain the proprietary nature of our services and technologies, including our proprietary software and the proprietary software of others with which we have entered into software licensing agreements. We hold no patents and rely on a combination of trade secrets and copyright laws, nondisclosure, and other contractual agreements and technical measures to protect our rights in our technological know-how and proprietary services. We depend upon confidentiality agreements with our officers, directors, employees, consultants, and subcontractors to maintain the proprietary nature of our technology. These measures may not afford us sufficient or complete protection, and others may independently develop know-how and services similar to ours, otherwise avoid our confidentiality agreements, or produce patents and copyrights that would materially and adversely affect our business, prospects, financial condition, and results of operations. We believe that our services are not subject to any infringement actions based upon the patents or copyrights of any third parties; however, our know-how and technology may in the future be found to infringe upon the rights of others. Others may assert infringement claims against us, and if we should be found to infringe upon their patents or copyrights, or otherwise impermissibly utilize their intellectual property, our ability to continue to use our technology could be materially restricted or prohibited. If this event occurs, we may be required to obtain licenses from the holders of this intellectual property, enter into royalty agreements, or redesign our products and services so as not to utilize this intellectual property, each of which may prove to be uneconomical or otherwise impossible. Licenses or royalty agreements required in order for us to use this technology may not be available on terms acceptable to us, or at all. These claims could result in litigation, which could materially adversely affect our business, prospects, financial condition, and results of operations. See "Business-- Intellectual Property."

    WE MAY BE HELD LIABLE FOR ONLINE CONTENT PROVIDED BY THIRD PARTIES

    We may face potential liability for defamation, negligence, copyright, patent, or trademark infringement and other claims based on the nature and content of the materials that appear on storefronts and Web pages that utilize our services. Claims of this type have been brought, and sometimes successfully pursued, against online services. Although we carry general liability insurance, our insurance may not cover all claims or may not be adequate to indemnify us for any liability that may be imposed. Any imposition of liability, particularly liability that is not covered by insurance or is in excess of our insurance coverage, could have a material adverse effect on our reputation, business, prospects, financial condition, and results of operations.

    WE INTEND TO USE FUNDS WHICH WE WOULD OTHERWISE USE FOR GROWTH TO REPAY
     INDEBTEDNESS TO INVESTORS IN OUR MAY 1999 PRIVATE PLACEMENT, WHICH COULD LIMIT OUR ABILITY TO EXPAND

    We intend to use approximately $2,080,000, or 6.5%, of the net proceeds of this offering to repay the promissory notes issued in our private placement which closed in May 1999. As a result, we will be unable to utilize these funds for growth, which could limit our ability to implement our current plans for expansion. See "Use of Proceeds" "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

    WE CANNOT PREDICT OUR FUTURE CAPITAL NEEDS AND WE MAY NOT BE ABLE TO SECURE
     ADDITIONAL FINANCING

    We believe that the net proceeds from this offering, together with anticipated revenues from operations, will be sufficient to meet our presently anticipated working capital and capital expenditure requirements for at least the next 18 months. Our belief is based on our operating plan which in turn is based on assumptions, which may prove to be incorrect. As a result, our financial resources may not be sufficient to satisfy our capital requirements for this period. In addition, we may need to raise significant additional funds sooner in order to support our growth, develop new or enhanced services and products, respond to competitive pressures, acquire or invest in complementary or competitive businesses or technologies, or take advantage of unanticipated opportunities. If our financial resources are insufficient and, in any case, after this 18-month period, we will require additional financing in order to meet our plans for expansion. We cannot be sure that this additional financing, if needed, will be available on acceptable terms or at all. Furthermore, any additional debt financing, if available, may involve restrictive covenants, which may limit our operating flexibility with respect to business matters. If additional funds are raised through the issuance of equity securities, the percentage ownership of our existing stockholders will be reduced, our stockholders may experience additional dilution in net book value per share, and such equity securities may have rights, preferences, or privileges senior to those of our existing stockholders. If adequate funds are not available on acceptable terms, we may be unable to develop or enhance our services and products, take advantage of future opportunities, repay debt obligations as they become due, or respond to competitive pressures, any of which would have a material adverse effect on our business, prospects, financial condition, and results of operations. See "Use of Proceeds," "Dilution," and "Business--Business Strategy."

    WE COULD LOSE REVENUES AND INCUR SIGNIFICANT COSTS IF OUR SYSTEMS OR
     MATERIAL THIRD PARTY SYSTEMS ARE NOT YEAR 2000 COMPLIANT

    Many currently installed computer systems and software products are coded to accept only two-digit entries to identify a year in the date code field. Consequently, on January 1, 2000, many of these systems could fail or malfunction because they may not be able to distinguish between 20th century dates and 21st century dates. Accordingly, in the coming year, many companies, including our customers, potential customers, vendors, and strategic partners, may need to upgrade their systems to comply with applicable "Year 2000" requirements.

    Because we and our clients are dependent, to a very substantial degree, upon the proper functioning of our and their computer systems, a failure of our or their systems to correctly recognize dates beyond December 31, 1999 could materially disrupt our operations, which could materially and adversely affect our business, prospects, financial condition, and results of operations. Additionally, our failure to provide Year 2000 compliant products and services to our clients could result in financial loss, harm to our reputation, and legal liability. Likewise, the failure of the computer systems and products of the third parties with which we transact business to be Year 2000 compliant could materially disrupt their and our operations, which could materially and adversely affect our business, prospects, financial condition, and results of operations. We have already completed an internal review, and we are conducting a formal assessment to determine the Year 2000 readiness of our proprietary software. We are also in the process of contacting third party vendors, licensors of hardware, software, and services and clients regarding their Year 2000 readiness. Following our assessment and after contacting these third parties, we will be able to make an evaluation of our state of readiness, risks, and costs, and determine whether a contingency plan is necessary. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Year 2000 Compliance."

    BECAUSE WE WILL NOT PAY CASH DIVIDENDS, INVESTORS MAY HAVE TO SELL THEIR
     SHARES IN ORDER TO REALIZE THEIR INVESTMENT

    We have not paid any cash dividends on our common stock and do not intend to pay cash dividends in the foreseeable future. We intend to retain future earnings, if any, for reinvestment in the development and expansion of our business. Any credit agreements into which we may enter with institutional lenders may restrict our ability to pay dividends. Whether we pay cash dividends in the future will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements, and any other factors that the board of directors decides is relevant. See "Dividend Policy" and "Description of Securities--Common Stock."

    BECAUSE WE DEPEND UPON A SINGLE SITE FOR OUR COMPUTER AND COMMUNICATIONS
     SYSTEMS WE ARE MORE VULNERABLE TO THE EFFECTS OF NATURAL DISASTERS, COMPUTER VIRUSES, AND SIMILAR DISRUPTIONS

    Our ability to successfully process transactions and provide high-quality customer service largely depends on the efficient and uninterrupted operation of our computer and communications hardware and software systems. Our proprietary and licensed software resides solely on our servers, all of which, as well as all of our communications hardware, are located in a monitored server facility in Irvine, California. Our systems and operations are in a secured facility with hospital-grade electrical power, redundant telecommunications connections to the Internet backbone, uninterruptible power supplies, and generator back-up power facilities. In addition, we maintain redundant systems for backup and disaster recovery. Despite these safeguards, we remain vulnerable to damage or interruption from fire, flood, power loss, telecommunications failure, break-ins, earthquake, and similar events. In addition, we do not, and may not in the future, carry sufficient business interruption insurance to compensate us for losses that may occur. Despite our implementation of Internet security measures, our servers are vulnerable to computer viruses, physical or electronic break-ins, and similar disruptions, which could lead to interruptions, delays, loss of data, or the inability to process client transactions. The occurrence of any of these events could have a material adverse effect on our business, prospects, financial condition, and results of operations. See "Business--Facilities."

    USERS MAY CONFUSE OTHER COMPANIES' DOMAIN NAMES WITH OUR OWN

    We have registered with the InterNIC registration service the Internet domain names: www.netgateway.net, www.netgateway.org, www.federalbuyersmall.com, www.storesonlinemall.com, www.solint.net, www.solint.netwww.Clevelandstores.com, www.Clevelande-mall.com, www.Clevelandemall.com, www.E-Cart.com, www.golfmate.com, www.openemail.net, www.opentrade.net, www.eknowledge.net, www.dgenesis.com, www.paulrodriguez.com, www.communicationsgroup.com, www.quickgrill.com, www.flashgrill.com, www.afisteaks.com, and www.storesonline.com. We have registered with Internic.com the Internet domain names: www.millenniumemall.com, AND www.millenniumemall.net. However, there are other substantially similar domain names which are registered by companies which may compete with us. In addition, new domains may be added in the future, allowing combinations and similar domain names that may be confusingly similar to our own. There can be no assurance that potential users and advertisers will not confuse our domain name with other similar domain names. If that confusion occurs,

    - we may inadvertently lose business to a competitor,

    - we may have to adjust our advertising rates and service fees accordingly, or

    - some users of our services may have negative experiences with other companies on their Web sites that those users erroneously associate with us. See "Business--Intellectual Property."

    SOME PROVISIONS OF OUR CERTIFICATE OF INCORPORATION AND BY-LAWS MAY DETER
     TAKEOVER ATTEMPTS

    Some of the provisions of our certificate of incorporation and our by-laws could make it more difficult for a third party to acquire us, even if doing so might be beneficial to our stockholders. See "Description of Securities."

RISKS SPECIFIC TO OUR INDUSTRY

    INTERNET SECURITY POSES RISKS TO OUR ENTIRE BUSINESS

    The processing of eCommerce transactions by means of our hardware and software infrastructure involves the transmission and analysis of confidential and proprietary information of the consumer, the merchant, or both, as well as our own confidential and proprietary information. The compromise of our security or misappropriation of proprietary information could have a material adverse effect on our business, prospects, financial condition, and results of operations. We rely on encryption and authentication technology licensed from other companies to provide the security and authentication necessary to effect secure Internet transmission of confidential information, such as credit information and proprietary consumer information. Advances in computer capabilities, new discoveries in the field of cryptography, or other events or developments may result in a compromise or breach of the technology used by us to protect client transaction data. Anyone who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations, as well as the operations of the merchant. We may be required to expend significant capital and other resources to protect against security breaches or to minimize problems caused by security breaches. Concerns over the security of the Internet and other electronic transactions and the privacy of consumers and merchants may also inhibit the growth of the Internet and other online services generally, especially as a means of conducting commercial transactions. To the extent that our activities or the activities of others involve the storage and transmission of proprietary information, security breaches could damage our reputation and expose us to a risk of loss or litigation and possible liability. Our security measures may not prevent security breaches. Our failure to prevent these security breaches may have a material adverse effect on our business, prospects, financial condition, and results of operations.

    WE WILL ONLY BE ABLE TO EXECUTE OUR BUSINESS PLAN IF ECOMMERCE CONTINUES TO
     GROW

    Our future revenues and any future profits are substantially dependent upon the widespread acceptance and use of the Internet and other online services as an effective medium of commerce by merchants and consumers. Rapid growth in the use of, and interest in, the Internet, the Web, and online services is a recent phenomenon, and may not continue on a lasting basis. In addition, customers may not adopt, and continue to use, the Internet and other online services as a medium of commerce. Demand and market acceptance for recently introduced services and products over the Internet are subject to a high level of uncertainty, and few services and products have generated profits. For us to be successful, consumers of both retail and business to business services must be willing to accept and use novel and cost efficient ways of conducting business and exchanging information.

    In addition, the public in general may not accept the Internet and other online services as a viable commercial marketplace for a number of reasons, including potentially inadequate development of the necessary network infrastructure or delayed development of enabling technologies and performance improvements. To the extent that the Internet and other online retail and business to business services continue to experience significant growth in the number of users, their frequency of use, or in their bandwidth requirements, the infrastructure for the Internet and online services may be unable to support the demands placed upon them. In addition, the Internet or other online services could lose their viability due to delays in the development or adoption of new standards and protocols required to handle increased levels of Internet activity, or due to increased governmental regulation. Significant issues concerning the commercial use of the Internet and online services technologies, including security, reliability, cost, ease of use, and quality of service, remain unresolved and may inhibit the growth of Internet business solutions that utilize these technologies. Changes in, or insufficient availability of, telecommunications services to support the Internet or other online services also could result in slower response times and adversely affect usage of the Internet and other online services generally and our product and services in particular. If use of the Internet and other online services does not continue to grow or grows more slowly than we expect, if the infrastructure for the Internet and other online services does not effectively support the growth that may occur, or if the Internet and other online services do not become a viable commercial marketplace, our business, prospects, financial condition, and results of operations could be materially adversely affected.

    WE MAY NOT BE ABLE TO ADAPT AS THE INTERNET, ECOMMERCE, THE ECOMMERCE
     SERVICES INDUSTRY, AND CUSTOMER DEMANDS CONTINUE TO EVOLVE

    The Internet, the eCommerce, and the eCommerce services industry are characterized by:

    - rapid technological change;

    - changes in user and customer requirements and preferences;

    - frequent new product and service introductions embodying new technologies; and

    - the emergence of new industry standards and practices that could render proprietary technology and hardware and software infrastructure obsolete.

Our success will depend, in part, on our ability to:

    - enhance and improve the responsiveness and functionality of our online transaction processing services;

    - license or develop technologies useful in our business on a timely basis, enhance our existing services, develop new services and technology that address the increasingly sophisticated and varied needs of our prospective or current customers; and

    - respond to technological advances and emerging industry standards and practices on a cost-effective and timely basis.

    The development of additional proprietary technology and the development of additional services will involve significant technical and business risks. We may not be able to successfully adapt to these demands. Our failure to respond in a timely manner to changing market conditions or client requirements would have a material adverse effect on our business, prospects, financial condition, and results of operations. See "Business--Business Strategy."

    WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY IN OUR INDUSTRY

    While the market for eCommerce services is relatively new, it is already highly competitive and characterized by an increasing number of entrants that have introduced or developed products and services similar to those offered by us. We believe that competition will intensify and increase in the future. Our target market is rapidly evolving and is subject to continuous technological change. As a result, our competitors may be better positioned to address these developments or may react more favorably to these changes, which could have a material adverse effect on our business, prospects, financial condition, and results of operations. We compete on the basis of a number of factors, including the attractiveness of the eCommerce services offered, the breadth and quality of these services, creative design and systems engineering expertise, pricing, technological innovation, and understanding clients' strategies and needs. Many of these factors are beyond our control. Existing or future competitors may develop or offer eCommerce services that provide significant technological, creative, performance, price, or other advantages over the services offered by us.

    Our competitors can be divided into several groups:

    - large systems integrators;

    - Internet service providers and portals;

    - large information technology consulting services providers;

    - computer hardware and service vendors; and

    - strategic consulting firms.

    We also may compete with telecommunications companies. Although most of these types of competitors to date have not offered a full range of Internet professional services, many are currently offering these services or have announced their intention to do so. These competitors at any time could elect to focus additional resources in our target markets, which could materially adversely affect our business, prospects, financial condition, and results of operations. Many of our current and potential competitors have longer operating histories, larger customer bases, longer relationships with clients, and significantly greater financial, technical, marketing, and public relations resources than we do. Competitors that have established relationships with large companies, but have limited expertise in providing Internet solutions, may nonetheless be able to successfully use their client relationships to enter our target market or prevent our penetration into their client accounts. We believe that our primary competitors currently include, without limitation, Broadvision, Open Market, Commerce One, Intel, Microsoft, AT&T, Intershop, MCI, Yahoo! Stores, ICAT, GE Information Services, IBM, and smaller Internet services providers.

    Additionally, in pursuing acquisition opportunities we may compete with other companies with similar growth strategies, certain of which may be larger and have greater financial and other resources than we have. Competition for these acquisition targets likely could also result in increased prices of acquisition targets and a diminished pool of companies available for acquisition.

    There are relatively low barriers to entry into our business. We have no patented, and only a limited amount of other proprietary technology that would preclude or inhibit competitors from entering the eCommerce services market. Therefore, we must rely on the skill of our personnel and the quality of our client service. The costs to develop and provide eCommerce services are relatively low. Therefore, we expect that we will continually face additional competition from new entrants into the market in the future, and we are subject to the risk that our employees may leave us and may start competing businesses. The emergence of these enterprises could have a material adverse effect on our business, prospects, financial condition, and results of operations. See "Business--Industry Background--ECommerce Services Industry" and "Business--Competition."

    REGULATORY AND LEGAL UNCERTAINTIES COULD HARM OUR BUSINESS

    We are not currently subject to direct regulation by any government agency other than laws or regulations applicable generally to eCommerce, but we process information which must, of necessity, remain confidential. Due to the increasing popularity and use of the Internet and other online services, federal, state, and local governments may adopt laws and regulations, or amend existing laws and regulations, with respect to the Internet or other online services covering issues such as user privacy, pricing, content, copyrights, distribution, and characteristics and quality of products and services. Furthermore, the growth and development of the market for eCommerce may prompt calls for more stringent consumer protection laws to impose additional burdens on companies conducting business online. The adoption of any additional laws or regulations may decrease the growth of the Internet or other online services, which could, in turn, decrease the demand for our services and increase our cost of doing business, or otherwise have a material adverse effect on our business, prospects, financial condition, and results of operations. Moreover, the relevant governmental authorities have not resolved the applicability to the Internet and other online services of existing laws in various jurisdictions governing issues such as property ownership and personal privacy and it may take time to resolve these issues definitively. Any new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not currently apply to our business, or the application of existing laws and regulations to the Internet and other online services, could have a material adverse effect on our business, prospects, financial condition, and results of operations.

RISKS SPECIFIC TO THIS OFFERING

    OUR COMMON STOCK TRADES SPORADICALLY, THE OFFERING PRICE OF OUR COMMON STOCK
     IS ARBITRARY, THE MARKET PRICE OF OUR SECURITIES MAY BE VOLATILE, AND WE MUST SATISFY THE APPLICABLE REQUIREMENTS FOR OUR COMMON STOCK TO TRADE ON THE NASDAQ NATIONAL MARKET.

    Our common stock currently trades sporadically on the OTC Bulletin Board. We have applied to have our common stock quoted on the Nasdaq National Market commencing on the date of this prospectus. Even if our common stock were quoted on the Nasdaq National Market, the market for our common stock may not be an active market. Accordingly, unless and until an active public market develops, you may have difficulty selling your shares of common stock at a price that is attractive to you.

    The initial public offering price of the shares was arbitrarily determined by negotiations between the underwriters and us principally on the basis of the market price for our common stock prior to the date of this prospectus. See "Underwriting." From time to time after this offering, the market price of our common stock may experience significant volatility. Our quarterly results, failure to meet analysts expectations, announcements by us or our competitors regarding acquisitions or dispositions, new procedures or technology, changes in general conditions in the economy, and general market conditions could cause the market price of the common stock to fluctuate substantially. In addition, the stock market has experienced significant price and volume fluctuations that have particularly affected the trading prices of equity securities of many technology companies. These price and volume fluctuations often have been unrelated to the operating performance of the affected companies. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against such a company. This type of litigation, regardless of the outcome, could result in substantial costs and a diversion of management's attention and resources, which could materially adversely affect our business, prospects, financial condition, and results of operations.

    Under the currently effective criteria for initial listing of securities on the Nasdaq National Market, a company must have at least $75 million in market capitalization, a minimum bid price of $5.00 per share, and securities in the hands of the public with a market value of at least $20 million. For continued listing, a company must maintain $50 million in market value, a minimum bid price of $5.00, and a public float of at least $15 million. If we cannot maintain the standards for continued listing, our common stock could be subject to delisting from the Nasdaq National Market. Trading, if any, in our common stock would then be conducted in either the Nasdaq SmallCap Market or in the over-the-counter market on the OTC Bulletin Board established for securities that do not meet the Nasdaq SmallCap Market listing requirements or in what are commonly referred to as the "pink sheets." As a result, an investor may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, our shares.

    YOU MAY HAVE DIFFICULTY SELLING YOUR SHARES OF COMMON STOCK AND THE MARKET
     PRICE OF THE COMMON STOCK MAY DECLINE IF CRUTTENDEN ROTH DISCONTINUES MAKING A MARKET FOR ANY REASON

    A significant number of the shares sold in this offering may be sold to customers of the underwriters. These customers may engage in transactions for the sale or purchase of the shares through or with the underwriters. Although it has no obligation to do so, Cruttenden Roth intends to make a market in the shares and may otherwise effect transactions in the common stock. If Cruttenden Roth participates in the market, it may influence the market, if one develops, for our common stock. Cruttenden Roth may discontinue making a market in the common stock at any time. Moreover, if Cruttenden Roth sells the shares of common stock issuable upon exercise of the representatives' warrants, it may be required under the Exchange Act to temporarily suspend its market-making activities. The price and liquidity of the common stock may be significantly affected by the degree, if any, of its direct or indirect participation in the market.

    INVESTORS WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION

    The initial public offering price per share exceeds the net tangible book value per share of the outstanding common stock immediately after the offering. Accordingly, if you purchase shares in this offering, you will

    - pay a price per share which substantially exceeds the value of our assets after subtracting our intangible assets and liabilities and

    - contribute 76% of the total amount invested to date to fund us, but will only own 20.2% of the shares of common stock outstanding.

    We also have outstanding a large number of stock options and warrants to purchase common stock with exercise prices significantly below the estimated public offering price of the common stock. To the extent such options or warrants are exercised, there will be further dilution. In addition, in the event that any future financing should be in the form of, be convertible into, or exchangeable for, equity securities, and upon the exercise of options and warrants, investors may experience additional dilution. See "Dilution."

    FUTURE SALES OF COMMON STOCK BY OUR EXISTING STOCKHOLDERS COULD ADVERSELY
     AFFECT OUR STOCK PRICE

    The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market after this offering, or the perception that these sales could occur. These sales also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate. After this offering, we will have outstanding 12,343,404 shares of common stock. Of these shares, an aggregate of 2,950,000 shares, including the 2,500,000 shares being offered in this offering, will be freely tradeable. Our directors and officers and a number of our stockholders
who hold               shares in the aggregate have entered into lock-up
agreements by which they have agreed that they will not sell, directly or indirectly, any shares of common stock without the prior written consent of the underwriters for a period of six months from the date of this prospectus. The number of shares of common stock and the dates when these shares will become freely tradeable in the market is as follows:

NUMBER OF SHARES   DATE
-----------------  -----------------------------------------------------------------------------------------------
     7,230,204     Six months from the date of this prospectus
     1,713,200     Between six and twelve months from the date of this prospectus

    As of the date of this prospectus, we have reserved an aggregate of 2,113,779 shares of common stock issuable upon the exercise of outstanding warrants and convertible securities. Following this offering, we intend to file a registration statement to register for issuance and resale the 6,000,000 shares of common stock reserved for issuance under our existing stock option plans described in "Management--Stock Option Plans." We expect that registration statement to become effective immediately upon filing. Shares issued upon the exercise of stock options granted under the our stock option plans will be eligible for resale in the public market from time to time subject to vesting and, in the case of some options, the expiration of the lock-up agreements referred to in the preceding paragraph.

    Some of our stockholders, holding approximately 1,731,400 shares of common stock or holding securities convertible into or exercisable or exchangeable for shares of common stock, have the right, subject to a number of conditions and limitations, to include their shares in registration statements relating to our securities. By exercising their registration rights and causing a large number of shares to be registered and sold in the public market, these holders may cause the market price of the common stock to fall. In addition, any demand to include these shares in our registration statements could have an adverse effect on our ability to raise needed capital.

                                USE OF PROCEEDS

    We estimate that we will receive net proceeds of approximately $32.0 million from the sale of the common stock offered by us in this offering, assuming a public offering price of $14.625 per share. If the underwriters exercise their over-allotment option in full, we will receive net proceeds of approximately $36.9 million. These estimates are after deducting estimated underwriting discounts and commissions and other fees and expenses payable by us.

    We intend to use approximately $2,080,000, or 6.5%, of the net proceeds of this offering to repay indebtedness incurred in connection with our May 1999 private placement of $2,000,000 principal amount of Series A 12% Senior Notes due 2000 and 200,000 shares of common stock. The notes are due on the earlier of April 30, 2000 or completion of this offering. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

    We intend to use approximately $9.6 million, or 30.0%, of the estimated net proceeds of this offering to expand our marketing efforts. See "Risk Factors -- Our Marketing Strategy Has Not Been Tested and May Not Result in Success."

    We intend to use approximately $9.6 million, or 30.0%, of the estimated net proceeds of this offering for research and development and for the continued enhancement of our ICC eCommerce transaction processing system.

    We intend to use approximately $4.8 million, or 15.0%, of the estimated net proceeds of this offering for the acquisition of capital equipment to purchase or otherwise acquire computers, servers, communication hardware and software, and networking equipment.

    The balance of the net proceeds, estimated to be approximately $6.0 million, or 18.5%, of the estimated net proceeds of this offering will be used for general corporate and working capital purposes to fund the ongoing cash flow and capital requirements associated with our growth, including the retention and training of additional personnel. We may also use a portion of the net proceeds allocated for general corporate and working capital purposes to acquire, or invest in, businesses and technologies. From time to time we evaluate such potential acquisitions and we anticipate continuing to make such evaluations. In this regard, we are currently evaluating certain acquisition and investment opportunities; however, we cannot assure you that we will identify suitable acquisition or investment candidates or that we will, in fact, complete any acquisition or investment.

    We believe that the net proceeds from this offering, together with anticipated revenues from operations, will be sufficient to meet our presently anticipated working capital and capital expenditure requirements for at least the next 18 months. Our belief is based on our operating plan which in turn is based on assumptions, which may prove to be incorrect. As a result, our financial resources may not be sufficient to satisfy our capital requirements for this period. In addition, we may need to raise significant additional funds sooner in order to support our growth, develop new or enhanced services and products, respond to competitive pressures, acquire or invest in complementary or competitive businesses or technologies, or take advantage of unanticipated opportunities. If our financial resources are insufficient and, in any case, after this 18-month period, we will require additional financing in order to meet our plans for expansion. We cannot be sure that this additional financing, if needed, will be available on acceptable terms or at all. Furthermore, any additional debt financing, if available, may involve restrictive covenants, which may limit our operating flexibility with respect to business matters. If additional funds are raised through the issuance of equity securities, the percentage ownership of our existing stockholders will be reduced, our stockholders may experience additional dilution in net tangible book value per share, and such equity securities may have rights, preferences, or privileges senior to those of our existing stockholders. If adequate funds are not available on acceptable terms, we may be unable to develop or enhance our services and products, take advantage of future opportunities, repay debt obligations as they become due, or respond to competitive pressures, any of which would have a material adverse effect on our business, prospects, financial condition, and results of operations. See "Risk Factors--We Cannot Predict Our Future Capital Needs And May Not Be Able to Secure Additional Financing," "Use of Proceeds," "Dilution," and "Business--Business Strategy."

    Although, based upon our contemplated operations, business plan, and current economic and industry conditions, the above is our best estimate of the amount, timing, and allocation of the expenditures of the net proceeds of this offering, such estimated amounts are subject to reallocation within the listed categories or to new categories in response to a number of unanticipated events. These may include changes in our business plans, new government regulations, changing industry conditions, and future revenues and expenditures.

                                DIVIDEND POLICY

    We have never paid or declared any cash dividends. We currently expect to retain future earnings, if any, to finance the growth and development of our business. Therefore, we do not anticipate paying any cash dividends on our shares in the foreseeable future.

                                 CAPITALIZATION

    The following table sets forth, as of March 31, 1999:

    - our actual short-term debt and capitalization,

    - our as adjusted capitalization, giving effect to our receipt of net proceeds of approximately $2,779,000 from our spring 1999 private placements, and

    - our as further adjusted capitalization, adjusted to give effect to our receipt of proceeds of approximately $2,779,000 from our spring 1999 private placements and our receipt of net proceeds of approximately $32.0 million from the sale of the shares in this offering at the assumed public offering price of $14.625 per share and the initial application of the net proceeds of this offering as described under the heading "Use of Proceeds."

    The data below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and related notes and other financial information included elsewhere in this prospectus.

                                                                            MARCH 31, 1999
                                                       ---------------------------------------------------------
                                                                                           AS FURTHER ADJUSTED
                                                                         AS ADJUSTED              AFTER
                                                                      AFTER SPRING 1999    SPRING 1999 PRIVATE
                                                                           PRIVATE       PLACEMENTS AND INITIAL
                                                          ACTUAL         PLACEMENTS          PUBLIC OFFERING
                                                       -------------  -----------------  -----------------------
Short-term debt......................................  $     497,500    $   1,775,962        $       287,500
Long-term debt.......................................             --
Stockholders' equity
  Common stock--$0.001 par value,
    authorized--40,000,000 shares; issued and
    outstanding--9,357,900 shares, actual; 9,795,834
    shares as adjusted; and 12,295,834 shares, as
    further adjusted.................................          9,358            9,796                 12,296
Additional paid-in capital...........................     10,308,156       11,436,905             43,445,030
Deferred compensation................................        (12,500)         (12,500)               (12,500)
Accumulated deficit..................................     (9,871,961)      (9,871,961)           (10,567,345)
                                                       -------------  -----------------         ------------
Total stockholders' equity...........................        433,053        1,562,240             32,877,481
                                                       -------------  -----------------         ------------
Total capitalization.................................  $     930,553    $   3,338,201        $    33,114,981
                                                       -------------  -----------------         ------------
                                                       -------------  -----------------         ------------

                                    DILUTION

    As of March 31, 1999, our tangible net book value (deficit) was ($768,203) or approximately $(0.08) per share of common stock based on 9,357,900 shares of common stock outstanding. Our pro forma net tangible book value, was $207,137, or approximately $.02 per share of common stock based on 9,795,834 shares of common stock outstanding, giving effect to our spring 1999 private placements of securities of $2,779,000. The pro forma net tangible book value per share represents the amount of our total assets less the amount of our intangible assets and our liabilities, divided by the number of shares of common stock outstanding at March 31, 1999, giving effect to these private placements.

    After giving effect to our receipt of net proceeds of approximately $2,779,000 from our spring 1999 private placements and to the estimated net proceeds from our sale of 2,500,000 shares of common stock offered in this offering at the assumed public offering price per share of $14.625 and the initial application of those proceeds as described under the heading "Use of Proceeds," our pro forma as adjusted net tangible book value at March 31, 1999 would have been $31,676,224, or approximately $2.58 per share of common stock. This represents an increase in the pro forma as adjusted net tangible book value of $2.56 per share to existing stockholders and an immediate dilution in the pro forma as adjusted net tangible book value of $12.05 per share, or 82%, to investors in this offering. The following table illustrates the per share dilution:

                                                                                                     PER SHARE OF
                                                                                                        COMMON
                                                                                                        STOCK
                                                                                                 --------------------
Assumed public offering price..................................................................             $   14.63
  Actual tangible book value at March 31, 1999.................................................  $   (0.08)
  Increase in net tangible book value, giving effect to our spring 1999 private placements.....        .10
                                                                                                 ---------
  Pro forma net tangible book value at March 31, 1999, giving effect to our spring 1999 private
    placements.................................................................................        .02
  Increase in net tangible book value..........................................................       2.56
                                                                                                 ---------
Pro forma as adjusted net tangible book value after this offering..............................                  2.58
                                                                                                            ---------
Dilution of net tangible book value to new investors...........................................             $   12.05
                                                                                                            ---------
                                                                                                            ---------

    The following table sets forth, as of the date of this prospectus:

    - the number of shares of common stock purchased,

    - the percentage of total shares of common stock purchased,

    - the total consideration paid,

    - the percentage of total consideration paid, and

    - the average price per share of common stock paid by the investors in this offering and our current stockholders.

                                                       SHARES OF COMMON
                                                       STOCK PURCHASED           TOTAL CONSIDERATION       AVERAGE
                                                  --------------------------  --------------------------  PRICE PER
                                                     NUMBER      PERCENTAGE      AMOUNT      PERCENTAGE     SHARE
                                                  -------------  -----------  -------------  -----------  ---------
Existing stockholders...........................      9,843,404       79.8%   $  11,576,701          24%  $    1.18
New investors...................................      2,500,000        20.2      36,562,500          76      14.625
                                                  -------------  -----------  -------------       -----   ---------
Total...........................................     12,343,404      100.0%   $  48,142,201       100.0%  $    3.90
                                                  -------------  -----------  -------------       -----   ---------
                                                  -------------  -----------  -------------       -----   ---------

                            SELECTED FINANCIAL DATA

    The following selected statements of operations data for the period from our inception on March 4, 1998 through June 30, 1998 and the selected balance sheet data as of June 30, 1998 are derived from our consolidated financial statements and related notes included elsewhere in this prospectus audited by KPMG LLP, our independent auditors. The statement of operations data for the nine months ended March 31, 1999 and the selected balance sheet data at March 31, 1999 are derived from the unaudited consolidated financial statements included elsewhere in this prospectus, and in the opinion of management, include all adjustments, consisting of normal recurring adjustments necessary for a fair presentation of our financial position and results of operation. The results of operations for any interim period are not necessarily to be expected for the entire year. The selected statement of operations data for the period from our inception on March 4, 1998 through June 30, 1998 includes the results of operations of Digital Genesis from June 2, 1998, its date of acquisition, and the pro forma selected statement of operations data for such period includes the operations of Digital Genesis and Spartan Multimedia, Inc. as if they were acquired by us on March 4, 1998. The selected statement of operations data for the nine months ended March 31, 1999 includes the results of operations of Spartan Multimedia, Inc. from January 15, 1999, its date of acquisition, and the pro forma selected statement of operations data for such period includes the operations of Spartan Multimedia, Inc. as if it was acquired by us on July 1, 1998. The pro forma balance sheet data as of March 31, 1999 is adjusted to reflect the net proceeds of $2,779,000 from our spring 1999 private placements of securities, and the pro forma, as adjusted balance sheet data as of March 31, 1999 is adjusted to reflect the following:

    - the net proceeds of $2,779,000 from our spring 1999 private placements of securities, and

    - the receipt of estimated net proceeds of approximately $32.0 million from the sale of our common stock at the assumed public offering price of $14.625 per share and the initial application of these proceeds as described under "Use of Proceeds."

    The following data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the related notes appearing elsewhere in this prospectus.

                                                 PERIOD FROM
                                                MARCH 4, 1998                               CUMULATIVE PERIOD
                                             (INCEPTION) THROUGH      NINE MONTHS ENDED     FROM MARCH 4, 1998
                                                JUNE 30, 1998           MARCH 31, 1999         (INCEPTION)
                                            ----------------------  ----------------------  THROUGH MARCH 31,
                                              ACTUAL    PRO FORMA     ACTUAL    PRO FORMA          1999
                                            ----------  ----------  ----------  ----------  ------------------
                                                                         (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Revenues..................................  $    2,800  $   90,993  $  198,759  $  202,200     $    201,559
Total operating expenses..................   4,555,459   4,690,167   6,983,543   7,152,164       11,539,002
Interest expense..........................      19,277      19,277     313,744     313,744          333,021
Net loss before extraordinary item........  (4,571,936) (4,618,451) (7,153,257 (1) (7,318,437 (1)     (11,725,193)(1)
Loss before extraordinary item per
  weighted average common share
  outstanding (basic and diluted).........       (0.84)      (0.81)      (0.83 (1)      (0.85 (1)           (1.54)(1)
Weighted average common shares outstanding
  (basic and diluted).....................   5,416,242   5,721,327   8,659,851   8,659,851        7,628,895

                                                                                       MARCH 31, 1999
                                                                            -------------------------------------
                                                                              ACTUAL      PRO FORMA   PRO FORMA,
                                                             JUNE 30, 1998  -----------  -----------  AS ADJUSTED
                                                             -------------  (UNAUDITED)  (UNAUDITED)  -----------
                                                                                                      (UNAUDITED)
BALANCE SHEET DATA:
Current assets.............................................   $   371,467    $ 325,928    2,579,730   32,510,355
Total assets...............................................       871,552    1,731,497    4,139,146   33,915,925
Working capital (deficit)..................................    (1,959,776)    (972,516)       2,824   31,471,911
Long-term debt.............................................       367,892           --           --           --
Stockholders' equity (deficit).............................    (1,827,583)     433,053    1,562,240   32,877,481

------------------------

 (1) Before extraordinary gain of $1,853,232 relating to extinguishment of indebtedness of $.21, $.21, and $.24 per weighted-average common shares outstanding during the nine months ended March 31, 1999 actual, pro forma and the cumulative period from March 4, 1998 (inception) through March 31, 1999, respectively.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    THIS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS AND OTHER PORTIONS OF THIS PROSPECTUS CONTAIN FORWARD-LOOKING INFORMATION THAT INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED BY THIS FORWARD-LOOKING INFORMATION. FACTORS THAT MAY CAUSE SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, THOSE DISCUSSED UNDER THE HEADING "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS. THIS MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS SHOULD BE READ IN CONJUNCTION WITH OUR FINANCIAL STATEMENTS AND THE RELATED NOTES INCLUDED ELSEWHERE IN THIS PROSPECTUS.

IN GENERAL

    We provide turn-key eCommerce services designed to enable clients to extend their business to the Internet for a wide variety of purposes, including the advertising and sale of products or services by retailers and the conduct of commercial transactions between business enterprises.

    As at March 31, 1999, we had a working capital deficiency of $(972,516) and stockholders' equity of $433,053. We generated revenues of $2,800 during the period from our inception on March 4, 1998 through June 30, 1998, and revenues of $198,759 for the nine months ended March 31, 1999. We have incurred net losses since inception and expect to continue to generate operating losses for the foreseeable future. There can be no assurance that we will ever achieve profitability. In addition, during the period from our inception on March 4, 1998 through June 30, 1998, and the nine months ended March 31, 1999, we incurred negative cash flows from operations of $(253,119) and $(2,982,683), respectively.

    We are in the early stage of operations and, as a result, the relationships between revenue, cost of revenue, and operating expenses reflected in the financial information included in this prospectus do not represent future expected financial relationships. Much of the cost of revenue and operating expenses reflected in our financial statements are relatively fixed costs. We expect that these expenses will increase with the escalation of sales and marketing activities and transaction volumes, but at a much slower rate of growth than the corresponding revenue increase. Accordingly, we believe that, at our current stage of operations period to period comparisons of results of operations are not meaningful.

    Our strategic focus is on the business-to-business Internet commerce market, and we believe that our success will depend in large part on our ability

    - to develop products and technologies that can enable businesses to transact business-to-business Internet commerce efficiently and effectively, and

    - to identify and position ourselves as a significant player in the business-to-business Internet commerce market.

    Accordingly, we intend to continue to invest in product, technology, and operating infrastructure development, as well as in the acquisition of companies that offer development or technological resources.

    Because we have a limited operating history, given planned investment levels, our achieving profitability depends upon our ability to obtain sufficient numbers of new customers and sufficient numbers of Internet commerce transactions using our services. This can be accomplished by signing up sufficient numbers of customers for services through our ICC and/or attaining a significant volume of transactions through our ICC. Our revenues will also be dependent on determining and obtaining sufficient levels of fees for the services offered. In the event that we are unable to attain one or more of these goals, we may continue to incur substantial operating losses for the foreseeable future.

FLUCTUATIONS IN QUARTERLY RESULTS AND SEASONALITY

    In view of the rapidly evolving nature of our business and its limited operating history, we believe that period-to-period comparisons of our operating results, including our gross profit and operating expenses as a percentage of net sales, are not necessarily meaningful and should not be relied upon as an indication of future performance. See "Risk Factors--Fluctuations In Our Operating Results May Affect Our Stock Price."

    We cannot predict the degree to which we will experience seasonality in our business because of our limited operating history, and the fact that we cannot identify which companies, if any, we will acquire in the foreseeable future.

RESULTS OF OPERATIONS

    We have had no meaningful operating results to date, as we have focused on the development of our ICC services.

    SELLING, GENERAL, AND ADMINISTRATIVE EXPENSES

    Selling, general, and administrative expenses consist of payroll and related expenses for executive, sales, marketing accounting, and administrative personnel, recruiting, professional fees, research and development and other general corporate expenses. We expect selling, general, and administrative expenses to increase in absolute dollars as we expand our staff and incur additional costs related to the growth of our business.

    INTEREST EXPENSE

    Interest expense of $313,744 was incurred during the nine months ended March 31, 1999, primarily related to amortization of debt issuance costs.

    INCOME TAXES

    We have not generated any taxable income to date and therefore have not paid any federal income taxes since our inception. Utilization of our net operating loss carry forwards, which begin to expire in 2013, may be subject to certain limitations under Section 382 of the Internal Revenue Code of 1986, as amended.

LIQUIDITY AND CAPITAL RESOURCES

    At March 31, 1999 our cash was $137,233. Net cash used by operating activities was $(2,982,683) for the nine months ended March 31, 1999.

    MARCH 4, 1998 (INCEPTION) THROUGH JUNE 30, 1998

    Net cash used in operations was $(253,119) from March 4, 1998 (inception) through June 30, 1998, which resulted from net losses of $(4,571,936) from inception reduced principally by $3,822,000 in amortization and write-off of license fees and $371,680 of stock based compensation. See "Related Party Transactions."

    Net cash used in investing activities from March 4, 1998 (inception) through June 30, 1998, was related to the purchase of $(102,034) of fixed assets and $(75,000) of loans to customers. Net cash provided by financing activities March 4, 1998 (inception) through June 30, 1998 of $681,429 resulted from $649,000 of private placements of common stock, $132,429 from the issuance of notes payable, and the repayment of notes payable in the amount of $100,000.

    NINE MONTHS ENDED MARCH 31, 1999

    Net cash used in operations was $(2,982,683) for the nine months ended March 31, 1999, which resulted principally from net losses of $(5,300,025) for such period and gain on extinguishment of indebtedness of $(1,853,232) reduced principally by common stock issued for services in the amount of $901,800, compensation expense for contributed capital of $400,000, interest expense on warrants issued as debt issue $303,374, options and warrants issued for services in the amount of $1,604,560, and accounts payable and accrued liabilities of $644,007.

    Net cash provided by investing activities for the nine months ended March 31, 1999 was related to the purchase of equity securities in the amount of $(100,733) and the purchase of $(91,303) of fixed assets. Net cash provided by financing activities during the nine months ended March 31, 1999 of $2,956,571 resulted from $2,164,800 of private placements of common stock, $264,200 from the exercise of warrants, $1,160,000 from the issuance of notes payable and convertible debentures, $100,000 from the issuance of notes payable to related parties, and the repayment of notes payable in the amount of $(732,429).

    By June 30, 1998, $126,000 had been received for our June 1998 private placement of common stock at $2.00 per share, which closed on July 10, 1998. We later commenced an offering of 1,022,800 units, each consisting of one share of common stock at $2 per share and one warrant, expiring on October 9, 1998, to purchase one additional share of common stock at $4.00 per share. As of September 30, 1998, 1,022,800 units had been issued, and $2,045,600 had been received. In March 1999, we received $1,000,000 from the sale of convertible debentures at a conversion price of $2.50 per share. During March 1999 through May 1999, we sold 326,334 shares in a private placement for $3.00 per share and received gross proceeds of $979,000.

    In May 1999, we sold in a private placement a total of $2,000,000 of our 12% notes due on the earlier of April 30, 2000, or completion of this offering. As part of such transaction, we issued to the investors a total of 200,000 shares of our common stock.

    In connection with the ProSoft licenses, we assumed notes issued by the previous holders of those licenses in the amount of $3,300,000. In December 1998, the remaining balance of $1.8 million was cancelled.

    As of March 31, 1999, our principal sources of liquidity consisted of $137,233 of cash. As of that date, our principal commitments consisted of operating leases, and commitments for advertising and promotional arrangements. Although we have no material commitments for capital expenditures, we anticipate a substantial increase in our capital expenditures and lease commitments consistent with anticipated growth in operations, infrastructure and personnel.

    We were established as eClassroom and, shortly thereafter, acquired two exclusive sublicenses to sell proprietary ProSoft I-Net Solutions courseware to the federal government and educational markets, respectively. To date, we have not been successful at generating any revenue from these sublicenses. These licenses have since been terminated and we believe that we have no further obligations to make additional payments under such licenses. We wrote off $3,822,000 in the period ended June 30, 1998, representing the carrying cost of such licenses. In May 1999, the sublicensors paid an additional $200,000 to ProSoft to terminate these license agreements and to settle all obligations relating to them. See "Related Party Transactions."

YEAR 2000 COMPLIANCE

    Many currently installed computer systems and software products are unable to distinguish between 20th century dates and 21st century dates. As a result, many companies' software and computer systems may need to be upgraded or replaced to comply with these "Year 2000" requirements. Our business is dependent on the operation of numerous systems that could potentially be impacted by Year 2000 related problems. Those systems include, among others:

    - hardware and software systems used by us to process transactions and deliver other services to our clients, including our proprietary software systems, as well as hardware and software supplied by third parties;

    - communications networks, such as the Internet and private intranets, on which we depend to permit eCommerce electronic transactions by our clients;

    - the internal systems of our clients and suppliers;

    - the hardware and software systems used internally by us in the management of our business; and

    - non-information technology systems and services used by us in our business, such as telephone systems and building systems.

    We have internally reviewed the proprietary software systems we use to process transactions and deliver other services to our clients. Although we believe that our internally developed applications and systems are designed to be Year 2000 compliant, we utilize third-party equipment and software that may not be Year 2000 compliant. Failure of third-party or currently owned equipment or software to operate properly with regard to the Year 2000 could require us to incur unanticipated expenses to remedy any problems, which could have a material adverse effect on our business, prospects, financial condition, and results of operations. We do not believe that our expenditures to upgrade our internal systems and applications will be material to our business, prospects, financial condition, and results of operations.

    Furthermore, the success of our efforts may depend on the success of our clients in dealing with their Year 2000 issues. Many of these organizations are not Year 2000 compliant, and the impact of widespread client failure on our systems is difficult to determine. Customer difficulties due to year 2000 issues could interfere with eCommerce transactions or information, which might expose us to significant potential liability. If client failures result in the failure of our systems, our business, prospects, financial condition, and results of operations would be materially adversely affected. Furthermore, the purchasing patterns of these customers or potential customers may be affected by Year 2000 issues as companies expend significant resources to become Year 2000 compliant. The costs of becoming Year 2000 compliant for current or potential customers may result in reduced funds being available to purchase and implement our applications and services.

    We are conducting a formal assessment of our Year 2000 exposure in order to determine what steps beyond those identified by our internal review may be advisable. We do not presently have a contingency plan for handling Year 2000 problems that are not detected and corrected prior to this occurrence. Our failure to address any unforeseen Year 2000 issue could materially adversely affect our business, prospects, financial condition, and results of operations.

                                    BUSINESS

IN GENERAL

    We provide turn-key eCommerce services designed to enable clients to extend their business to the Internet to conduct commercial transactions between business enterprises. The HUB of our eCommerce solution is our proprietary ICC, which consists of the hardware, proprietary and licensed software, and the related technical services necessary for our clients to transact eCommerce. We also design and build custom interfaces, or SPOKES, to connect business clients to the ICC. Our ICC is a scalable solution which allows clients to select services ranging from a simple Internet storefront advertising their products and taking orders through e-mail to a highly complex system of secure client extranets allowing vendors to interact and transact business-to-business eCommerce with one or more specific customers.

INDUSTRY BACKGROUND

    THE INTERNET

    The Internet has grown rapidly in recent years, spurred by developments such as

    - inexpensive, readily available, and user-friendly Web browsers,

    - a large and growing installed base of advanced personal computers,

    - the adoption of faster and more cost efficient networks,

    - the emergence of compelling Web-based content and commerce applications, and

    - the growing sophistication of the user base.

    According to International Data Corp. ("IDC"), a leading research firm, the number of Internet users was 98 million worldwide at the end of 1998 and will continue to grow to 320 million by the end of 2002.

    The broad acceptance of the Internet has led to the emergence of secure Web sites accessible only within a given company, known as INTRANETS, and specialized intranets also available to select outsiders, such as clients, suppliers, or vendors, known as EXTRANETS, as new global communications and commerce environments, representing a significant opportunity for enterprises to interact in new, different, and highly efficient ways with customers, employees, suppliers, and partners.

    ECOMMERCE

    The Internet presents opportunities to transform businesses and entire industries as organizations exploit their potential to extend and enhance their business activities and gain competitive advantage. Companies are using the Internet to communicate and transact business on a one-to-one basis with existing customers and to target and acquire new customers. At the same time, companies are using the Internet to collaborate with their supply-chain partners and manage distribution and other strategic relationships. The Internet has also allowed businesses to identify new product and service offerings which extend and complement their core markets.

    A number of organizations have projected that the volume of business transacted by means of eCommerce will grow substantially from present levels. The United States Department of Commerce has estimated that business-to-business commerce by means of the Internet will be a $300 billion dollar marketplace by the year 2002. IDC has estimated that the total value of goods and services purchased over the Internet grew from $318 million in 1995 to an annualized amount of $5.4 billion in December 1996, and that sales are projected to increase to $95 billion in 2000 and to $400 billion by 2002. This firm has also projected that by the year 2002, 78% of all Internet commerce will occur in the business-to-business sector. Currently, KPMG LLP estimates that business to business Internet commerce doubles approximately every 90 days.

    ECOMMERCE SERVICES MARKET

    IDC forecasts that the market for Internet and eCommerce services worldwide will grow from $4.6 billion in 1997 to $43.7 billion by 2002. Forrester Research, another technology industry research firm, estimates that the market for Internet and eCommerce services will grow from $5.4 billion in 1998 to $32.7 billion by 2002. These projections represent a compound annual growth rate of more than 55% over these periods.

    As a result of the recent growth of eCommerce and its acceptance as a mainstream medium for commercial transactions, businesses are investing in the strategic use of Internet solutions to transform their core business and technology strategies. This, in turn, has created a significant and growing demand for third-party Internet professional services and has resulted in a proliferation of companies offering specialized solutions, such as connectivity, transaction reporting, security, and Web site design to business customers. This specialization has resulted in a fragmented market that often requires the business customer to seek solutions from a number of different providers using differing, or even contradictory, strategies, models, and designs.

    The successful adoption of, and adaptation to, the Internet by companies and the conduct of commerce by means of the Internet pose significant challenges, including systems engineering, technical, commercial, strategic, and creative design challenges and an understanding of how the Internet transforms relationships between businesses and their internal organizations, customers, and business partners. Companies facing technology investment decisions often need outside technical expertise to recognize viable Internet tools, develop feasible architectures, and implement strategies. Companies must also be able to integrate new Internet applications with their existing systems. Finally, a successful solution requires that the Internet application, particularly the user interface, be engaging and easy to use.

    We believe that few of the existing eCommerce service providers have the range of skills required to assist their clients in a coordinated transformation of the way they use technology and implement Internet solutions. Accordingly, we believe that organizations are increasingly searching for professional services firms offering turn-key eCommerce solutions, including integrated strategy, technology and creative design, connectivity, transaction processing, data warehousing, transaction reporting, help desk, and consulting and training. Furthermore, we believe that organizations will increasingly look to Internet solutions providers that can leverage industry and client practices, increase predictability of success for Internet solutions, and decrease risks associated with implementation by providing low-cost, scalable solutions with minimal lead-time.

THE NETGATEWAY SOLUTION

    IN GENERAL

    We have structured the ICC to provide scalable, fully integrated, turn-key solutions. We develop customized interfaces to connect our clients' Web sites, whether created and maintained by us or others on behalf of the clients, with the ICC and our eCommerce servers. As a result of our HUB and SPOKE structure, we can offer rapidly deployed, low cost eCommerce services, which incorporate the sales and other practices of our clients and their industries, as well as maintain our clients' prior investment in creating and maintaining a Web presence.

    [GRAPHIC DEPICTION OF HUB AND SPOKE STRUCTURE WITH CORRESPONDING LABELS]

    THE ICC HUB

    The ICC consists of hardware and proprietary and licensed software, as well as related technical services, which are necessary in order to transact eCommerce. We have developed the ICC based upon an object-oriented, modular strategy. As a result, we are able to reuse functional software components of the ICC across different clients and industries, as well as allow introduction of new capabilities and services without adversely effecting existing systems.

    The following features are designed to provide more complete eCommerce services by overcoming limitations in external systems.

- INVENTORY MANAGEMENT
- ORDER STATUS AND HISTORY
- CUSTOMER SUPPORT FORUMS
- PURCHASE ACTIVITY REPORTING
- SECURE, WEB BROWSER BASED SYSTEM
   ADMINISTRATION

- REPORTING
- UNIVERSAL CLIENT DIRECTORY MANAGEMENT

- SALES AUTOMATION
- CUSTOMER SURVEY SYSTEM
- BUDGET REPORTING
- CUSTOMER SELF-ADMINISTRATION
- ORDER MANAGEMENT
- SYSTEM STATUS MONITORING
- PRODUCT CATALOG MANAGEMENT

    THE INTERFACE SPOKE

    We have the capability to rapidly design and deploy proprietary software interfaces which permit client Web sites, networks, and enterprise resource planning systems to connect with, receive relevant information from, and provide relevant information to, the ICC. Data integration between the ICC and the buyer or seller is managed in the SPOKE. Product catalogs, order information, order status, customer data, etc. can be transferred between the HUB and the buyer/seller by means of the SPOKE. Each interface or SPOKE is specific to a client and industry and contains knowledge about specific products and services as well as processes and business rules, including

- CUSTOM PRICING
- PURCHASING WORKFLOW
- UNIQUE ORDER HEADER FOR EACH CUSTOMER
- PRODUCT CONFIGURATION

- GRAPHICAL INTERFACE
- SPECIAL REPORTING NEEDS
- PRODUCT VARIATION RULES
- WORKFLOW WITH ROUTING AND APPROVALS

    All spokes are developed according to a common methodology so that, as clients in similar industries are added to the ICC, the cost and time of development is reduced by duplicating previously created modules. We have developed a substantial library of SPOKES which are available for future use. Customization, or SPOKE development, for clients can include:

- WEB SITE INTEGRATION
- THIRD PARTY AND CUSTOMER DEVELOPED SYSTEMS
- ORDER MANAGEMENT

- ACCOUNTING
- SHIPPING
- ENTERPRISE RESOURCE PLANNING SYSTEMS

    ADVANTAGES

    We believe that the following are significant advantages of our eCommerce solution over other currently available alternatives:

    - Our customers do not invest in hardware, software, and staffing, but rather connect to our existing Netgateway infrastructure, which we believe is a highly economic method to obtain and maintain an eCommerce presence.

    - Clients with existing Web sites can maintain their investment in the creation of that presence while seamlessly adding eCommerce capabilities.

    - Because our infrastructure permits scalable eCommerce solutions, we can offer incremental services to our clients through the activation of additional proprietary software modules in response to client growth or commercial requirements quickly and cost-effectively.

    - Because our proprietary and other software resides only on our servers, we can offer clients easy access to additional functionality on a test or temporary basis in order to permit our clients to try new or additional services with their respective customers on their Web sites, and can provide real time "best of breed" updates, patches, and fixes to software with no additional effort by the client.

BUSINESS STRATEGY

    Key elements of our strategy are described below.

    - IMPLEMENT COST EFFECTIVE SERVICES WITH BROAD APPEAL. We have designed our operations and business model to focus upon the eCommerce services of highest value to our clients. These are services which require high levels of investment of resources or technical expertise by clients in the event that these clients were to decide to provide these services themselves. By offering these services to a number of clients simultaneously and by creating and utilizing reusable software modules, we are able to spread the relatively fixed costs associated with the creation, purchase, or customization of the software, processes, procedures, or computer hardware over a larger volume of eCommerce transactions, permitting us to offer these services to our clients on a highly cost effective basis.

    - LEVERAGE RELATIONSHIPS WITH RESELLERS TO MAXIMIZE GROWTH. We have embraced a channel strategy for distribution of our Internet storefront services. We have found that this particular service offering matches well with any organization that has existing business relationships whereby adding an eCommerce solution will strengthen the relationship. Examples of our resellers include Internet portal companies, telecommunications companies, Internet service providers, cable companies, overnight delivery companies, banks, and computer hardware manufactures. See "Business--Clients and Strategic Relationships."

    - PROVIDE EASY ACCESS TO SCALABLE ECOMMERCE FUNCTIONALITY. We have designed the ICC and our hardware and software infrastructure to permit scalable eCommerce solutions and can offer incremental services to our clients through the activation of additional proprietary software modules which provide additional services and added functionality in response to client growth or commercial requirements quickly.

    - OFFER ADDITIONAL FUNCTIONALITY OF ICC SERVICES. Our HUB and SPOKE approach constantly generates new features for our ICC clients. For example, as the SPOKE features become dominant in a particular industry, that feature is integrated into the HUB to become a new standard feature of the ICC, benefitting all ICC users in that industry.

    - USE OF TECHNOLOGY TO CREATE ECOMMERCE HUBS. We have improved the attractiveness of our services by creating eCommerce HUBS in the form of
      (1) private label Internet malls, where eCommerce sites sponsored by a common reseller or of similar product offerings are grouped together for convenient retail use by the public, or (2) secure client extranets.

    - INCORPORATE CLIENT AND INDUSTRY PRACTICES AND MAINTAIN CLIENTS' PRIOR INVESTMENT. We have structured the ICC and our hardware and software infrastructure, and have developed proprietary software, to permit the easy interconnection of client Web sites, whether prepared and maintained by us or others on behalf of our clients, with our eCommerce servers. As a result, we can offer eCommerce services which incorporate the sales and other practices of our clients and their industries, as well as maintain the clients' prior investment in creating and maintaining a Web presence.

    - SEEK STRATEGIC ACQUISITIONS AND INVESTMENTS. We intend to seek strategic acquisitions of, and investments in, businesses and technologies which we believe will enhance the functionality of our services, operations, and competitive position. We have entered into a letter of intent providing for the acquisition of the technology of ShoppingPlanet, an eCommerce applications developer, which we believe will enhance our functionality. See "Risk Factors" and "Use of Proceeds."

SERVICES OFFERED

    We offer our eCommerce services which range, in general, from simple Internet storefronts to highly complex systems. We currently offer the following specific services to our clients:

    - WEB SITE DEVELOPMENT AND DESIGN; DEVELOPMENT OF ELECTRONIC STOREFRONTS. We believe that a professionally designed Web site is critical to the success of business customers desiring to transact eCommerce. We offer Web site development, design, and maintenance solutions to our business customers, including the development and design of the graphical interfaces and applications necessary to fully integrate each customer's Web site with its order and payment processing, order confirmation, and fulfillment centers. Our proprietary software for Web site and electronic storefront development features its own template system, multiple product search engines, multiple price sets and catalogues, and support for multiple currencies. Following this offering, we intend to further develop and enhance this solution and to aggressively market these services through our channel marketing strategy.

    - INTERNET MALL DEVELOPMENT AND DESIGN. We believe that the use of "INTERNET MALLS" is critical to create an effective eCommerce marketplace. Through the creation and use of private labelled Internet malls, users of our services can take advantage of both the pre-existing relationships and marketing efforts of the reseller sponsoring this private labeled mall, thereby increasing traffic to, and exposure of, their site. In addition, we have developed and feature a proprietary eCommerce search engine that searches within each Internet mall, as well as across all Internet malls served by our ICC. We believe the use of malls and the availability of our robust eCommerce search engine adds substantial value to individual stores and resellers alike. For our customers not otherwise affiliated with any mall, we provide access to our own mall as a value-added service.

    - TRANSACTION PROCESSING. We offer solutions which capture and transact customer orders according to the business rules and specific "back office" needs of the particular client. Our eCommerce system solution allows us to receive and process orders and payments, provide order confirmation and reporting, and organize order fulfillment. We also have the ability to provide support for eCommerce transactions using checks, credit cards, electronic funds transfers, purchase orders, and other forms of payment. We are currently providing this capability in conjunction with certain third-party vendors, including Payment Net in San Jose, California,

      Authorized Net in Salt Lake City, Utah, Clear Commerce in Austin, Texas, eCommerce Exchange in Laguna Hills, California and Card Services International in Agoura Hills, California. Following this offering, Netgateway plans to pursue its own secured transaction clearing solutions as well as a strategic alliance or acquisition of a secured transaction-processing center.

    - DATA WAREHOUSING AND TRANSACTION REPORTING. We anticipate that, as our business continues to grow, we will compile large amounts of transactional and other data with respect to our clients and their businesses, markets, customers, and eCommerce transactions. We have the capability to automatically generate reports relating to order confirmation, inventory tracking, fulfillment, transaction details, customer data, market research, and other sophisticated management reports based on the transactions facilitated through our hardware and software infrastructure. Following this offering, we plan to further develop these capabilities.

    - CUSTOMER SUPPORT SERVICES. We provide our clients with 24 X 7 customer service and support through our customer support staff of 17 individuals.

    - ADVERTISING. We have signed an agreement with 24/7, Inc. to manage national banner advertising in our Internet malls. We share advertising revenues with the respective mall owner on whose Web site the advertisement resides.

    - CONNECTIVITY SOLUTIONS. In order for business customers to effectively engage in eCommerce, they must be connected to the Internet. We assist our business customers in structuring and obtaining high-speed Internet connectivity solutions to improve their business-to-business communication by means of the Internet. We provide these connectivity solutions to our business customers in conjunction with third party Internet access providers. Our connectivity solutions also include the ability to host clients' Web sites and provide clients with security measures necessary for secure transmissions over the Internet. We support our hosted Web sites by a connectivity enhancing, high-performance, high-bandwidth server system.

SALES AND MARKETING

    IN GENERAL

    We sell and market our services by means of a combination of direct sales and authorized resellers. We maintain a direct sales force of six full-time employees. We anticipate increasing our sales force substantially following this offering, including creating a group within our sales force trained to assist resellers in marketing our products and services. If a client requiring these more sophisticated services is provided by a Netgateway reseller, we ordinarily pay a finders fee to the reseller.

    For entry level ICC services, such as simple Internet storefronts, we have developed, and are continuing to develop, a series of channel partners to distribute these services. Potential resellers include telecommunication companies, value-added resellers, cable companies, Internet portals, and Internet service providers. Reseller pricing has generally been dependent upon volume and commitments from the reseller. We will "private label" the Internet storefront service and establish private branded Internet malls for resellers in order to provide the resellers with the means to drive traffic to these storefronts. The storefronts and mall will have a customized "look and feel" of the reseller. For purposes of branded equity, such as XOOM.com's Internet mall located at WWW.XOOMMEMBERSTORES.COM, all sites will have the "STORESONLINE.COM" logo as well as "POWERED BY NETGATEWAY" designation. We will establish and maintain the mall for the reseller as long as the reseller drives traffic to the mall by means of their marketing and advertising efforts.

    PACKAGED SERVICES

    While clients can select ICC services and particular features individually, we generally market our services through the use of packaged services. Below is a table which summarizes the features of each of our service packages followed by a detailed description of each package.

FEATURES                                              PACKAGE ONE      PACKAGE TWO      PACKAGE THREE
--------------------------------------------------  ---------------  ---------------  -----------------
---------------------------------------------------------------------------
Web Account Access                                         -                -                 -
Static Webpages...................................         -                -                 -
---------------------------------------------------------------------------
24/7 E-Mail support                                        -                -                 -
Custom Templates..................................         -                -                 -
---------------------------------------------------------------------------
WYSIWYG                                                    -                -                n/a
24/7 Phone Technical Support......................                          -                 -
---------------------------------------------------------------------------
Shopping Cart                                                               -                 -
Real-Time Credit Card Transactions................                          -                 -
---------------------------------------------------------------------------
Multiple Price-Sets                                                         -                 -
Custom Shipping Rules.............................                          -                 -
---------------------------------------------------------------------------
Order Status and Tracking                                                   -                 -
Store Statistical Reporting.......................                          -                 -
---------------------------------------------------------------------------
Unique Domain Name/Virtual Hosting                                          -                 -
Custom Forms......................................                          -                 -
---------------------------------------------------------------------------
Import and Export Data                                                      -                 -
Search and Browse Functionality...................                          -                 -
---------------------------------------------------------------------------
E-Mail Confirmation to Customers                                            -                 -
Featured Products and Sale Items..................                          -                 -
---------------------------------------------------------------------------
Printable Coupons                                                           -                 -
Unlimited Products and Categories.................                          -                 -
---------------------------------------------------------------------------
Inventory Tracking                                                          -                 -
Integration with Existing Web Site................                          -                 -
---------------------------------------------------------------------------
Custom Price Discount Methods                                               -                 -
Multimedia Support................................                                            -
---------------------------------------------------------------------------
Unique Catalog Per Customer                                                                   -
Assigned Access Rights............................                                            -
---------------------------------------------------------------------------
Multiple Order Methods                                                                        -
Integration with External System..................                                            -

                              SERVICE PACKAGE ONE

    Clients can design a professional three page Web site, choosing from a selection of over 25 templates. This entry level service is available through our resellers as an introduction to eCommerce, and the sites are static in nature. While we do not offer free help desk support or credit card processing with this package, e-mail based customer support is available.

                 SERVICE PACKAGE TWO--STORESONLINE.COM PACKAGE

    This package is sold by means of authorized Netgateway resellers and permits clients to have a fully functional Internet commerce store quickly and easily. This service requires no investment in hardware or software and clients can quickly and dynamically generate sales.

             SERVICE PACKAGE THREE--BUSINESS TO BUSINESS ECOMMERCE

    For businesses that need more robust eCommerce services for business to business applications, the Netgateway ICC offers additional highly customized features, including those described under the heading "Business--The Netgateway Solution--The ICC Hub," designed to meet the requirements of our clients in an extranet setting. These features are sold directly by our sales professionals as each business to business opportunity involves different uses of these features.

CLIENTS AND STRATEGIC RELATIONSHIPS

    We view our clients as both the sponsor or owner of the eCommerce site in question and our resellers. We are currently processing eCommerce transactions for over 550 clients. The clients are geographically dispersed and represent a mix of businesses.

    We require each client using our services to enter into a standard subscription agreement. Each subscription agreement provides that the client pays us both monthly subscription fees for the services requested and specified fees per transaction. These contracts are terminable by the client upon 30 days prior written notice. In addition, we enter into agreements with its resellers. These agreements vary significantly by reseller based on the levels of service the reseller will distribute and other factors.

    The following are descriptions of a number of the contracts into which we have recently entered:

    XOOM.COM.  In March 1999, we entered into an agreement with XOOM.com (NMS:
XMCM), an eCommerce Web portal with over 7.8 million members. Under the terms of the agreement:

    - we are the sole provider of a private labeled version of XOOM.com's Web storefront building and hosting products and services;

    - we developed XOOM.com's Internet mall located at WWW.XOOMMEMBERSTORES.COM;

    - we are the sole provider of eCommerce processing services to XOOM.com's eCommerce customers; and

    - we will utilize XOOM.com as a Netgateway reseller to provide eCommerce solutions and services to its member companies.

    CB RICHARD ELLIS. In March 1999, we entered into an electronic commerce services agreement with CB Richard Ellis (NYSE: CBG), one of the world's largest building management and real estate services companies with over 12,000 properties under management and over $1 billion in revenue during 1998. Under this agreement, we have been engaged to develop, manage, and service CB Richard Ellis' eCommerce mall and client extranet. This Web site is designed to permit CB Richard Ellis personnel to conduct all of their corporate materials purchasing, including computers and building and maintenance supplies, and all global facilities management by means of the Internet. In addition, CB Richard Ellis will offer to the tenants in the buildings they manage volume purchasing services on the Internet for a variety of office products and supplies. In connection with this agreement, we issued to CB Richard Ellis warrants exercisable for up to 550,000 shares of our common stock at an exercise price of $11.00 per share, which warrants are earned and vest upon the achievement by CB Richard Ellis of designated eCommerce volume milestones through our ICC. These warrants expire on June 30, 2001.

    GATEWAY. In March 1999, we entered into an agreement with Gateway Inc. (NYSE: GTW), a manufacturer of personal and business computers and service provider. Under the terms of this agreement, we will offer our Internet storefront services package, including Web site design, hosting, and transaction processing services, to Gateway customers.

    OTHER RESELLERS. We have also recently entered into reseller agreements, pursuant to which the reseller offers our services to their customers, with FedPage (WWW.FEDPAGE.COM), a division of Federal Business Council, Inc., the industry leader in the production of on site federal technology shows, Ayrix Technologies, OKC Webshopper, Country Wide Net, Hill Country Network, Encom Industries, Epicycle Business Solutions, Integrated Systems Solutions, and Looks Creative Designing Arts.

    Initial customer service and support for our customers will be provided through our customer support staff of 17 individuals that provides telephone customer service and support 24 hours a day, 365 days a year. We can also provide customers with access to information and customer support services by means of the Internet.

COMPETITION

    The eCommerce services market is intensely competitive and characterized by rapidly evolving technologies. We currently face substantial competition in all of our product and service lines. We expect such competition to continue and to increase in the future, as new competitors enter the Internet market and existing competitors expand their product and service offerings. Our target market is rapidly evolving and is subject to continuous technological change. As a result, our competitors may be better positioned to address these developments or may react more favorably to these changes, which could have a material adverse effect on our business, prospects, financial condition, and results of operations. We compete on the basis of a number of factors, including the attractiveness of the eCommerce services offered, the breadth and quality of these services, creative design, engineering expertise, pricing, technological innovation, and understanding clients' strategies and needs.

    Many of these factors are beyond our control. Existing or future competitors may develop or offer eCommerce services that provide significant technological, creative, performance, price, or other advantages over the services offered by us.

    Our current and potential competitors include (1) Internet integrators and Web presence providers, such as IBM, iXL, Organic Online, Proxicom, and USW; (2) large information technology consulting service providers, such as Andersen Consulting, Cambridge Technology Partners, and EDS; (3) Internet commerce providers, such as Yahoo! Stores; (4) software development companies, such as Microsoft, Broadvision, Open Market, and InterShop; (5) telecommunications companies, such as AT&T and MCI; (6) application service providers, such as US Internetworking and the recently announced EDS/SAP relationship, and (7) Internet and online service providers, such as America Online, Lycos, and Earthlink.

    Although most of these types of competitors to date have not offered a full range of Internet professional services, many are currently offering these services or have announced their intention to do so. These competitors at any time could elect to focus additional resources in our target markets, which could materially adversely affect our business, prospects, financial condition, and results of operations. Many of our current and potential competitors have longer operating histories, larger customer bases, longer relationships with clients, and significantly greater financial, technical, marketing, and public relations resources than we do. Competitors that have established relationships with large companies, but have limited expertise in providing Internet solutions, may nonetheless be able to successfully use their client relationships to enter our target market or prevent our penetration into their client accounts.

    Additionally, in pursuing acquisition opportunities, we may compete with other companies with similar growth strategies, certain of which competitors may be larger and have greater financial and other resources than we have. Competition for these acquisition targets likely could also result in increased prices of acquisition targets and a diminished pool of companies available for acquisition.

    There are relatively low barriers to entry into our business. We have limited proprietary technology that would preclude or inhibit competitors from entering the eCommerce services market. Therefore, we must rely on the skill of our personnel and the quality of our client service. The costs to develop and provide eCommerce services are low. Therefore, we expect that we will continually face additional competition from new entrants into the market in the future, and we are subject to the risk that our employees may leave us and start competing businesses. The emergence of these enterprises could have a material adverse effect on our business, prospects, financial condition, and results of operations.

INTELLECTUAL PROPERTY

    Our success is dependent upon our proprietary technology and other intellectual property and on our ability to protect our proprietary technology and other intellectual property rights. In addition, we must conduct our operations without infringing on the proprietary rights of third parties. We also intend to rely upon unpatented trade secrets and the know-how and expertise of our employees. To protect our proprietary technology and other intellectual property, we rely primarily on a combination of the protections provided by applicable copyright, trademark, and trade secret laws as well as on confidentiality procedures and licensing arrangements. We have applications pending with the United States Patent and Trademark Office for NETGATEWAY, NETGATEWAY ICC, NETGATEWAY INTERNET COMMERCE CENTER, NETGATEWAY "WHERE BUSINESS DOES BUSINESS ON THE INTERNET," STORESONLINE, STORESONLINE.COM, NETGATEWAY KNOWLEDGE AND COMMERCE OF THE DIGITAL AGE, NETGATEWAY, THE POWER OF ORGANIZED INTERNET COMMERCE, and two NETGATEWAY logos. Although we believe that we have taken appropriate steps to protect our unpatented proprietary rights, including requiring that our employees and third parties who are granted access to our proprietary technology enter into confidentiality agreements with us, there can be no assurance that these measures will be sufficient to protect our rights against third parties. Others may independently develop or otherwise acquire unpatented technologies or products similar or superior to ours.

    We license from third parties certain software and Internet tools that we include in our services and products. If any of these licenses were terminated, we could be required to seek licenses for similar software and Internet tools from other third parties or develop these tools internally. We may not be able to obtain such licenses or develop such tools in a timely fashion, on acceptable terms, or at all. Companies participating in the software and Internet technology industries are frequently involved in disputes relating to intellectual property. We may in the future be required to defend our intellectual property rights against infringement, duplication, discovery, and misappropriation by third parties or to defend against third-party claims of infringement. Likewise, disputes may arise in the future with respect to ownership of technology developed by employees who were previously employed by other companies. Any such litigation or disputes could result in substantial costs to, and a diversion of effort by us. An adverse determination could subject us to significant liabilities to third parties, require us to seek licenses from, or pay royalties to, third parties, or require us to develop appropriate alternative technology. Some or all of these licenses may not be available to us on acceptable terms or at all, and we may be unable to develop alternate technology at an acceptable price or at all. Any of these events could have a material adverse effect on our business, prospects, financial condition, and results of operations.

EMPLOYEES

    As of the date of this prospectus, we had 63 full-time employees: 13 engaged in sales and marketing, 22 engaged in the development of our eCommerce solutions, 17 in customer support, and 11 in general administration and finance. We intend to hire additional key personnel in the near future.

FACILITIES

    Our headquarters are located at 300 Oceangate, Suite 500, Long Beach, California 90802. These premises, which occupy 9,100 square feet, are subject to a lease between Netgateway and an unaffiliated third party. The lease expires on July 9, 2001 and our monthly payments under this lease are currently approximately $10,000. We believe that, in the event alternative or larger offices are required, such space is available at competitive rates.

    To house and support the ICC, Netgateway maintains its equipment in Exodus' state-of-the-art data center, which provides a 24x7 environment with multiple redundant high-speed connections to the Internet backbone. This data center features raised floors, HVAC temperature control systems, and seismically braced racks. All systems are connected to high capacity uninterruptable power supplies, which are in turn backed by a high output diesel generator. Main power is provided to the facility through connectivity to two separate power grids. Non-stop connectivity is provided through multiple fiber egresses using different bandwidth providers. Facility security includes 24x7 keycard access, video monitors, motion sensors, and staff members on-site.

GOVERNMENTAL REGULATION

    We are not currently subject to direct regulation by any government agency, other than regulations applicable to businesses generally, and there are currently few laws or regulations directly applicable to access to, or commence on, the Internet. However, due to the increasing popularity and use of the Internet, it is possible that various laws and regulations may be adopted with respect to the Internet, covering issues such as user privacy, pricing, and characteristics and quality of products and services. The adoption of any such laws or regulations may decrease the growth of the Internet, which could in turn decrease the demand for our products or services, our cost of doing business or otherwise have an adverse effect on our business, prospects, financial condition, or results of operations. Moreover, the applicability to the Internet of existing laws governing issues, such as property ownership, libel, and personal privacy is uncertain. Future federal or state legislation or regulation could have a material adverse effect on our business, prospects, financial condition, and results of operations.

LEGAL MATTERS

    We are not a party to any material litigation or legal proceeding relating to our products and services or otherwise. We are not aware of any material legal proceedings threatened against us.

                                   MANAGEMENT

OUR DIRECTORS AND EXECUTIVE OFFICERS

    The directors and executive officers of Netgateway, their ages, and their positions held with Netgateway are as follows:

NAME                                         AGE                         POSITION
---------------------------------------      ---      ----------------------------------------------
Keith D. Freadhoff.....................          40   Chairman of the Board and Chief Executive
                                                        Officer
Donald M. Corliss, Jr. ................          49   President and Director
David Bassett-Parkins..................          38   Chief Financial Officer, Chief Operating
                                                        Officer, and Director
Hanh Ngo...............................          28   Executive Vice President--Operations
Craig Gatarz...........................          37   General Counsel
Scott Beebe............................          47   Director
Ronald Spire...........................          49   Director

    The following is certain summary information with respect to the directors, director-nominee, and executive officers of Netgateway.

    KEITH D. FREADHOFF, has served as Chairman of the Board of Directors and the Chief Executive Officer of Netgateway since our inception. From November 1994 to November 1997, Mr. Freadhoff was the co-founder, Chairman of the Board of Directors, and Chief Executive Officer of Prosoft I-Net Solutions, a public company. From November 1993 to November 1994, Mr. Freadhoff has served as the Executive Director of Career Planning Center, a community based organization serving disadvantage populations with job training and social services. From 1993 to 1994, he also served as President of the Focus Institute, a California based Microsoft Authorized Training and Education Center. From 1991 to 1992, Mr. Freadhoff served as a Vice President of Frojen Advertising, an advertising and marketing firm. From 1987 to 1991, Mr. Freadhoff founded and served as President of Oasis Corporate Education and Training, a customized training company that developed courseware for manufacturing, financial, service, and public organizations. Mr. Freadhoff completed graduate level work at the University of Southern California and earned his undergraduate degree at the University of Nebraska.

    DONALD M. CORLISS, JR., has served as the President and a Director of Netgateway since March 1998. From 1993 to June 1998, Mr. Corliss was an independent investor and owned, developed, and served in senior management positions with several business and development ventures. As co-founder in many of these projects, responsibilities included the operation, management, structuring, and implementation of business strategies and plans, as well as the development and implementation of the general business and accounting systems necessary for such business operations. From 1977 to 1993, Mr. Corliss was engaged in private law practice. Mr. Corliss earned a LLM in Taxation from New York University, his Juris Doctorate degree from the University of Santa Clara, and a Bachelor of Arts degree from the University of California at Santa Barbara. Of the ventures of Mr. Corliss, two real estate development ventures, Westover Hills Development, Inc. and Inglehame Farms Ltd., sought protection from creditors pursuant to Chapter 11 of the United States Bankruptcy Code in 1997 and 1998, respectively. Mr. Corliss has served as a director and executive officer of Westover, and a director and executive officer of one of the general partners of Inglehame, until mid 1998 when he resigned. Westover has since emerged from Chapter 11 and has commenced operations.

    DAVID BASSETT-PARKINS, has served as Chief Financial Officer, Chief Operating Officer, and a Director of Netgateway since our inception in March 1998. From February 1992 to May 1998, Mr. Bassett-Parkins held various senior management positions at Wedbush Morgan Securities, a privately held regional securities firm, including Vice President of Management Information Systems, Vice President of Customer Services, and Vice President of Client Banking Services. From 1988 to

February 1992, Mr. Bassett-Parkins served as a Director of Automation for ISD, a privately held Interior Architecture firm based in Chicago. From 1985 to 1988, Mr. Bassett-Parkins was managing partner for Architectural CADD Systems, a privately held software developer and reseller. Mr. Bassett-Parkins holds a B.S. in Management from California State Polytechnic University, Pomona and an Executive Education Certificate from University of California at Los Angeles.

    HANH NGO, has served as Executive Vice President--Operations of Netgateway since June 1998. Prior to joining Netgateway, Ms. Ngo held the position in Financial Planning and Analysis as a Financial Analyst for Nissan Motor Corporation from June 1997 to June 1998. From March 1992 to June 1997, Ms. Ngo worked in various capacities at Wedbush Morgan Securities, a privately held regional securities firm, including as a business analyst for the vice president and as a client banking officer and licensed stockbroker. Ms. Ngo holds a M.B.A. in Finance from California State University, Northridge, and a B.A. in Economics from University of California, Irvine.

    CRAIG GATARZ, has served as General Counsel of Netgateway since April 1999. From 1987 until April 1999, Mr. Gatarz was an attorney at Jones, Day, Reavis & Pogue, a law firm, and specialized in corporate law, particularly corporate restructurings and asset-based lending transactions. Mr. Gatarz received his law degree in 1987 from the University of Virginia School of Law and is admitted to practice in New York, New Jersey, and California. Mr. Gatarz serves on the board of directors of BBMG Entertainment, Inc., a California-based film production company.

    SCOTT BEEBE, has served as a Director of Netgateway since June 1998. From April 1987 through June 1998, Mr. Beebe served as the managing partner of Steps, an investment and consulting firm specializing in high tech growth companies. Mr. Beebe was a registered representative in the securities industry from 1982 through 1998. Mr. Beebe graduated from the University of California at Berkeley in 1973.

    RONALD SPIRE has served as a Director of Netgateway from September 1998 to December 1998 and since April 1999. Since September 1989 Mr. Spire has been retired. From June 1984 to September 1989, Mr. Spire was the co-founder and an executive of PCI Group, Inc., a subcontractor for aerospace manufacturers. From December 1981 to June 1984 Mr. Spire was a partner with Wolfgang Puck in Chinois on Main, Inc. and other restaurants in the Los Angeles area. Mr. Spire earned his Juris Doctorate degree from Southwestern University School of Law, and his Bachelor or Arts degree from the University of California at Los Angeles.

ELECTION OF OFFICERS

    Officers are elected annually by the board of directors and hold office at the discretion of the board of directors. There are no family relationships among our directors and executive officers.

COMMITTEES OF THE BOARD OF DIRECTORS

    In September 1998, the board of directors created a compensation committee, which will, upon the closing of the offering, be comprised of Messrs. Freadhoff, Beebe, and Spire. The compensation committee has (1) full power and authority to interpret the provisions of, and supervise the administration of, our stock option plans and (2) the authority to review all of our compensation matters.

    In April 1999, the board of directors created an audit committee, which is currently comprised of Messrs. Corliss, Beebe, and Spire. The audit committee is responsible for reviewing the results of the audit engagement with the independent auditors; reviewing the adequacy, scope, and results of the internal accounting controls and procedures; reviewing the degree of independence of the auditors; reviewing the auditors' fees; and recommending the engagement of auditors to the full board of directors.

EXECUTIVE COMPENSATION

    None of our executive officers received cash compensation during the period from our inception on March 4, 1998 to June 30, 1998 or for the six months ended December 31, 1998. In December 1998, Messrs. Freadhoff, Corliss, and Bassett-Parkins and Ms. Ngo were granted stock options exercisable for 400,000 shares, 400,000 shares, 400,000 shares, and 266,667 shares of common stock, respectively, under our 1998 stock option plan for senior executives.

    For a description of the current compensation arrangements for our executive officers, please see "Management--Employment Agreements."

DIRECTOR COMPENSATION

    To date, directors have received no compensation for their services other than reimbursement of expenses relating to attending meetings of the board of directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    We did not have a compensation committee during the period from our inception on March 4, 1998 through September 29, 1998. On December 15, 1998 the compensation committee determined to accrue salary retroactively for the executive officers of Netgateway commencing July 1, 1998. The executive officers of Netgateway have since waived this salary. There were no interlocking relationships between us and other entities that might affect the determination of the compensation of our directors and executive officers.

EMPLOYMENT AGREEMENTS

    The table below is a summary of the provisions of the employment agreements of our executive officers.

                                CONTRACT
                              COMMENCEMENT       CONTRACT
           NAME                   DATE       TERMINATION DATE    PER ANNUM SALARY       BONUS ARRANGEMENTS
---------------------------  --------------  -----------------  ------------------  ---------------------------

Keith D. Freadhoff,          January 1,      December 31, 2001  $185,000 through    $57,500 payable in July
 Chairman of the Board of    1999                               June 30, 1999       1999
 Directors and Chief                                            $201,500            Eligible for bonus of up to
 Executive Officer                                              thereafter          $28,750 for each of the
                                                                                    three month periods ended
                                                                                    September 30, 1999 and
                                                                                    December 31, 1999 upon
                                                                                    satisfaction of earnings
                                                                                    milestones
                                                                                    Otherwise as determined by
                                                                                    the board of directors

Donald M. Corliss, Jr.,      January 1,      December 31, 2001  $185,000 through    $55,000 payable in July
 President and Director      1999                               June 30, 1999       1999
                                                                $192,500            Eligible for bonus for each
                                                                thereafter          of the three month periods
                                                                                    ended September 30, 1999
                                                                                    and December 31, 1999 upon
                                                                                    satisfaction of earnings
                                                                                    milestones
                                                                                    Otherwise as determined by
                                                                                    the board of directors

                                CONTRACT
                              COMMENCEMENT       CONTRACT
           NAME                   DATE       TERMINATION DATE    PER ANNUM SALARY       BONUS ARRANGEMENTS
---------------------------  --------------  -----------------  ------------------  ---------------------------

David Bassett-Parkins,       January 1,      December 31, 2001  $175,000            $50,000 payable in July
 Chief Operating Officer,    1999                                                   1999
 Chief Financial Officer,                                                           Eligible for bonus of up to
 and Director                                                                       $25,000 for each of the
                                                                                    three month periods ended
                                                                                    September 30, 1999 and
                                                                                    December 31, 1999 upon
                                                                                    satisfaction of earnings
                                                                                    milestones
                                                                                    Otherwise as determined by
                                                                                    the board of directors

Hanh Ngo,                    January 1,      December 31, 2001  $135,000            $25,000 payable in July
 Executive Vice President--  1999                                                   1999
 Operations                                                                         Eligible for bonus of up to
                                                                                    $12,500 for each of the
                                                                                    three month periods ended
                                                                                    September 30, 1999 and
                                                                                    December 31, 1999 upon
                                                                                    satisfaction of earnings
                                                                                    milestones
                                                                                    Otherwise as determined by
                                                                                    the board of directors

Craig Gatarz,                April 5, 1999   April 5, 2002      $120,000 through    As determined by the board
 General Counsel                                                December 31, 1999   of directors.
                                                                $150,000
                                                                thereafter

    In the event of a change in control of Netgateway, as defined in each of these employment agreements, all options previously granted to these individuals which remain unvested will automatically vest immediately. Upon a termination of the employment of any of these individuals following a change in control for any reason other than the relevant officer's death or disability or for cause (as defined in the respective employment agreement), we are required to pay to such individual in the case of Messrs. Freadhoff, Corliss, and Bassett-Parkins, a lump sum severance payment equal to three times the sum of (1) his then current annual salary and (2) his highest bonus in the three year period preceding the change in control, and in the case of Ms. Ngo or Mr. Gatarz, a lump sum severance payment equal to two times the sum of (1) her or his then current annual salary and (2) her or his highest bonus in the two year period preceding the change in control. If this severance payment results in the imposition of an excise tax on the relevant individual, we are required to gross up this individual for such excess tax and any income taxes arising as a result of the gross up payment. In addition, if the relevant individual's employment is terminated by us without cause (as defined in the relevant employment agreement) or by the relevant individual with good reason (as defined in the relevant employment agreement), then we are required to pay the relevant individual a lump sum severance payment equal to his or her current annual salary for the remainder of the employment period (as defined in the relevant employment agreement). The relevant individual may terminate his or her employment at any time upon at least 30 days written notice to us. Upon the termination of such agreement, the relevant individual is subject to non-compete, non-disclosure, and non-solicitation provisions for one year.

STOCK OPTION PLANS

    1998 STOCK OPTION PLAN FOR SENIOR EXECUTIVES

    In December 1998, the board of directors adopted, subject to approval by our stockholders, the 1998 stock option plan for senior executives. This plan provides for the grant of options to purchase up to 5,000,000 shares of common stock to senior executives of Netgateway. Options may be either "incentive stock options" or non-qualified stock options under Federal tax laws.

    This plan will be administered by the compensation committee of the board of directors, a majority of the members of which consist of "non-employee directors" of the board of directors. The committee will determine, among other things, the individuals who shall receive options, the time period during which the options may be partially or fully vested and exercisable, the number of shares of common stock issuable upon the exercise of each option, and the option exercise price.

    The exercise price per share of common stock subject to an incentive option may not be less than the fair market value per share of common stock on the date the option is granted. The per share exercise price of the common stock subject to a non-qualified option may be established by the committee, but shall not be less than 50% of the fair market value per share of common stock on the date the option is granted. The aggregate fair market value of common stock for which any person may be granted incentive stock options which first become exercisable in any calendar year may not exceed $100,000 on the date of grant.

    No stock option may be transferred by an optionee other than by will or the laws of descent and distribution or, if permitted, pursuant to a qualified domestic relations order and, during the lifetime of the optionee, the option will be exercisable only by the optionee. In the event of termination of employment by reason of death, disability, or by us for cause (as defined in each optionee's employment agreement), the optionee will have no more than 365 days after such termination during which the optionee shall be entitled to exercise the vested options, unless otherwise determined by the board of directors. Upon termination of employment by us without cause or by the optionee for good reason (as defined in the optionee's employment agreement), the optionee's options remain exercisable to the extent the options were exercisable on the date of such termination until the expiration date of the options pursuant to the option agreement.

    We may grant options under this plan within ten years from the effective date of the plan. The effective date of this plan is December 31, 1998. Holders of incentive stock options granted under this plan cannot exercise these options more than ten years from the date of grant. Options granted under this plan generally provide for the payment of the exercise price in cash and may provide for the payment of the exercise price by delivery to us of shares of common stock already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of these methods. Therefore, if it is provided in an optionee's option agreement, the optionee may be able to tender shares of common stock to purchase additional shares of common stock and may theoretically exercise all of his stock options with no additional investment other than the purchase of his original shares.

    Any unexercised options that expire or that terminate upon an optionee's ceasing to be employed by us become available again for issuance under this plan.

    On the date of this prospectus, options exercisable for an aggregate of 2,596,667 shares of common stock have been granted pursuant to this plan at a weighted average exercise price of $4.14 per share.

    1998 STOCK COMPENSATION PROGRAM

    In July 1998, the board of directors adopted the 1998 stock compensation program. This program provides for the grant of options to purchase up to 1,000,000 shares of common stock to officers, employees, directors, and independent contractors and agents of Netgateway. Options may be either "incentive stock options" or non-qualified stock options under Federal tax laws.

    This program will be administered by the board of directors, or, if options are being granted to one or more of our executive officers by a committee of the board a majority of the members of which shall consist of "non-employee directors" of the board of directors. The board of directors or the committee, as the case may be, will determine, among other things, the individuals who shall receive options, the time period during which the options may be partially or fully vested and exercisable, the number of shares of common stock issuable upon the exercise of each option, and the option exercise price.

    The exercise price per share of common stock subject to an option may not be less than the fair market value per share of common stock on the date the option is granted. The aggregate fair market value of common stock for which any person may be granted incentive stock options which first become exercisable in any calendar year may not exceed $100,000 on the date of grant.

    No stock option may be transferred by an optionee other than by will or the laws of descent and distribution or, if permitted, pursuant to a qualified domestic relations order and, during the lifetime of the optionee, the option will be exercisable only by the optionee. In the event of termination of employment for reasons other than the death or disability of the optionee, the option shall terminate immediately, provided, however, that the board of directors may, in its sole discretion, allow the option to be exercised, to the extent exercisable on the date of termination of employment or service, at any time within 60 days from the date of termination of employment or service. In the event of termination of employment by reason of the death or disability of the optionee, the option may be exercised, to the extent exercisable on the date of death or disability, within one year from such date.

    We may grant options under this program within ten years from the effective date of the plan. The effective date of this program is July 31, 1998. Holders of incentive stock options granted under this program cannot exercise these options more than ten years from the date of grant. Options granted under program generally provide for the payment of the exercise price in cash and may provide for the payment of the exercise price by delivery to us of shares of common stock already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of these methods. Therefore, if that is provided in an optionee's option agreement, the optionee may be able to tender shares of common stock to purchase additional shares of common stock and may theoretically exercise all of his stock options with no additional investment other than the purchase of his original shares.

    Any unexercised options that expire or that terminate upon an optionee's ceasing to be employed by us become available again for issuance under this program.

    Although this program permits us to grant, in addition to incentive stock options and non-qualified stock options, (1) rights to purchase shares of our common stock to employees, (2) restricted shares of our common stock, (3) stock appreciation rights, and (4) performance shares of common stock, we have not issued any other type of compensation under this program other than non-qualified stock options and have agreed not to do so in the future.

    On date of this prospectus, options exercisable for an aggregate of 981,030 shares of common stock have been granted pursuant to this plan at a weighted average exercise price of $1.69 per share.

DIRECTORS' LIMITATION OF LIABILITY

    Our certificate of incorporation and/or by-laws include provisions to (1) indemnify the directors and officers to the fullest extent permitted by the Delaware General Corporation Law including circumstances under which indemnification is otherwise discretionary and (2) eliminate the personal liability of directors and officers for monetary damages resulting from breaches of their fiduciary duty, except for liability for breaches of the duty of loyalty, acts, or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, violations under Section 174 of the Delaware General Corporation Law or for any transaction from which the director derived an improper personal benefit. We believe that these provisions are necessary to attract and retain qualified persons as directors and officers.

    We have applied for directors and officers liability insurance in an amount of not less than $2 million.

    Insofar as indemnification for liability arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth, as of this prospectus,

       - each person who is known by us to be the owner of record or beneficial owner of more than 5% of the outstanding common stock,

       - each of our directors and executive officers, and

       - all of our directors and executive officers as a group,

the number of shares of common stock beneficially owned by each such person and such group and the percentage of the outstanding shares owned by each such person and such group.

    Except as otherwise noted below, the address of each of the persons in the table is c/o Netgateway, Inc., 300 Oceangate, 5(th) Floor, Long Beach, California 90802.

                                                                                                          OPTIONS
                                                                                                          GRANTED
                                                                                                         UNDER OUR
                                                                       PERCENT PRIOR    PERCENT AFTER   STOCK OPTION
NAME AND ADDRESS OF BENEFICIAL OWNER               NUMBER OF SHARES     TO OFFERING       OFFERING         PLANS
-------------------------------------------------  -----------------  ---------------  ---------------  ------------
Keith D. Freadhoff...............................       1,725,000(1)          17.7%            14.1%        338,000
Donald M. Corliss, Jr............................         150,000              1.5              1.2         332,000
David Bassett-Parkins............................         185,000              1.9              1.5         320,000
Hanh Ngo.........................................         100,000              1.0                *         233,333
Craig Gatarz.....................................               0                0                0         161,821
Scott Beebe......................................         900,000(2)           9.1              7.3               0
Ronald Spire.....................................         100,000(3)           1.0                *               0
Michael Khaled...................................         700,000(4)           7.0              5.6               0
Donald Danks.....................................         699,999(5)           7.0              5.6               0
Michael Vanderhoff...............................         602,500(6)           6.1              4.8               0
All directors and executive officers of
  Netgateway as a group (six persons)............       3,085,000(1)   (3)         30.7         24.6      1,385,154

------------------------

*   Less than one percent.

(1) Includes 750,000 shares of common stock currently held by the Individual Trusts, of which Mr. Freadhoff is trustee and over which Mr. Freadhoff has beneficial ownership and warrants exercisable for an aggregate of 50,000 shares of common stock. Of the 925,000 shares of common stock owned directly by Mr. Freadhoff, 825,000 have been pledged to secure personal financial obligations of Mr. Freadhoff. If Mr. Freadhoff defaults on these obligations, Mr. Freadhoff may lose beneficial ownership of these shares, which could result in a change of control of Netgateway. See "Risk Factors--We Depend On Our Senior Management And Their Loss or Unavailability Could Put Us At A Competitive Disadvantage; As Our Chairman and Chief Executive Has Pledged His Stock, We May Experience A Change Of Control" and "Related Party Transactions."

(2) Includes warrants exercisable for an aggregate of 50,000 shares of common stock.

(3) Includes warrants exercisable for an aggregate of 100,000 shares of common stock.

(4) Includes warrants exercisable for an aggregate of 100,000 shares of common stock.

(5) Includes warrants exercisable for an aggregate of 100,000 shares of common stock.

(6) Includes warrants exercisable for an aggregate of 50,000 shares of common stock.

    As used in the table above and elsewhere in this prospectus, the term BENEFICIAL OWNERSHip with respect to a security consists of sole or shared voting power, including the power to vote or direct the vote, and/or sole or shared investment power, including the power to dispose or direct the disposition, with respect to the security through any contract, arrangement, understanding, relationship, or otherwise, including a right to acquire such power(s) during the next 60 days following the date of this prospectus. Except as otherwise indicated, the stockholders listed in the table have sole voting and investment powers with respect to the shares indicated. Because the table above provides information with respect to the securities of Netgateway beneficially owned by the persons indicated, we have segregated from this information the information relating to securities of Netgateway owned, but not beneficially owned, by the persons indicated according to this definition. At the date of this prospectus, these securities consist of shares of common stock issuable upon the exercise of options granted under our stock option plans described in "Management--Stock Option Plans." None of these stock options is exercisable within 60 days following the date of this prospectus. In addition, we have excluded from the beneficial ownership of Messrs. Corliss and Bassett-Parkins and Ms. Ngo the shares of common stock currently in the Individual Trusts, as described under "Related Party Transactions."

    Except as otherwise noted below, the address of each of the persons in the table is c/o Netgateway, Inc., 300 Oceangate, 5th floor, Long Beach, California 90802.

                           RELATED PARTY TRANSACTIONS

    In July 1998 and August 1998, we loaned $600,000 and an additional $200,000, respectively, to Admor Memory Corp., a California-based computer memory maker, during our then pending acquisition of Admor, which acquisition was not consummated. This loan is due and payable on December 31, 1999 and accrues interest at the rate of 9.5% per annum until October, 1999 and 10% thereafter per annum. In August, 1998, we agreed to subordinate this obligation to a credit facility obtained by Admor and to receive payment of this obligation from the net income and the proceeds of equity sales of Admor. Subsequently, Admor defaulted on this credit facility and entered receivership. We have reduced the value of this loan in our financial statements to $0 effective December 31, 1998. Keith D. Freadhoff, our Chairman of the Board of Directors and Chief Executive Officer, and Scott Beebe, one of our Directors, beneficially own less than 1% and 2.89%, respectively, of the outstanding capital stock of Admor. Donald Danks, the beneficial owner of 699,000 shares of our common stock, was also a stockholder of Admor. Such individuals did not directly or indirectly receive any of the proceeds of these loans.

    We have entered into sublicensing agreements related to proprietary courseware of ProSoft, an Internet training solutions provider based in Austin, Texas. ProSoft entered into a courseware reproduction and licensing agreement with Steps granting this firm the exclusive right to sell courseware to the Federal government. This licensing obligation was personally guaranteed by Scott Beebe. ProSoft also entered into a courseware reproduction and licensing agreement with Training Resources International, granting an exclusive right to sell courseware in the education market. This licensing obligation was personally guaranteed by Michael Khaled. We, with the consent of ProSoft, entered into exclusive sublicense agreements with each of Steps and Training Resources. In consideration of the sublicense from Training Resources, we agreed to assume the minimum royalty payments required under their master license, totally $1,600,000. In consideration of the sublicense from Steps, we (1) assumed the minimum royalty payments required under their master license, totally $1,500,000, (2) assumed Steps' $200,000 obligation to Vision Holdings, Inc., which had advanced funds to Steps in connection with its master license, and (3) issued 1,000,000 shares of common stock to Steps. Of this aggregate obligation of $3,300,000, we paid approximately $1,500,000. Due to a lack of revenue derived from these licenses, we terminated the licenses and, in December 1998, entered into a settlement agreement with such corporation pursuant to which we have been released from all further obligation with respect to the remaining amounts payable. Steps is substantially owned by Scott Beebe, one of our Directors and significant stockholders. Training Resources is owned by Michael Khaled, another significant stockholder of Netgateway. Mr. Freadhoff was a founder of ProSoft and ProSoft's Chief Executive Officer and a director until his resignation in November 1997. Mr. Freadhoff beneficially owns approximately 3.32% of the outstanding common stock of ProSoft. Donald M. Corliss, Jr., our President and a Director, and Scott Beebe, one of our Directors' each beneficially owns less than 1%, of the outstanding common stock of ProSoft. Donald Danks, the beneficial owner of 699,000 shares of our common stock, was an officer, director, and significant stockholder of ProSoft until early 1998.

    During the period from March 4, 1998 through June 30, 1998, Mr. Freadhoff loaned us $132,429, $100,000 of which was converted into a capital contribution in June 1998. The remaining balance of $32,429 is not interest bearing and is repayable upon demand.

    During the period from March 4, 1998 through June 30, 1998, Michael Khaled, Donald Danks and Lynn Turnbow, stockholders of Netgateway, paid on our behalf to ProSoft pursuant to its master licenses $200,000, $100,000 and $100,000, respectively, in exchange for 600,000 shares of common stock.

    In March 1999, Mr. Freadhoff loaned us $100,000, which loan is non-interest bearing. This loan was repaid with a portion of the proceeds of our May 1999 private offering.

    In November 1998, we issued warrants exercisable for an aggregate of 300,000 shares of common stock, 50,000 shares of common stock to each of Messrs. Freadhoff, Beebe, Danks, and Vanderhoff, and 100,000 shares of common stock to Michael Khaled, a significant stockholder of Netgateway. The warrants were issued in order to reimburse Messrs. Freadhoff, Beebe, Danks, and Vanderhoff for voluntarily transferring to Mr. Khaled an equal number shares of common stock in order to settle a dispute among Netgateway and Mr. Khaled. These warrants are exercisable at $1.00 per share and expire in November 2000.

    In December 1998, Messrs. Freadhoff, Beebe, Danks, and Vanderhoff, contributed to a trust (the "Master Trust") 450,000, 100,000, 100,000, and 100,000 shares of common stock, respectively. The trustee of the Master Trust is Mr. Freadhoff and these individuals are the beneficiaries of this trust. This trust sold 350,000 of these shares to each of two trusts the trustee of which is Mr. Freadhoff and the beneficiary of one of which is Donald M. Corliss, Jr., our President and one of our Directors and the beneficiary of one of which is David Bassett-Parkins, our Chief Financial Officer and Chief Operating Officer, and one of our Directors, in exchange for a promissory note from each of these trusts in the principal amount of $350,000. Each of these individuals has delivered to their respective trust a promissory note in the principal amount of $350,000. The Master Trust sold the remaining 50,000 of these shares to a trust the trustee of which is Mr. Freadhoff and the beneficiary of which is Hanh Ngo, our Executive Vice President--Operations, in exchange for a promissory note from this trust in the principal amount of $50,000. Ms. Ngo has delivered to this trust a promissory note in the principal amount of $350,000. The trusts (the "Individual Trusts") of which Messrs. Corliss and Bassett-Parkins and Ms. Ngo are beneficiaries are, by their terms, permitted to deliver the shares of common stock to their beneficiaries in three equal installments for a purchase price of $1.00 per share on or after January 1, 2000, 2001, and 2002 (subject to acceleration in the event of a change of control), provided that the individual beneficiary of the Individual Trust in question has not voluntarily terminated their employment with us prior to these dates. These individuals will satisfy the purchase price for their shares by means of the repayment of their respective promissory note to the respective Individual Trust. In the event that any of these beneficiaries should so terminate their employment with us prior to these dates, the trustee of the respective Individual Trust will return these shares in such Individual Trust to the Master Trust in satisfaction of the promissory note from this Individual Trust to the Master Trust. The Master Trust will then deliver these shares to its beneficiaries in proportion to their contributions of shares of common stock to the Master Trust.

    During April and May 1999, Netgateway conducted its May 1999 private offering. Cruttenden Roth acted as one of the placement agents of that offering
and received compensation for their services in the form of $      in cash and
warrants exercisable for an aggregate of       shares of common stock for a
period of four years commencing one year after the initial closing of that offering at the exercise price of $10.00 per share.

    We have amended our bylaws and agreed with Cruttenden Roth Incorporated, as representative of the several underwriters, that all future transactions between us and any of our officers, directors, and 5% stockholders will be on terms no less favorable to us than can be obtained from unaffiliated third parties and will be approved by a majority of our independent and disinterested directors.

                           DESCRIPTION OF SECURITIES

    The following description of our capital stock and certain provisions of our certificate of incorporation and bylaws is a summary and is qualified in its entirety by the provisions of our certificate of incorporation and bylaws, which have been filed as exhibits to our registration statement of which this prospectus is a part.

IN GENERAL

    We are authorized by our certificate of incorporation to issue an aggregate of 40,000,000 shares of common stock, par value $.001 per share, and 5,000,000 shares of preferred stock, par value $.001 per share. As of March 31, 1999, giving effect to our spring 1999 private placements, 9,795,834 shares of common stock were outstanding and held of record by approximately 240 stockholders and no shares of preferred stock were outstanding.

COMMON STOCK

    Holders of common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. Holders of the common stock do not have cumulative voting rights, which means that the holders of more than one half outstanding shares of common stock, subject to the rights of the holders of preferred stock, can elect all of our directors, if they choose to do so. In this event, the holders of the remaining shares of common stock would not be able to elect any directors. Subject to the prior rights of any class or series of preferred stock which may from time to time be outstanding, if any, holders of common stock are entitled to receive ratably, dividends when, as, and if declared by the board of directors out of funds legally available for that purpose and, upon our liquidation, dissolution, or winding up, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. The outstanding common stock is validly authorized and issued, fully-paid, and nonassessable. In the event we were to elect to sell additional shares of common stock following this offering, investors in this offering would have no right to purchase additional shares. As a result, their percentage equity interest in us would be diluted.

    The shares of our common stock offered in this offering will be, when issued and paid for, fully paid and not liable for further call and assessment. Except as otherwise directed by Delaware law, and subject to the rights of the holders of preferred stock, all stockholder action is taken by the vote of a majority of the outstanding shares of common stock voted as a single class present at a meeting of stockholders at which a quorum consisting of a majority of the outstanding shares of common stock is present in person or proxy.

PREFERRED STOCK

    We may issue preferred stock in one or more series and having the rights, privileges, and limitations, including voting rights, conversion privileges, and redemption rights, as may, from time to time, be determined by the board of directors. Preferred stock may be issued in the future in connection with acquisitions, financings, or other matters as the board of directors deems appropriate. In the event that we determine to issue any shares of preferred stock, a certificate of designation containing the rights, privileges, and limitations of this series of preferred stock shall be filed with the Secretary of the State of the State of Delaware. The effect of this preferred stock is that our board of directors alone, and subject to Federal securities laws and Delaware law, may be able to authorize the issuance of preferred stock which could have the effect of delaying, deferring, or preventing a change in control of Netgateway without further action by the stockholders, and may adversely affect the voting and other rights of the holders of the common stock. The issuance of preferred stock with voting and conversion rights may also adversely affect the voting power of the holders of common stock, including the loss of voting control to others.

REGULATION OF THE INTRODUCTION OF BUSINESS AT ANNUAL MEETINGS OF STOCKHOLDERS

    Our by-laws include provisions which regulate the submission by persons other than the board of directors of matters to a vote of stockholders. Generally, at an annual meeting of the stockholders, the only business conducted must be brought before the annual meeting either by, or at the direction of, the board of directors or by any of our stockholders who is a stockholder of record at the time of giving of notice for such meeting, who shall be entitled to vote at such annual meeting, and who complies with the notice procedures set forth in the by-laws. For business to be properly brought before an annual meeting by a stockholder, the stockholder must be given timely notice thereof in writing to our Secretary. To be timely, a stockholder's notice must be delivered or mailed to, and received at, our principal executive offices not less than 60 days nor more than 90 days prior to the annual meeting, regardless of any postponement, deferrals, or adjournments of that meeting to a later date; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the 10(th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting the following:

       - a brief description of the business desired to be brought before the annual meeting and the reasons for conducting this business at the annual meeting,

       - the name and address, as they appear on our books, of the stockholder proposing this business,

       - the class and number of our shares which are beneficially owned by the stockholder, and

       - any material interest of the stockholder in the business he wishes to bring before the annual meeting.

    Notwithstanding anything in the by-laws to the contrary, no business shall be conducted at the stockholder meeting, except in accordance with the procedures set forth in the by-laws. The chairman of the meeting, as determined in accordance with the by-laws, shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and, in accordance with the provisions of these by-laws, and if he should so determine, he shall so declare to the meeting and any business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the above.

QUOTATION ON NASDAQ NATIONAL MARKET

    We have applied to have our common stock quoted on the Nasdaq National Market under the symbol "NGWY." Our common stock currently trades on the OTC Bulletin Board under this symbol.

TRANSFER AGENT

    The transfer agent and registrar for our common stock is Continental Stock Transfer & Trust Company, 2 Broadway, New York, New York 10004.

                        SHARES ELIGIBLE FOR FUTURE SALE

    Upon completion of this offering, we will have 12,343,404 shares of common stock outstanding, assuming no exercise of the underwriters' over-allotment option, and no exercise of outstanding options or warrants, no conversion of any outstanding convertible securities, and no exchange of any outstanding exchangeable securities. Of these shares, 2,950,000 shares, including the 2,500,000 shares offered in this offering, will be freely tradeable without further registration under the Securities Act. All of our officers and directors and certain of our current stockholders holding an aggregate of shares of our common stock have agreed not to sell, or otherwise dispose of, any of our securities for a period of at least six months from the date of this offering without the underwriters' prior written consent.

    Of the presently outstanding 9,893,404 shares of common stock, 9,443,404 are "restricted securities" within the meaning of Rule 144 under the Securities Act and, if held for at least one year, would be eligible for sale in the public market in reliance upon, and in accordance with, the provisions of Rule 144 following the expiration of such one-year period. In general, under Rule 144 as currently in effect, a person or persons whose shares are aggregated, including a person who may be deemed to be an "affiliate" of ours as that term is defined under the Securities Act, would be entitled to sell within any three month period a number of shares beneficially owned for at least one year that does not exceed the greater of (1) 1% of the then outstanding shares of common stock, or
(2) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice, and the availability of current public information about us. However, a person who is not deemed to have been an affiliate of us during the 90 days preceding a sale by such person and who has beneficially owned such shares of common stock for at least two years may sell such shares without regard to the volume, manner of sale, or notice requirements of Rule 144.

    Following this offering, we cannot predict the effect, if any, that sales of shares of common stock pursuant to Rule 144 or otherwise, or the availability of such shares for sale, will have on the market price prevailing from time to time. Nevertheless, sales by the current stockholders of a substantial number of shares of common stock in the public market could materially adversely affect prevailing market prices for the common stock. In addition, the availability for sale of a substantial number of shares of common stock acquired through the exercise of the representative's warrants or the outstanding options under our existing stock option plans or outstanding warrants or convertible securities could materially adversely affect prevailing market prices for our common stock. See "Risk Factors--Future Sales of Common Stock By Our Existing Stockholders Could Adversely Affect Our Stock Price."

    Some of our stockholders, holding in the aggregate approximately 1,731,400 shares of common stock or holding securities convertible into or exercisable or exchangeable for shares of common stock, have the right, subject to a number of conditions and limitations, to include their shares in registration statements
relating to our securities. Stockholders holding an aggregate of      of these
shares of common stock have waived these rights with respect to this offering. By exercising their registration rights and causing a large number of shares to be registered and sold in the public market, these holders may cause the market price of the common stock to fall.

    Up to 250,000 additional shares of common stock may be purchased by the underwriters during the period commencing on the first anniversary of the date of this prospectus and terminating on the fifth anniversary of the date of this prospectus through the exercise of the representative's warrants. Any and all securities purchased upon the exercise of the representative's warrants may be freely tradeable, provided that we satisfy certain securities registration and qualification requirements in accordance with the terms of the representative's warrants. See "Underwriting."

                                  UNDERWRITING

    Subject to the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which Cruttenden Roth is acting as representative, has severally, and not jointly, agreed to purchase the number of shares offered hereby set forth opposite their respective names below.

                                                                                   NUMBER OF
NAME                                                                                 SHARES
---------------------------------------------------------------------------------  ----------
Cruttenden Roth Incorporated.....................................................

Total............................................................................   2,500,000

    A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. The underwriting agreement provides that the obligation of the underwriters to purchase the shares is subject to some conditions. The underwriters shall be obligated to purchase all of the shares (other than those covered by the underwriters' over-allotment option described below), if any are purchased.

    The representative has advised us that the underwriters propose initially to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus and that they may allow certain dealers who are members of the NASD, and some foreign dealers, concessions not
in excess of $               per share, of which amount a sum not in excess of
$               per share may in turn be reallowed by such dealers to other dealers who are members of the NASD and to some foreign dealers. After the commencement of this offering, the offering price, the concession to selected dealers, and the reallowance to other dealers may be changed by the representative.

    We have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act, or will contribute to payments the underwriters may be required to make in respect.

    We have agreed to pay to the representative an expense allowance, on a non-accountable basis, equal to % of the gross proceeds derived from the sale of 2,500,000 shares offered in this offering, or 2,875,000 shares if the underwriters' over-allotment option is exercised in full. We paid an advance on this allowance in the amount of $25,000. We have also agreed to pay some of the representative's expenses in connection with this offering, including expenses in connection with qualifying the shares offered hereby for sale under the laws of such states as the representative may designate and the placement of tombstone advertisements.

    In connection with this offering, we have granted the representative the right, for the three-year period commencing on the closing date of this offering, to appoint an observer to attend all meetings of our board of directors. This designee has the right to notice of all meetings of the board of directors and to receive reimbursement for all out-of-pocket expenses incurred in attending these meetings. In addition, such designee will be entitled to indemnification to the same extent as our directors.

    The representative has advised us that the underwriters do not intend to confirm sales of the shares of common stock offered hereby to any account over which they exercise discretionary authority.

    We and our officers, directors, and certain of our current stockholders, have agreed not to offer, assign, issue, sell, hypothecate, or otherwise dispose of any shares of our common stock, our securities convertible into, or exercisable or exchangeable for, shares of our common stock, or shares of our common stock received upon conversion, exercise, or exchange of such securities, to the public without the prior written consent of Cruttenden Roth for a period of at least six months after the date of this prospectus.

    Prior to this offering, the common stock traded on the OTC Bulletin Board. We have applied to have the common stock quoted on the Nasdaq National Market. The public offering price for the shares has been determined by arms-length negotiations between us and the representative principally on the basis of the market price for our common stock prior to the date of this prospectus. The factors considered in such negotiations were prevailing market conditions, our history and prospects, and the history and prospects of the industry in which we compete, an assessment of our management, our capital structure, and such other factors deemed relevant.

    We have also granted to the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase at the public offering price per share, less underwriting discounts and commissions, up to an aggregate of 375,000 shares of common stock. To the extent this option is exercised, the underwriters will become obligated, subject to some conditions, to purchase additional shares of common stock. The underwriters may exercise such right of purchase only for the purpose of covering over-allotments, if any, made in connection with the sale of shares. Purchases of shares of common stock upon exercise of the over-allotment option will result in the realization of additional compensation by the underwriters.

    In connection with this offering, we have agreed to sell to the representative, individually and not as representative of the several underwriters, at the price of $.001 per warrant, the representative's warrants to purchase an aggregate of 250,000 shares of common stock. The representative's warrants are exercisable for a period of four years commencing one year after
the date of this prospectus at an exercise price per share equal to $      . The
representative's warrants may not be sold, transferred, assigned, pledged, or hypothecated for a period of 12 months from the date of the prospectus, except to members of the selling group and to officers and partners of the representative and members of the selling group. The representative's warrants contain anti-dilution provisions providing for adjustments of the exercise price and number of shares issuable on exercise of the representatives' warrants, upon the occurrence of specified events, including stock dividends, stock splits, and recapitalizations. The holders of the representative's warrants have no voting, dividend, or other rights as stockholders of Netgateway with respect to shares of common stock underlying the representative's warrants, unless the representative's warrants shall have been exercised.

    A new registration statement or post-effective amendment to the registration statement will be required to be filed and declared effective under the Securities Act before distribution to the public of the representative's warrants and the underlying shares. We have agreed, on one occasion during the period beginning one year after the date of this prospectus and ending five years after the date of this prospectus, if requested by the holders of a majority of the representative's warrants or shares of common stock issued upon their exercise, to make all necessary filings to permit a public offering of the representative's warrants and underlying shares and to use our best efforts to cause such filing to become effective under the Securities Act and to remain effective for at least 12 months, at our sole expense. In addition, we have agreed to give advance notice to holders of the representative's warrants and the underlying shares of common stock of our intention to file a registration statement, and in such case, holders of the representative's warrants and the underlying shares shall have the right to require us to include such shares of common stock in such registration statement at our expense (subject to specified limitations).

    During and after this offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with this offering. The underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the common stock sold in this offering for their account may be reclaimed by the syndicate if such shares are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain, or otherwise affect the market price of the common stock, which may be higher than the price that might otherwise prevail in the open market. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued at any time.

                                 LEGAL MATTERS

    Certain legal matters with respect to the validity of the issuance of the shares of common stock offered hereby will be passed upon for us by Brock Silverstein LLC, New York, New York. Certain legal matters in connection with the offering will be passed upon for the underwriters by Greenberg Traurig, New York, New York. Brock Silverstein LLC renders legal services to Cruttenden Roth in connection with matters other than this offering. Robert Steven Brown, a member of Brock Silverstein LLC, owns beneficially and of record an aggregate of 5,000 shares of common stock.

                                    EXPERTS

    The consolidated financial statements of Netgateway, Inc. and subsidiaries as of June 30, 1998 and for the period from March 4, 1998 (inception) to June 30, 1998 have been included herein and in the Form S-1 in reliance upon the report of KPMG LLP, independent certified public accountants, appearing elsewhere herein upon the authority of said firm as experts in accounting and auditing.

    The consolidated financial statements of Infobahn Technologies LLC dba Digital Genesis as of December 31, 1997 and 1996 and for the years ended December 31, 1997 and 1996 have been included herein and in the Form S-1 in reliance upon the report of Wright Ford Young & Co., independent certified public accountants, appearing elsewhere herein upon the authority of said firm as experts in accounting and auditing.

    The consolidated financial statements of Spartan Multimedia, Inc. as of August 31, 1998 and for the year ended August 31, 1998 have been included herein and in the Form S-1 in reliance upon the report of Allan Hogenson, Chartered Accountant, appearing elsewhere herein upon the authority of said individual as expert in accounting and auditing.

                             ADDITIONAL INFORMATION

    We have filed with the Securities and Exchange Commission a registration statement on Form S-1, including the exhibits, schedules, and amendments to this registration statement, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all the information set forth in the registration statement. For further information with respect to us and the shares of our common stock to be sold in this offering, we make reference to the registration statement. Although this prospectus contains all material information regarding us, statements contained in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete, and in each instance we make reference to the copy of such contract, agreement, or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

    You may read and copy all or any portion of the registration statement or any other information which we file at the Securities and Exchange Commission's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the Securities and Exchange Commission. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our Securities and Exchange Commission filings, including the registration statement, are also available to you on the Securities and Exchange Commission's Web site (http://www.sec.gov).

    As a result of this offering, we will become subject to the information and reporting requirements of the Exchange Act and, in accordance with this Act, will file periodic reports, proxy and information statements, and other information with the Securities and Exchange Commission. Such reports, proxy and information statements, and other information may also be inspected at the offices of Nasdaq Operations, 1735 K Street, N.W., Washington, D.C. 20006.

                         INDEX TO FINANCIAL STATEMENTS

NETGATEWAY, INC. AND SUBSIDIARIES PRO FORMA STATEMENTS
  Unaudited Pro Forma Consolidated Statement of Operations for the period March 4,
    1998 (Inception) through June 30, 1998...........................................        F-3
  Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended
    March 31, 1999...................................................................        F-4
  Notes to Unaudited Pro Forma Consolidated Statement of Operations..................        F-5

NETGATEWAY, INC. AND SUBSIDIARIES
  Independent Auditor's Report for Netgateway, Inc...................................        F-6
  Consolidated Balance Sheet as of June 30, 1998.....................................        F-7
  Consolidated Statement of Operations for the period March 4, 1998 (Inception)
    through June 30, 1998............................................................        F-8
  Consolidated Statement of Changes in Shareholders' Deficit for the period March 4,
    1998 (Inception) through June 30, 1998...........................................        F-9
  Consolidated Statement of Cash Flows for the period March 4, 1998 (Inception)
    through June 30, 1998............................................................       F-10
  Notes to Consolidated Financial Statements.........................................       F-11
  Unaudited Consolidated Balance Sheet as of March 31, 1999..........................       F-22
  Consolidated Statements of Operations for the nine months ended March 31, 1999 and for the cumulative period from March 4, 1998 (Inception) through March 31, 1999
    (Unaudited)......................................................................       F-23
  Consolidated Statements of Changes in Shareholders' Equity (Deficit) for the period
    March 4, 1998 (Inception) through June 30, 1998 and the nine months ended March
    31, 1999 (Unaudited).............................................................       F-24
  Consolidated Statements of Cash Flows for the nine months ended March 31, 1999 and for the cumulative period from March 4, 1998 (Inception) through March 31, 1999
    (Unaudited)......................................................................       F-25
  Notes to Unaudited Consolidated Financial Statements...............................       F-26

INFOBAHN TECHNOLOGIES, LLC DBA DIGITAL GENESIS
  Independent Auditor's Report for Infobahn Technologies, LLC dba Digital Genesis....       F-32
  Balance Sheets as of December 31, 1997 and 1996....................................       F-33
  Statements of Operations for the Years Ended December 31, 1997 and 1996............       F-34
  Statements of Members' Equity for the Years Ended December 31, 1997 and 1996.......       F-35
  Statements of Cash Flows for the Years Ended December 31, 1997 and 1996............       F-36
  Notes to Financial Statements......................................................       F-37

SPARTAN MULTIMEDIA, INC.
  Auditor's Report for Spartan Multimedia, Inc.......................................       F-38
  Balance Sheet as of August 31, 1998................................................       F-39
  Statement of Earnings and Retained Earnings for the Year Ended August 31, 1998.....       F-40
  Statement of Changes in Financial Position for the Year Ended August 31, 1998......       F-41
  Notes to Financial Statements......................................................       F-42

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

    The following unaudited pro forma consolidated data present the Unaudited Pro Forma Consolidated Statement of Operations of the Company for the nine months ended March 31, 1999, and period since inception (March 4, 1998) to June 30, 1998 after giving effect to the acquisitions of Spartan Multimedia and Infobahn Technologies (dba Digital Genesis) as if they had been consummated at the beginning of the respective periods presented. The Company's fiscal year ends on June 30.

    The pro forma data are based on the historical consolidated statements of the Company, Spartan Multimedia and Infobahn Technologies, giving effect to the acquisitions using the purchase method of accounting and the assumptions and adjustments outlined in the accompanying Notes to Unaudited Pro Forma Consolidated Financial Statements. The pro forma adjustments set forth in the following unaudited pro forma consolidated financial data are preliminary estimates and may differ from the actual adjustments when they become known. However, management believes such adjustments, if any, will not be material.

    The following unaudited pro forma consolidated financial data do not give effect to anticipated expenses related to the acquisition and do not reflect certain cost savings that management of the Company believes may be realized following the acquisition. These savings are expected to be realized primarily through integration of operations.

    The pro forma data are provided for comparative purposes only. They do not purport to be indicative of the results that actually would have occurred if the acquisitions had been consummated on the dates indicated or that may be obtained in the future. The unaudited pro forma consolidated financial data should be read in conjunction with the Notes thereto, the audited Consolidated Financial Statements of the Company and the Notes thereto and the audited Financial Statements of Infobahn Technologies and Spartan Multimedia, and the Notes thereto, all included in this registration statement.

                       NETGATEWAY, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

         FOR THE PERIOD MARCH 4, 1998 (INCEPTION) THROUGH JUNE 30, 1998

                                                       HISTORICAL
                                          -------------------------------------                PRO FORMA
                                                          DIGITAL     SPARTAN    -------------------------------------
                                           NETGATEWAY     GENESIS   MULTIMEDIA   ADJUSTMENTS     REFS.        TOTAL
                                          -------------  ---------  -----------  -----------     -----     -----------
Service revenue.........................  $       2,800     82,319       5,874                                  90,993
Operating expenses:
  License fees..........................      3,822,000         --          --                               3,822,000
  Depreciation and amortization.........         12,249        228          --       53,090          1,2        65,567
  Selling, general and administrative...        721,210     62,030      19,360           --                    802,600
                                                                                                      --
                                          -------------  ---------  -----------  -----------               -----------
      Total operating expenses..........      4,555,459     62,258      19,360       53,090                  4,690,167
                                                                                                      --
                                          -------------  ---------  -----------  -----------               -----------
      Income (loss) from operations.....     (4,552,659)    20,061     (13,486)      53,090                  4,599,174
Interest expense........................         19,277         --          --           --                     19,277
                                                                                                      --
                                          -------------  ---------  -----------  -----------               -----------
      Net income (loss).................  $  (4,571,936)    20,061     (13,486)      53,090                  4,618,451
                                                                                                      --
                                                                                                      --
                                          -------------  ---------  -----------  -----------               -----------
                                          -------------  ---------  -----------  -----------               -----------
Basic and diluted loss per share........  $       (0.84)        --          --           --                      (0.81)
                                                                                                      --
                                                                                                      --
                                          -------------  ---------  -----------  -----------               -----------
                                          -------------  ---------  -----------  -----------               -----------
Weighted average common shares
  outstanding -- basic and diluted......      5,416,242         --          --      400,000            3     5,721,327
                                                                                                      --
                                                                                                      --
                                          -------------  ---------  -----------  -----------               -----------
                                          -------------  ---------  -----------  -----------               -----------

                       NETGATEWAY, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)
            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                    FOR THE NINE MONTHS ENDED MARCH 31, 1999

                                                              HISTORICAL
                                                      --------------------------                PRO FORMA
                                                                       SPARTAN    -------------------------------------
                                                       NETGATEWAY    MULTIMEDIA   ADJUSTMENTS     REFS         TOTAL
                                                      -------------  -----------  -----------      ---      -----------
Service revenue.....................................  $     198,759       3,441                                 202,200
Operating expenses:
  Depreciation and amortization.....................        120,577          --       92,626            1       213,203
  Selling, general and administrative...............      6,862,966      75,995                               6,938,961
                                                      -------------  -----------  -----------               -----------
        Total operating expenses....................      6,983,543      75,995       92,626                  7,152,164
                                                      -------------  -----------  -----------               -----------
        Loss from operations........................     (6,784,784)    (72,554)     (92,626)                (6,949,964)
Loss on sale of equity securities...................         54,729          --           --                     54,729
Interest expense....................................        313,744          --           --                    313,744
                                                      -------------  -----------  -----------               -----------
        Loss before extraordinary item..............     (7,153,257)    (72,554)     (92,626)                (7,318,437)
Extraordinary gain on extinguishment
  of debt...........................................      1,853,232          --           --                  1,853,232
                                                      -------------  -----------  -----------               -----------
        Net loss....................................  $  (5,300,025)    (72,554)     (92,626)                (5,465,205)
                                                      -------------  -----------  -----------               -----------
                                                      -------------  -----------  -----------               -----------
Basic and diluted extraordinary gain
  per share.........................................            .21          --           --                        .21
                                                      -------------  -----------  -----------               -----------
                                                      -------------  -----------  -----------               -----------
Basic and diluted loss per share....................  $       (0.61)         --           --                      (0.63)
                                                      -------------  -----------  -----------               -----------
                                                      -------------  -----------  -----------               -----------
Weighted average common shares outstanding - basic
  and diluted.......................................      8,659,851          --           --                  8,659,851
                                                      -------------  -----------  -----------               -----------
                                                      -------------  -----------  -----------               -----------

                       NETGATEWAY, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)
      UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (CONTINUED)
       FOR THE PERIOD MARCH 4, 1998 (INCEPTION) THROUGH JUNE 30, 1998 AND
                    FOR THE NINE MONTHS ENDED MARCH 31, 1999

       NOTES TO UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

    The unaudited pro forma consolidated statements of operations have been prepared to reflect the acquisition of substantially all of the assets and liabilities of Infobahn Technologies (d/b/a Digital Genesis) and all outstanding capital stock of Spartan Multimedia in exchange for 400,000 shares of the Company's Common Stock and 371,429 shares of common stock of Storesonline.com, a wholly-owned subsidiary of the Company, which was convertible into the Company's common stock on a one-to-one basis, respectively, as if the transactions were effective at the beginning of the respective periods. The transactions are accounted for under the purchase method. To give effect to this assumption, the following adjustments were made:

1. The acquisition of Spartan Multimedia resulted in acquired technology and trade secrets of $926,262. Additional amortization of $46,313 for the period from March 4, 1998 (inception) to June 30, 1998 and $92,626 for the period from July 1, 1998 until the actual acquisition date of January 15, 1999 are shown.

2. The acquisition of Infobahn Technologies resulted in an intangible asset representing the value of acquired technology of $120,000, and goodwill valued at $235,193. Additional amortization of $6,777 for the period since March 4, 1998 (inception) to the acquisition date of June 2, 1998 is shown. The impact on income taxes would be minor due to historical losses of NetGateway.

3. The Company issued 400,000 shares of common stock to acquire Infobahn Technologies.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Netgateway, Inc.:

    We have audited the accompanying consolidated balance sheet of Netgateway, Inc. and subsidiary (a development stage enterprise) as of June 30, 1998 and the related consolidated statements of operations, changes in shareholders' deficit and cash flows for the period March 4, 1998 (inception) through June 30, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Netgateway, Inc. and subsidiary as of June 30, 1998 and the results of its operations and its cash flows for the period March 4, 1998 (inception) through June 30, 1998 in conformity with generally accepted accounting principles.

    The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2 to the financial statements, the Company's planned principal operations have not commenced and minimal revenues have been generated while the Company develops its technology. Additionally, the Company has a total shareholders' deficit and has continuing financial needs. These matters raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

KPMG LLP
October 23, 1998, except note 11 which is as of April 30, 1999

                        NETGATEWAY, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)
                           CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1998

                                           ASSETS

Current assets:
    Cash........................................................................  $  254,597
    Accounts receivable.........................................................      21,305
    Notes receivable............................................................      50,000
    Other current assets........................................................      45,565
                                                                                  ----------
        Total current assets....................................................     371,467
Property and equipment, net (note 3)............................................     143,384
Intangible assets, net (note 4).................................................     351,804
Other assets....................................................................       4,897
                                                                                  ----------
                                                                                  $  871,552
                                                                                  ----------
                                                                                  ----------

                           LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
    Accounts payable............................................................  $  106,242
    Accrued liabilities.........................................................     172,842
    Current portion of notes payable to related parties (note 5)................   2,052,159
                                                                                  ----------
        Total current liabilities...............................................   2,331,243
Notes payable to related parties, less current portion (note 5).................     367,892
                                                                                  ----------
        Total liabilities.......................................................   2,699,135
                                                                                  ----------
Shareholders' deficit (notes 7 and 8):
    Common stock, par value $.001 per share. Authorized 25,000,000 shares;
      issued and outstanding 7,510,000 shares at June 30, 1998..................       7,510
    Additional paid-in capital..................................................   2,849,163
    Deferred compensation.......................................................    (112,320)
    Deficit accumulated during development stage................................  (4,571,936)
                                                                                  ----------
        Total shareholders' deficit.............................................  (1,827,583)
Commitments and subsequent events (notes 10 and 11).............................
                                                                                  ----------
        Total liabilities and shareholders' deficit.............................  $  871,552
                                                                                  ----------
                                                                                  ----------

          See accompanying notes to consolidated financial statements.

                        NETGATEWAY, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)
                      CONSOLIDATED STATEMENT OF OPERATIONS
         FOR THE PERIOD MARCH 4, 1998 (INCEPTION) THROUGH JUNE 30, 1998

Service revenue.................................................................  $    2,800

Operating expenses:
    License fees (note 6).......................................................   3,822,000
    Depreciation and amortization...............................................      12,249
    Selling, general and administrative.........................................     721,210
                                                                                  ----------
        Total operating expenses................................................   4,555,459
                                                                                  ----------
        Loss from operations....................................................  (4,552,659)
Interest expense................................................................      19,277
                                                                                  ----------
        Net loss................................................................  $(4,571,936)
                                                                                  ----------
                                                                                  ----------
Basic and diluted loss per share................................................  $    (0.84)
                                                                                  ----------
                                                                                  ----------
Weighted average common shares outstanding--basic and diluted...................   5,416,242
                                                                                  ----------
                                                                                  ----------

          See accompanying notes to consolidated financial statements.

                        NETGATEWAY, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)
           CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' DEFICIT
         FOR THE PERIOD MARCH 4, 1998 (INCEPTION) THROUGH JUNE 30, 1998

                                                                                                                DEFICIT
                                                                                                              ACCUMULATED
                                                               COMMON STOCK       ADDITIONAL                    DURING
                                                PRICE     ----------------------    PAID-IN      DEFERRED     DEVELOPMENT
                                    DATE      PER SHARE    SHARES      AMOUNT       CAPITAL    COMPENSATION      STAGE
                                 -----------  ----------  ---------  -----------  -----------  -------------  -----------
Sale of common stock for
 cash..........................     3/98      $.07 - .33    754,545   $     755      199,245            --            --
Common stock issued for
 services......................     3/98         0.22     1,445,455       1,445      316,555            --            --
Common stock issued in exchange
 for shareholder's payment of
 Company debt..................     3/98         0.50       400,000         400      199,600            --            --
Common stock issued to acquire
 license.......................     3/98         0.22     1,000,000       1,000      219,000            --            --
Common stock issued for
 services......................     4/98         0.22       100,000         100       21,900            --            --
Deferred compensation on stock
 issued for services...........     4/98                         --          --      (14,080)      (14,080)           --
Amortization of deferred
 compensation..................  4/98 - 6/98                     --          --        1,760         1,760            --
Common stock issued to acquire
 license.......................     4/98         0.22     1,900,000       1,900      416,100            --            --
Common stock issued for
 services......................     5/98         .22        200,000         200       43,800            --            --
Common stock issued in exchange
 for shareholder's payment of
 Company debt..................     5/98         1.00       200,000         200      199,800            --            --
Sale of common stock for
 cash..........................  5/98 - 6/98     1.00       303,000         303      302,697            --            --
Conversion of debt to capital
 contribution..................     6/98                         --          --      100,000            --            --
Adjustment resulting from
 reverse acquisition...........     6/98                    450,000         450         (310)           --            --
Shares issued in business
 acquisition...................     6/98         1.00       400,000         400      399,600            --            --
Conversion of debt to common
 stock, including interest.....     6/98         1.00       184,000         184      185,349            --            --
Stock issued for deferred
 compensation..................     6/98         1.00       100,000         100         (100)     (100,000)           --
Sale of common stock for
 cash..........................     6/98         2.00        73,000          73      145,927            --            --
Net loss.......................                                  --          --           --            --    (4,571,936)
                                                          ---------  -----------  -----------  -------------  -----------
Balance at June 30, 1998.......                           7,510,000   $   7,510    2,849,163      (112,320)   (4,571,936)
                                                          ---------  -----------  -----------  -------------  -----------
                                                          ---------  -----------  -----------  -------------  -----------


                                    TOTAL
                                 SHAREHOLDERS'
                                   DEFICIT
                                 ------------
Sale of common stock for
 cash..........................      200,000
Common stock issued for
 services......................      318,000
Common stock issued in exchange
 for shareholder's payment of
 Company debt..................      200,000
Common stock issued to acquire
 license.......................      220,000
Common stock issued for
 services......................       22,000
Deferred compensation on stock
 issued for services...........      (14,080)
Amortization of deferred
 compensation..................        1,760
Common stock issued to acquire
 license.......................      418,000
Common stock issued for
 services......................       44,000
Common stock issued in exchange
 for shareholder's payment of
 Company debt..................      200,000
Sale of common stock for
 cash..........................      303,000
Conversion of debt to capital
 contribution..................      100,000
Adjustment resulting from
 reverse acquisition...........          140
Shares issued in business
 acquisition...................      400,000
Conversion of debt to common
 stock, including interest.....      185,533
Stock issued for deferred
 compensation..................           --
Sale of common stock for
 cash..........................      146,000
Net loss.......................   (4,571,936)
                                 ------------
Balance at June 30, 1998.......   (1,827,583)
                                 ------------
                                 ------------

          See accompanying notes to consolidated financial statements.

                        NET GATEWAY, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)
                      CONSOLIDATED STATEMENT OF CASH FLOWS
         FOR THE PERIOD MARCH 4, 1998 (INCEPTION) THROUGH JUNE 30, 1998

Cash flows from operating activities:
  Net loss.....................................................................  $(4,571,936)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Depreciation and amortization..............................................       12,249
    Common stock issued for services...........................................      371,680
    Amortization and write-off of license fees.................................    3,822,000
    Interest expense for debt converted to equity..............................       19,277
    Provision for doubtful accounts............................................       25,000
    Changes in assets and liabilities:
      Accounts receivable......................................................       (2,000)
      Other assets.............................................................      (45,422)
      Accounts payable and accrued liabilities.................................      116,033
                                                                                 -----------
        Net cash used in operating activities..................................     (253,119)
                                                                                 -----------
Cash flows from investing activities:
  Cash assumed in business acquisition.........................................        3,321
  Loans to customers...........................................................      (75,000)
  Purchase of property and equipment...........................................     (102,034)
                                                                                 -----------
        Net cash used in investing activities..................................     (173,713)
                                                                                 -----------
Cash flows from financing activities:
  Proceeds from issuance of common stock.......................................      649,000
  Proceeds from issuance of notes payable to related parties...................      132,429
  Repayment of notes payable to related parties................................     (100,000)
                                                                                 -----------
        Net cash provided by financing activities..............................      681,429
                                                                                 -----------
        Net increase in cash...................................................      254,597
Cash at beginning of period....................................................           --
                                                                                 -----------
Cash at end of period..........................................................  $   254,597
                                                                                 -----------
                                                                                 -----------
Supplemental schedule of noncash activities:
  Issuance of common stock for business acquisition............................  $   400,000
  Accrued asset purchases......................................................       27,743
  Conversion of notes payable to equity........................................      284,000
  Common stock issued in exchange for shareholders' payment of Company debt....      400,000
                                                                                 -----------
                                                                                 -----------

          See accompanying notes to consolidated financial statements.

                        NETGATEWAY, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1) DESCRIPTION OF BUSINESS

    Netgateway, Inc. and subsidiary ("Netgateway" or the "Company"), was formed on March 4, 1998 as a Nevada corporation. Netgateway is an internet commerce and connectivity company which is developing technology to enable businesses and other organizations to conduct commerce over the internet. The Company plans to assist such businesses and organizations with internet connectivity, web site design and development, database support, training and information, commerce server solutions and transaction clearing-house functions.

    The Company is a development stage enterprise as defined in Statement of Financial Accounting Standards ("SFAS") No. 7. The Company is devoting substantially all of its present efforts to developing technology. Planned principal operations have not commenced, and accordingly, no revenues have been derived therefrom. Only minimal consulting revenues were generated through June 30, 1998.

    On June 2, 1998, the Company acquired 100% of the outstanding stock of Video Calling Card, Inc. ("VCC"), a Nevada public shell corporation, in exchange for 450,000 shares of common stock. The transaction was recorded as a reverse acquisition under the purchase method of accounting whereby the accounting acquiror is Netgateway. Accordingly, the common stock account of the Company has been adjusted retroactively to reflect the outstanding common stock of VCC as of the date of the acquisition and for all prior periods. Also on June 2, 1998, the Company acquired certain assets and liabilities of Infobahn Technologies, LLC (d/b/a Digital Genesis), a California limited liability company, in exchange for 400,000 shares of common stock of the Company valued at $400,000. The consideration was allocated based on the relative fair values of the tangible and intangible assets and liabilities acquired, including acquired technology of $120,000, with the excess consideration of $235,193 recorded as goodwill. The operations of Digital Genesis are included in the consolidated statement of operations of the Company from June 2, 1998 through June 30, 1998. Unaudited pro forma consolidated results of operations are summarized below to reflect the acquisition of Digital Genesis as if it had occurred on March 4, 1998 (inception):

Revenue.................................................  $   85,119
                                                          ----------
                                                          ----------
Net loss................................................  (4,551,875)
                                                          ----------
                                                          ----------
Loss per share..........................................        (.81)
                                                          ----------
                                                          ----------

(2) LIQUIDITY

    The accompanying financial statements have been prepared on the basis that the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As of the date of this report, the Company's planned principal operations have not commenced and minimal revenues have been generated as the Company continues to develop its technology. The Company has relied upon private placements of its stock and issuances of debt to generate funds to meet its operating needs and plans to continue pursuing financing in this manner during the next year. However, there are no assurances that such financing will be available when and as needed to satisfy current obligations. As such, substantial doubt exists as to whether the Company will continue as a going concern.

                        NETGATEWAY, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(3) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A) PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and its subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

    (B) REVENUE RECOGNITION

    Revenue generated from consulting services is recognized as services are performed.

    (C) INTANGIBLE ASSETS

    Intangible assets are amortized on a straight-line basis over their estimated useful lives as follows:

Acquired technology.......................................    7 years
Goodwill..................................................   10 years

    (D) PROPERTY AND EQUIPMENT

    Property and equipment, stated at cost, is comprised of computer and office equipment. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets ranging from 3 to 5 years.

    (E) RESEARCH AND DEVELOPMENT EXPENDITURES

    Research and development costs are expensed as incurred.

    (F) INCOME TAXES

    Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

    (G) IMPAIRMENT OF LONG-LIVED ASSETS AND LONG-LIVED ASSETS TO BE DISPOSED OF

    The Company reviews long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted operating cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

                        NETGATEWAY, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(3) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (H) FINANCIAL INSTRUMENTS

    The carrying values of cash, accounts receivable, notes receivable, accounts payable and accrued liabilities at June 30, 1998 approximated fair value due to the short maturity of those instruments. The fair value of the notes payable to related parties could not be estimated due to the nature of the borrowings. All financial instruments are held for purposes other than trading.

    (I) ACCOUNTING FOR STOCK OPTIONS

    The Company applies the intrinsic value-based method of accounting prescribed by Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations, in accounting for its fixed plan employee stock options. As such, compensation expense would be recorded on the date of grant only if the current market price of the underlying stock exceeded the exercise price. Compensation expense related to stock options granted to non-employees is accounted for under Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation," whereby compensation expense is recognized over the vesting period based on the fair value of the options on the date of grant.

    (J) COMPREHENSIVE INCOME

    SFAS 130, "Reporting Comprehensive Income" (SFAS No. 130) establishes standards for reporting and displaying comprehensive income (loss) and its components in a full set of general-purpose financial statements. This statement requires that an enterprise classify items of other comprehensive income (loss) by their nature in a financial statement and display the accumulated balance of other comprehensive income (loss) separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. The Company does not have any components of other comprehensive income
(loss), therefore, comprehensive loss is the same as net loss for the period March 4, 1998 (inception) through June 30, 1998.

    (K) BUSINESS SEGMENTS AND RELATED INFORMATION

    Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information" (SFAS No. 131) establishes standards for the way public business enterprises are to report information about operating segments in annual financial statements and requires enterprises to report selected information about operating segments in interim financial reports issued to shareholders. Is also establishes standards for related disclosure about products and services, geographic areas and major customers. It replaces the "industry segment" concept of SFAS No. 14, "Financial Reporting for Segments of a Business Enterprise," with a "management approach" concept as the basis for identifying reportable segments. The Company has only one operating segment and has no foreign operations. Therefore, the adoption of SFAS No. 131 had no impact on the Company.

    (L) LOSS PER SHARE

    Basic earnings (loss) per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the

                        NETGATEWAY, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(3) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) issuance of common stock that then shared in the earnings of the entity. Diluted earnings (loss) per share is computed similarly to fully diluted earnings (loss) per share pursuant to Accounting Principles Board (APB) Opinion No. 15. There were 200,000 options and 73,000 warrants to purchase shares of common stock that were outstanding during the period March 4, 1998 (inception) through June 30, 1998 which were not included in the computation of diluted loss per share because the impact would have been antidilutive.

    (M) COSTS OF START-UP ACTIVITIES

    Pursuant to AICPA Statement of Position No. 98-5, "Reporting on the Costs of Start-Up Activities," the Company expenses all the costs of start-up activities as incurred.

    (N) USE OF ESTIMATES

    Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities at the balance sheet date and the reporting of revenues and expenses during the reporting periods to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

(3) PROPERTY AND EQUIPMENT

    Property and equipment balances at June 30, 1998 are summarized as follows:

Computers and office equipment............................  $ 152,244
Less accumulated depreciation.............................     (8,860)
                                                            ---------
                                                            $ 143,384
                                                            ---------
                                                            ---------

(4) INTANGIBLE ASSETS

    Intangible assets balances at June 30, 1998 are summarized as follows:

Acquired technology.......................................  $ 120,000
Goodwill..................................................    235,193
                                                            ---------
                                                              355,193
Less accumulated amortization.............................     (3,389)
                                                            ---------
                                                            $ 351,804
                                                            ---------
                                                            ---------

(5) LICENSE AGREEMENTS

    In March 1998, the Company entered into a sublicense agreement related to proprietary courseware with Training Resources International (TRI), which is wholly-owned by Michael Khaled, a stockholder of the Company, in exchange for the assumption of TRI's obligation of $1,600,000 to the original licensor, ProSoft I Net Solutions, Inc. (ProSoft). TRI entered into the original license agreement with ProSoft in January 1998.

                        NETGATEWAY, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(5) LICENSE AGREEMENTS (CONTINUED)
    In April 1998, the Company entered into a sublicense agreement related to proprietary courseware with S.T.E.P.S., Inc. (Steps), whose primary stockholder is Scott Beebe, a stockholder and director of the Company, in exchange for (1) the assumption of Steps remaining obligation of $1,500,000 to the original licensor, ProSoft, (2) the assumption of Step's obligation of $200,000 to Vision Holdings Inc. (Vision), an unrelated entity, which had advanced funds to Steps, and (3) the issuance of 1,000,000 shares of common stock valued at $220,000 to Steps. Additionally, the Company acquired supplies, books and other materials related to the licensed technology from Vision in exchange for $84,000. The Company had previously entered into a separate loan agreement for $100,000 with Vision. The Company's chief executive officer, Keith Freadhoff, was the chief executive officer at ProSoft when the original license agreement with Steps was entered into. Don Danks is a stockholder of the Company and was an officer of ProSoft at the time the original license agreements were entered into.

    In April 1998, the Company converted the $300,000 obligation to Vision into 1,900,000 shares of common stock, valued at $418,000. As a result, license fees of $418,000 were recorded for the incremental increase of the stock exchanged for the note payable cancellation.

    In June 1998, the Company changed its business plan and began focusing on developing technology to enable businesses and other organizations to conduct commerce over the internet. Therefore, the Company determined that the license fees would not ultimately be recoverable. Accordingly, the costs of acquiring the sub-license agreements and related supplies is included as license fees expense in the accompanying consolidated statement of operations.

(6) NOTES PAYABLE

    Notes payable at June 30, 1998 consists of the following:

Non-interest bearing note payable to ProSoft I-Net Solutions,
  Inc. under license agreements, maturing through October 15,
  1998..........................................................  $1,100,000
Non-interest bearing note payable payable to ProSoft I-Net
  Solutions, Inc. under license agreements, payable in quarterly principal and interest installments of $200,000 and maturing
  through December 31, 1999.....................................   1,287,622
Non-interest bearing note payable to an officer and shareholder,
  due on demand.................................................      32,429
                                                                  ----------
                                                                   2,420,051
Less current portion............................................  (2,052,159)
                                                                  ----------
                                                                  $  367,892
                                                                  ----------
                                                                  ----------

                        NETGATEWAY, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(6) NOTES PAYABLE (CONTINUED)
    At June 30, 1998, aggregate maturities of notes payable are as follows:

                                                                           TOTAL
                                                                        ------------
Year ending June 30:
  1999................................................................  $  2,052,159
  2000................................................................       367,892
                                                                        ------------
    Total maturities..................................................     2,420,051
                                                                        ------------
                                                                        ------------

    The non-interest bearing note payable payable to ProSoft I-Net Solutions, Inc. under license agreements due December 31, 1999, is net of imputed interest of $112,378 as of June 30, 1998.

    During the period from March 4, 1998 (inception) through June 30, 1998, an officer and shareholder loaned the Company $132,429 of which $100,000 was converted into a capital contribution in June 1998. The remaining balance of $32,429 is due on demand.

    In August 1998, the notes payable agreements to ProSoft I-Net Solutions, Inc. aggregating $2,387,622 were amended whereby the scheduled principal payments of $2,100,000 and $400,000 due in fiscal years 1999 and 2000, were changed to $1,800,000 and $700,000, respectively.

(7) STOCKHOLDERS' EQUITY

    During the period March 4, 1998 (inception) through June 30, 1998, the Company issued 1,645,455 shares of common stock valued at $362,000 to certain officers and employees in exchange for compensation. The shares vested immediately upon grant. In April 1998, the Company granted 100,000 shares of common stock under a consulting agreement in exchange for services valued at $22,000. Compensation expense of $7,920 was recognized for the value of the shares which vested immediately upon grant. Under the agreement, the Company may repurchase up to 64,000 shares of the common stock issued to the consultant. The shares eligible for repurchase vest ratably over a 24 month period upon performance of services under the consulting agreement. Deferred compensation of $14,080 was recorded in the accompanying consolidated statement of changes in shareholders' deficit to reflect the unearned compensation. During the period March 4, 1998 (inception) through June 30, 1998, 8,000 of the shares eligible for repurchase vested. As a result, $1,760 of compensation was recorded in the accompanying consolidated statement of operations. In June 1998, the Company issued 100,000 shares of common stock to an employee in exchange for services valued at $100,000. Half of the shares vested on July 1, 1998 with the remaining shares vesting ratably over a 12 month period. Accordingly, deferred compensation of $100,000 was recorded at June 30, 1998.

    During the period March 4, 1998 (inception) through June 30, 1998, Mike Khaled, Don Danks, and Lynn Turnbow, shareholders of the Company, paid, on behalf of the Company, $400,000 of the scheduled payments under the $3,000,000 notes payable to ProSoft in exchange for 600,000 shares of common stock valued at $400,000.

    In March 1998, an officer and shareholder of the Company loaned the Company $100,000. In June 1998, the note was converted into a capital contribution.

                        NETGATEWAY, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(7) STOCKHOLDERS' EQUITY (CONTINUED)
    In June 1998, $184,000 of notes payable to third parties were converted into 184,000 shares of common stock valued at $185,333, including $1,533 of accrued interest.

    During the period March 4, 1998 (inception) through June 30, 1998, the Company sold 1,057,545 shares of common stock for $503,000 in cash. Additionally, in June 1998, the Company sold 73,000 units in exchange for $146,000. Each unit consisted of one share of common stock and one warrant to purchase an equivalent number of shares of common stock at an exercise price of $4.00. The warrants were exercisable at any time prior to September 1, 1998. The fair value of the warrants on the date of the grant was estimated to be $.02 using the Black-Scholes option-pricing model with the following assumptions: dividend yield of 0%; risk-free interest rate of 5.16%; volatility of 100%; and an expected life of two months. The warrants were subsequently repriced to $2.00 per share and the exercise date was extended to October 1, 1998. The fair value of the warrants on the date of repricing remained consistent with the fair value on date of grant.

(8) STOCK OPTIONS

    In June 1998, the Board of Directors approved, for future grants, 500,000 options to acquire an equivalent number of shares of common stock at an exercise price of $1 per share to certain senior management. No options were granted as of June 30, 1998.

    In June 1998, the Board of Directors granted 100,000 options to acquire an equivalent number of shares of common stock at an exercise price of $6 per share as a legal fee retainer. The options vest ratably as services are provided and expire on April 30, 2005. The fair value of the options on the date of the grant was estimated to be $.66 using the Black-Scholes option-pricing model with the following assumptions: dividend yield of 0%; risk-free interest rate of 5.66%; volatility of 100%; and an expected life of seven years. As of June 30, 1998, only a minimal amount of legal services had been provided under the agreement.

    In June 1998, the Company granted a consultant 100,000 options to purchase an equivalent number of shares of common stock at an exercise price of $3.50 per share as compensation for services. The options vest upon the consultant achieving certain sales goals related to the sale of training courses under the ProSoft license agreement by June 1999. The options expire on June 1, 2003. As of June 30, 1998, no options had been earned under the agreement. The fair value of the options on the date of the grant was estimated to be $.59 per share using the Black-Scholes option-pricing model with the following assumptions: dividend yield of 0%; risk-free interest rate of 5.50%; volatility of 100%; and an expected life of 5 years. Subsequent to June 30, 1998, these options were canceled.

    The following is a summary of stock option activity:

                                                                                     WEIGHTED
                                                                      NUMBER OF       AVERAGE
                                                                       SHARES     EXERCISE PRICE
                                                                     -----------  ---------------
Balance at March 4, 1998...........................................          --      $      --
Granted............................................................     200,000           4.75
                                                                     -----------
Balance at June 30, 1998...........................................     200,000           4.75
                                                                     -----------         -----
                                                                     -----------         -----

                        NETGATEWAY, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(8) STOCK OPTIONS (CONTINUED)
    The following table summarizes information about shares under option at June 30, 1998:

                              WEIGHTED-
                               AVERAGE     WEIGHTED                    WEIGHTED
   RANGE OF                   REMAINING     AVERAGE                     AVERAGE
   EXERCISE       NUMBER     CONTRACTUAL   EXERCISE       NUMBER       EXERCISE
    PRICES      OUTSTANDING     LIFE         PRICE      EXERCISABLE      PRICE
--------------  -----------  -----------  -----------  -------------  -----------
$3.50 to 6.00      200,000    5.88 years   $    4.75            --     $      --
                -----------  -----------  -----------          ---    -----------
                -----------  -----------  -----------          ---    -----------

    In July 1998, the Board of Directors adopted the 1998 Stock Compensation Program ("Program") which consists of an Incentive Stock Option Plan, Non-Qualified Stock Option Plan, Restricted Share Plan, Employee Stock Purchase Plan, Non-Employee Director Stock Option Plan, Stock Appreciation Rights Plan and Other Stock Rights Plan. An aggregate of 1,000,000 shares were reserved for issuance under the Program.

    In December, 1998, the Board of Directors adopted, subject to approval by our stockholders, the 1998 Stock Option Plan for Senior Executives. This plan provides for the grant of options to purchase up to 5,000,000 shares of common stock to senior executives of Netgateway. Options may be either "incentive stock options" or non-qualified stock options under Federal tax laws.

(9) INCOME TAXES

    Income tax expense for the period March 4, 1998 (inception) through June 30, 1998 represents the California state minimum franchise tax of $800 and is included in selling, general and administrative expenses in the accompanying consolidated statement of operations.

    Income tax expense attributable to loss from operations during the period March 4, 1998 (inception) through June 30, 1998, differed from the amounts computed by applying the U.S. federal income tax rate of 34 percent to loss from operations as a result of the following:

Computed "expected" tax benefit.................................  $(1,564,458)
Decrease (increase) reduction in income taxes resulting from:
State and local income tax benefit, net of federal effect.......    (278,196)
Change in the valuation allowance for deferred tax assets
  allocated to income taxes.....................................   1,859,974
  Other.........................................................     (27,320)
                                                                  ----------
  Income tax expense............................................  $      800
                                                                  ----------
                                                                  ----------

                        NETGATEWAY, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(9) INCOME TAXES (CONTINUED)
    The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at June 30, 1998 are presented below:

Deferred tax assets:
  Net operating loss carryforwards..............................  $  199,036
  License fees..................................................   1,470,280
  Stock compensation expense....................................     179,872
  Intangible assets, principally due to differences in
    amortization................................................      10,290
  Property and equipment, principally due to differences in
    depreciation................................................         496
                                                                  ----------
    Total gross deferred tax assets.............................   1,859,974
    Less valuation allowance....................................  (1,859,974)
                                                                  ----------
    Net deferred tax assets.....................................  $       --
                                                                  ----------
                                                                  ----------

    In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the schedule reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. In order to fully realize the deferred tax assets, the Company will need to generate future taxable income of approximately $4,650,000 prior to the expiration of the carryforward period in 2013. Based on the projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not that the Company will not realize the benefits of these deductible differences. Such potential future benefits have been fully reserved, and accordingly, there are no net deferred tax assets.

    As of June 30, 1998, the Company had approximately $498,000 of net operating loss carryforwards available for Federal and state income tax purposes, respectively, which expire 2013. The ultimate realization of the net operating loss carryforwards will be limited by Section 382 of the Internal Revenue Code as a result of a change of control.

(10) LEASE COMMITMENTS

    The Company has noncancelable operating leases for office space which expire at various dates through July 2001. Minimum annual commitments under noncancelable operates leases are $71,102 in 1999, $66,571 in 2000 and $69,552 in 2001. All other operating leases are month-to-month arrangements.

    Rent expense amounted to $18,367 during the period March 4, 1998 (inception) through June 30, 1998.

(11) SUBSEQUENT EVENTS

    During July 1998 through September 1998, the Company sold 949,800 units in exchange for $1,899,600, of which 5,000 shares valued at $10,000 have yet to be issued. Each unit consisted of one

                        NETGATEWAY, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(11) SUBSEQUENT EVENTS (CONTINUED)
share of common stock and one warrant to purchase an equivalent number of shares of common stock at an exercise price of $4.00. The warrants were subsequently repriced to $2.00 per share. During July 1998 through October 1998, warrants to purchase 132,100 shares of common stock were exercised generating proceeds of $264,200.

    Subsequent to June 30, 1998, the Company paid $700,000 of scheduled principal payments under the notes payable to ProSoft I-Net Solutions, Inc. In connection with a settlement agreement and termination of the license agreements with ProSoft I-Net Solutions, Inc., the unpaid principal balance of $1,800,000 was forgiven in December 1998.

    During the period of July 1998 through March 1999, the Company granted 908,337 options to employees at exercise prices ranging from $2.17 to $5.34 per share.

    In December 1998, the Board of Directors adopted the 1998 Stock Option Plan for Senior Executives. An aggregate of 5,000,000 shares were reserved for issuance under the plan, 2,408,888 which had been granted as of March 31, 1999.

    In January 1999, the Company acquired 100% of the outstanding stock of Spartan Multimedia, Inc., a Canadian corporation, in exchange for 185,715 shares of common stock of StoresOnline.com, LTD, a wholly-owned Canadian subsidiary, valued at $464,286. The shares are convertible on a one-to-one basis into common stock of the Company. The issuance of an additional 185,714 shares was contingent upon the attainment of certain performance standards in future periods. In April 1999, the Board of Directors approved the issuance of the contingent shares and waived the performance standards. Accordingly, the consideration increased to $928,572. The acquisition of Spartan Multimedia, Inc. was recorded for using the purchase method of accounting. The consideration was allocated based on the relative fair values of the tangible and intangible assets and liabilities acquired, with the excess consideration of $926,267 recorded as acquired technology and trade secrets.

    During July 1998 and August 1998, the Company advanced an aggregate of $800,000 to Admor Memory Corp. (Admor) with which the Company was in merger discussions. Certain Company officers and directors were minor shareholders of Admor. The merger was not consummated and the advances were deemed uncollectible in December 1998 and written-off.

    From January 1999 to February 1999, the Company issued $1,000,000 of convertible debentures bearing interest at the 90-day treasury bill rate plus 4%. The debentures are convertible into the Company's common stock at $2.50 per share at the Company's option. The debentures are due in December 1999.

    During March 1999 and April 1999, the Company sold 312,600 shares of common stock in exchange for $937,000.

                        NETGATEWAY, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

(12) VALUATION AND QUALIFYING ACCOUNTS AND RESERVES

    The Company's schedule of valuation and qualifying accounts and reserves for the period of March 4, 1998 (inception) through June 30, 1998 as follows:

                                               BALANCE AT                                    BALANCE AT
                                                BEGINNING   CHARGED TO COSTS                   END OF
                                                OF PERIOD     AND EXPENSES     DEDUCTIONS      PERIOD
                                               -----------  -----------------  -----------  ------------
Allowance for doubtful accounts..............   $      --       $  25,000       $      --    $   25,000

                       NETGATEWAY, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)

                      UNAUDITED CONSOLIDATED BALANCE SHEET

                                 MARCH 31, 1999

                                                                                                       MARCH 31,
                                                                                                         1999
                                                                                                     -------------
                                                      ASSETS

Current assets:
  Cash.............................................................................................  $     137,233
  Accounts receivable..............................................................................         37,000
  Notes receivable.................................................................................             --
  Debt issue costs.................................................................................        141,595
  Other current assets.............................................................................         10,100
                                                                                                     -------------
      Total current assets.........................................................................        325,928
Property and equipment, net........................................................................        196,119
Intangible assets, net.............................................................................      1,201,256
Other assets.......................................................................................          8,194
                                                                                                     -------------
                                                                                                     $   1,731,497
                                                                                                     -------------
                                                                                                     -------------

                                      LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
  Accounts payable.................................................................................  $     447,432
  Accrued liabilities..............................................................................        353,512
  Convertible debentures (note 4)..................................................................        237,500
  Current portion of note payable to related parties...............................................        100,000
  Current portion of notes payable.................................................................        160,000
                                                                                                     -------------
      Total current liabilities....................................................................      1,298,444
Shareholders' equity (note 6):
  Common stock, par value $.001 per share. Authorized 25,000,000 shares; issued and outstanding
    9,357,900 shares at March 31, 1999.............................................................          9,358
  Additional paid-in captial.......................................................................     10,308,156
  Deferred compensation............................................................................        (12,500)
  Deficit accumulated during development stage.....................................................     (9,871,961)
                                                                                                     -------------
      Total shareholders' equity...................................................................        433,053
Subsequent events (note 7)
                                                                                                     -------------
      Total liabilities and shareholders' equity...................................................  $   1,731,497
                                                                                                     -------------
                                                                                                     -------------

          See accompanying notes to consolidated financial statements.

                        NETGATEWAY, INC. AND SUBSIDIARY
                        (A DEVELOPMENT STAGE ENTERPRISE)

                 UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

                    FOR THE NINE MONTHS ENDED MARCH 31, 1999

 AND FOR THE CUMULATIVE PERIOD FROM MARCH 4, 1998 (INCEPTION) THROUGH MARCH 31,
                                      1999

                                                                                                CUMULATIVE
                                                                                               PERIOD FROM
                                                                                              MARCH 4, 1998
                                                                          NINE MONTHS          (INCEPTION)
                                                                             ENDED               THROUGH
                                                                         MARCH 31, 1999       MARCH 31, 1999
                                                                         --------------  ------------------------
Service revenue........................................................   $    198,759               201,559
Operating expenses:
  License fees (note 5)................................................             --             3,822,000
  Depreciation and amortization........................................        120,577               132,826
  Selling, general and administrative..................................      6,862,966             7,584,176
                                                                         --------------          -----------
    Total operating expenses...........................................      6,983,543            11,539,002
                                                                         --------------          -----------
    Loss from operations...............................................     (6,784,784)          (11,337,443)
Loss on sale of equity securities......................................         54,729                54,729
Interest expense.......................................................        313,744               333,021
                                                                         --------------          -----------
    Loss before extraordinary item.....................................     (7,153,257)          (11,725,193)
Extraordinary gain on extinguishment of debt...........................      1,853,232             1,853,232
                                                                         --------------          -----------
    Net loss...........................................................   $ (5,300,025)           (9,871,961)
                                                                         --------------          -----------
                                                                         --------------          -----------
Basic and diluted extraordinary gain per share.........................   $        .21        $          .24
                                                                         --------------          -----------
                                                                         --------------          -----------
Basic and diluted loss per share.......................................   $      (0.61)                (1.29)
                                                                         --------------          -----------
                                                                         --------------          -----------
Weighted average common shares outstanding--basic and diluted..........      8,659,851             7,628,895
                                                                         --------------          -----------
                                                                         --------------          -----------

          See accompanying notes to consolidated financial statements.

                       NETGATEWAY, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)

      CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY (DEFICIT)

         FOR THE PERIOD MARCH 4, 1998 (INCEPTION) THROUGH JUNE 30, 1998
                    AND THE NINE MONTHS ENDED MARCH 31, 1999
                                  (UNAUDITED)

                                                                         COMMON STOCK        ADDITIONAL
                                                        PRICE PER   ----------------------     PAID-IN       DEFERRED
                                             DATE         SHARE      SHARES      AMOUNT        CAPITAL     COMPENSATION
                                          -----------  -----------  ---------  -----------  -------------  -------------
Sale of common stock for cash...........     3/98      $.07 - .33     754,545   $     755        199,245            --
Common stock issued for services........     3/98         0.22      1,445,455       1,445        316,555            --
Common stock issued in exchange for
  shareholders' payment of Company
  debt..................................     3/98         0.50        400,000         400        199,600            --
Common stock issued to acquire
  license...............................     3/98         0.22      1,000,000       1,000        219,000            --
Common stock issued for services........     4/98         0.22        100,000         100         21,900            --
Deferred compensation on stock issued
  for services..........................     4/98                          --          --             --       (14,080)
Amortization of deferred compensation...  4/98 - 6/98                      --          --             --         1,760
Common stock issued to acquire
  license...............................     4/98         0.22      1,900,000       1,900        416,100            --
Common stock issued for services........     5/98         0.22        200,000         200         43,800            --
Common stock issued in exchange for
  shareholders' payment of Company
  debt..................................     5/98         1.00        200,000         200        199,800            --
Sale of common stock for cash...........  5/98 - 6/98     1.00        303,000         303        302,697            --
Conversion of debt by officer...........     6/98                          --          --        100,000            --
Shares issued and adjustment resulting
  from reverse acquisition..............     6/98                     450,000         450           (310)           --
Shares issued in business acquisition...     6/98         1.00        400,000         400        399,600            --
Conversion of debt to common stock,
  including interest....................     6/98         1.00        184,000         184        185,349            --
Stock issued for deferred
  compensation..........................     6/98         1.00        100,000         100         99,900      (100,000)
Sale of common stock for cash...........     6/98         2.00         73,000          73        145,927            --
Net loss................................                                   --          --             --            --
                                                                    ---------  -----------  -------------  -------------
Balance at June 30, 1998................                            7,510,000       7,510      2,849,163      (112,330)
Unaudited...............................
Sale of common stock for cash...........  7/98 - 9/98     2.00        949,800         950      1,898,650            --
Exercise of warrants....................  7/98 - 9/98     2.00        132,100         132        264,068            --
                                            10/98 -
Warrants granted for services...........     3/99      2.00 - 2.50         --          --      1,410,400            --
Stock compensation paid by
  stockholders..........................                                   --          --        400,000            --
Amortization of deferred compensation...  7/98 - 3/99                      --          --             --        89,260
Forfeited stock.........................                              (48,000)        (48)       (10,512)       10,560
Subsidiary convertible common issued in
  business acquisition..................     1/99         2.50             --          --        928,572            --
Options issued for legal services.......  7/98 - 3/99                      --          --        194,160            --
Warrants granted for debt issue costs...     2/99         2.50             --          --        369,969            --
Shares issued for debenture
  conversion............................     3/99         2.50        305,000         305        762,195            --
                                            10/98 -
Shares issued for services..............     3/99      2.00 - 3.00    390,600         390        901,409            --
Shares issued for debt issue costs......     3/99         2.50         30,000          30         74,970            --
Sale of common stock for cash...........     3/99         3.00         88,400          89        265,111            --
Net loss................................                                   --          --             --            --
                                                                    ---------  -----------  -------------  -------------
Balance at March 31, 1999...............                            9,357,900   $   9,358     10,308,156       (12,500)
                                                                    ---------  -----------  -------------  -------------
                                                                    ---------  -----------  -------------  -------------

                                            DEFICIT
                                          ACCUMULATED     TOTAL
                                            DURING     SHAREHOLDERS'
                                          DEVELOPMENT     EQUITY
                                             STAGE      (DEFICIT)
                                          -----------  ------------
Sale of common stock for cash...........          --       200,000
Common stock issued for services........          --       318,000
Common stock issued in exchange for
  shareholders' payment of Company
  debt..................................          --       200,000
Common stock issued to acquire
  license...............................          --       220,000
Common stock issued for services........          --        22,000
Deferred compensation on stock issued
  for services..........................          --       (14,080)
Amortization of deferred compensation...          --         1,760
Common stock issued to acquire
  license...............................          --       418,000
Common stock issued for services........          --        44,000
Common stock issued in exchange for
  shareholders' payment of Company
  debt..................................          --       200,000
Sale of common stock for cash...........          --       303,000
Conversion of debt by officer...........          --       100,000
Shares issued and adjustment resulting
  from reverse acquisition..............          --           140
Shares issued in business acquisition...          --       400,000
Conversion of debt to common stock,
  including interest....................          --       185,533
Stock issued for deferred
  compensation..........................                        --
Sale of common stock for cash...........                   146,000
Net loss................................  (4,571,936)   (4,571,936)
                                          -----------  ------------
Balance at June 30, 1998................  (4,571,936)   (1,827,583)
Unaudited...............................
Sale of common stock for cash...........          --     1,899,600
Exercise of warrants....................          --       264,200

Warrants granted for services...........          --     1,410,400
Stock compensation paid by
  stockholders..........................          --       400,000
Amortization of deferred compensation...          --        89,260
Forfeited stock.........................          --            --
Subsidiary convertible common issued in
  business acquisition..................          --       928,572
Options issued for legal services.......          --       194,160
Warrants granted for debt issue costs...          --       369,969
Shares issued for debenture
  conversion............................          --       762,500

Shares issued for services..............          --       901,800
Shares issued for debt issue costs......          --        75,000
Sale of common stock for cash...........          --       265,200
Net loss................................  (5,300,025)   (5,300,025)
                                          -----------  ------------
Balance at March 31, 1999...............  (9,871,961)      433,053
                                          -----------  ------------
                                          -----------  ------------

                       NETGATEWAY, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)

                 UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOWS

                  FOR THE NINE MONTHS ENDED MARCH 31, 1999 AND
FOR THE CUMULATIVE PERIOD FROM MARCH 4, 1998 (INCEPTION) THROUGH MARCH 31, 1999

                                                                                                    CUMULATIVE
                                                                                                   PERIOD FROM
                                                                                                  MARCH 4, 1998
                                                                                 NINE MONTHS       (INCEPTION)
                                                                                 ENDED MARCH         THROUGH
                                                                                   31, 1999       MARCH 31, 1999
                                                                                --------------  ------------------
Cash flows from operating activities:
  Net loss....................................................................   $ (5,300,025)      (9,871,961)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Depreciation and amortization.............................................        120,577          132,826
    Common stock issued for services..........................................        901,800        1,273,480
    Amortization and write-off of license fees................................             --        3,822,000
    Loss on sale of equity securities.........................................         54,729           54,729
    Amortization of deferred compensation.....................................         89,260           89,260
    Gain on extinguishment of debt............................................     (1,853,232)      (1,853,232)
    Compensation expense for contributed capital..............................        400,000          400,000
    Interest expense for debt converted to equity.............................         35,488           54,765
    Interest expense on warrants issued as debt issue.........................        303,374          303,374
    Options and warrants issued for services..................................      1,604,560        1,604,560
    Provision for doubtful accounts...........................................         48,026           73,026
    Changes in assets and liabilities:
      Accounts receivable.....................................................        (63,721)         (65,721)
      Other assets............................................................         32,474          (12,948)
      Accounts payable and accrued liabilities................................        644,007          760,040
                                                                                --------------      ----------
        Net cash used in operating activities.................................     (2,982,683)      (3,235,802)
                                                                                --------------      ----------
Cash flows from investing activities:
  Cash assumed in business acquisition........................................          4,781            8,102
  Purchase of equity securities...............................................       (100,733)        (100,733)
  Proceeds from sale of equity securities.....................................         46,004           46,004
  Notes receivable............................................................         50,000          (25,000)
  Purchase of property and equipment..........................................        (91,303)        (193,337)
                                                                                --------------      ----------
        Net cash used in investing activities.................................        (91,251)        (264,964)
                                                                                --------------      ----------
Cash flows from financing activities:
  Proceeds from issuance of common stock......................................      2,164,800        2,813,800
  Proceeds from exercise of warrants..........................................        264,200          264,200
  Proceeds from issuance of notes payable and convertible debentures..........      1,160,000        1,392,429
  Proceeds from issuance of notes payable to related parties..................        100,000               --
  Repayment of notes payable to related parties...............................       (732,429)        (832,429)
                                                                                --------------      ----------
        Net cash provided by financing activities.............................      2,956,571        3,638,000
                                                                                --------------      ----------
        Net increase (decrease) in cash.......................................       (117,363)         137,234
Cash at beginning of period...................................................        254,597               --
                                                                                --------------      ----------
Cash at end of period.........................................................   $    137,234          137,234
                                                                                --------------      ----------
                                                                                --------------      ----------
Supplemental schedule of noncash activities:
  Issuance of common stock for business acquisition...........................   $         --          400,000
  Issuance of convertible stock in business acquisition.......................        464,286          464,286
  Accrued asset purchases.....................................................             --           27,743
  Conversion of notes payable to equity.......................................             --          284,000
  Conversion of debt to common stock..........................................        762,500          762,500
  Common stock issued in exchange for shareholders' payment of Company debt...             --          400,000
  Warrants issued for debt issue costs........................................        369,969          369,969
  Stock issued for debt issue costs...........................................         75,000           75,000
                                                                                --------------      ----------
                                                                                --------------      ----------

See accompanying notes to consolidated financial statements.

                       NETGATEWAY, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)

                  UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

                                 MARCH 31, 1999

(1) DESCRIPTION OF BUSINESS

Netgateway is an internet commerce and connectivity company which provides turn-key solutions designed to enable companies of any size to extend their business to the internet for a wide variety of purposes, including the advertising and sale of products or services by retailers and the conduct of commercial transactions between business enterprises.

The Company is a development stage enterprise as defined in Statement of Financial Accounting Standards ("SFAS") No. 7. The Company is devoting substantially all of its present efforts to developing technology. Planned principal operations have commenced, but have not produced significant revenue. Only minimal service and consulting revenues were generated through March 31, 1999.

On June 2, 1998, the Company acquired 100% of the outstanding stock (450,000 shares) of Video Calling Card, Inc. ("VCC"), a Nevada public shell corporation, in exchange for all of the issued and outstanding common stock of Netgateway. Each Netgateway share was exchanged for 10 shares of VCC. The transaction was recorded as a reverse acquisition under the purchase method of accounting whereby the accounting acquiror is Netgateway. Accordingly, the common stock account of the Company has been adjusted retroactively to reflect the outstanding common stock of VCC as of the date of the acquisition and for all prior periods. Also on June 2, 1998, the Company acquired certain assets and liabilities of Infobahn Technologies, LLC (d/b/a Digital Genesis), a California limited liability company, in exchange for 400,000 shares of common stock of the Company valued at $400,000. The consideration was allocated based on the relative fair values of the tangible and intangible assets and liabilities acquired, including acquired technology of $120,000, with the excess consideration of $235,193 recorded as goodwill. The operations of Digital Genesis are included in the consolidated statement of operations of the Company from June 2, 1998 through June 30, 1998.

In January 1999, the Company acquired 100% of the outstanding stock of Spartan Multimedia, Inc., a Canadian corporation, in exchange for 185,715 shares of common stock of StoresOnline.com, LTD, a wholly-owned Canadian subsidiary, valued at $464,286. The shares are convertible on a one-to-one basis into common stock of the Company. The issuance of an additional 185,714 shares was contingent upon the attainment of certain performance standards in future periods. In April 1999, the Board of Directors approved the issuance of the contingent shares and waived the performance standards. Accordingly, the consideration increased to $928,572. The acquisition of Spartan Multimedia, Inc. was recorded for using the purchase method of accounting. The consideration was allocated based on the relative fair values of the tangible and intangible assets and liabilities acquired, with the excess consideration of $926,267 recorded as acquired technology and trade secrets. The operations of Spartan Multimedia, Inc. are included in the consolidated statement of operations of the Company from January 15, 1999 through March 31, 1999. Unaudited pro forma consolidated results of operations for the nine months ended March 31, 1999 are summarized below to reflect the acquisition of Spartan Multimedia, Inc. as if it had occurred on July 1, 1998:

Revenue                                                           $  201,982
                                                                  ----------
                                                                  ----------
Net loss                                                          (5,379,256)
                                                                  ----------
                                                                  ----------
Loss per share                                                          (.62)
                                                                  ----------
                                                                  ----------

                       NETGATEWAY, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)

            UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                 MARCH 31, 1999

(2) LIQUIDITY

The accompanying financial statements have been prepared on the basis that the Company will continue as a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As of the date of this report, the Company's planned principal operations have not commenced and minimal revenues have been generated as the Company continues to develop its technology. The Company has relied upon private placements of its stock and issuances of debt to generate funds to meet its operating needs and plans to continue pursuing financing in this manner during the next year. However, there are no assurances that such financing will be available when and as needed to satisfy current obligations. As such, substantial doubt exists as to whether the Company will continue as a going concern.

(3) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   (A)  PRINCIPLES OF CONSOLIDATION

        The consolidated financial statements include the accounts of the Company and its subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

   (B)  REVENUE

        Revenue from services is recognized as the services are performed. Services revenue earned but not invoiced is recorded as revenue and unbilled accounts receivable until invoiced. Services billed in advance are recorded to deferred revenue as advance billings and collections relating to future services are recognized as revenue when earned.

   (C)  RESEARCH AND DEVELOPMENT EXPENDITURES

        Research and development costs are expensed as incurred.

   (D)  COMPREHENSIVE INCOME

        On March 4, 1998 (inception), the Company adopted SFAS 130, "Reporting Comprehensive Income" (SFAS No. 130). SFAS No. 130 establishes standards for reporting and displaying comprehensive income (loss) and its components in a full set of general-purpose financial statements. This statement requires that an enterprise classify items of other comprehensive income (loss) by their nature in a financial statement and display the accumulated balance of other comprehensive income (loss) separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. The Company does not have any components of other comprehensive income (loss), therefore, comprehensive loss is the same as net loss for the period March 4, 1998 (inception) through June 30, 1998 and the nine months ended March 31, 1999.

   (E)  LOSS PER SHARE

        Basic earnings (loss) per share is computed by dividing net income
        (loss) available to common shareholders by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per share reflects the potential dilution that could occur if

                       NETGATEWAY, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)

            UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                 MARCH 31, 1999

(3) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Diluted earnings (loss) per share is computed similarly to fully diluted earnings (loss) per share pursuant to Accounting Principles Board (APB) Opinion No. 15. There were 5,706,825 options and 1,308,300 warrants to purchase shares of common stock that were outstanding during the period July 1, 1998 through March 31, 1999. There were $237,500 of debentures outstanding which were convertible into 95,000 shares of common stock and 185,715 shares of common stock granted in the Company's Canadian subsidiary, StoresOnline.com, Ltd. that are convertible into 185,715 shares common stock outstanding as of March 31, 1999. None of these items were included in the computation of diluted loss per share because the impact would have been antidilutive.

   (E)  COSTS OF START-UP ACTIVITIES

        Pursuant to AICPA Statement of Position No. 98-5, "Reporting on the Costs of Start-Up Activities," the Company expenses all the costs of start-up activities as incurred.

   (F)  DEBT ISSUE COSTS

        Debt issue costs are recognized as interest expense ratably over the term of the related debt.

(4) CONVERTIBLE DEBENTURES AND NOTES PAYABLE

During January 1999 and February 1999, the Company issued $1,000,000 of convertible debentures bearing interest at the 90-day Treasury Bill rate plus 4%. The debentures are convertible into the Company's common stock at $2.50 per share at the Company's option. The debentures are due in December 1999. As of March 31, 1999, $762,500 in convertible debentures had been converted into 305,000 shares of common stock.

In March, 1999, the CEO of the Company loaned the Company $100,000 which is due within 10 days of the close of bridge financing.

(5) LICENSE AGREEMENTS

In March 1998, the Company entered into a sublicense agreement related to proprietary courseware with Training Resources International (TRI), which is wholly-owned by Michael Khaled, a stockholder of the Company, in exchange for the assumption of TRI's obligation of $1,600,000 to the original licensor, ProSoft I Net Solutions, Inc. (ProSoft). TRI entered into the original license agreement with ProSoft in January 1998.

    In April 1998, the Company entered into a sublicense agreement related to proprietary courseware with S.T.E.P.S., Inc. (Steps), whose primary stockholder is Scott Beebe, a stockholder and director of the Company, in exchange for (1) the assumption of Steps remaining obligation of $1,500,000 to the original licensor, ProSoft, (2) the assumption of Step's obligation of $200,000 to Vision Holdings Inc. (Vision), an unrelated entity, which had advanced funds to Steps, and (3) the issuance of 1,000,000 shares of common stock valued at $220,000 to Steps. Additionally, the Company acquired supplies,

                       NETGATEWAY, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)

            UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                 MARCH 31, 1999

(5) LICENSE AGREEMENTS (CONTINUED)
books and other materials related to the licensed technology from Vision in exchange for $84,000. The Company had previously entered into a separate loan agreement for $100,000 with Vision. The Company's chief executive officer, Keith Freadhoff, was the chief executive officer at ProSoft when the original license agreement with Steps was entered into. Don Danks is a stockholder of the Company and was an officer of ProSoft at the time the original license agreements were entered into.

    In April 1998, the Company converted the $300,000 obligation to Vision into 1,900,000 shares of common stock, valued at $418,000. As a result, license fees of $418,000 were recorded for the incremental increase of the stock exchanged for the note payable cancellation.

    In June 1998, the Company changed its business plan and began focusing on developing technology to enable businesses and other organizations to conduct commerce over the internet. Therefore, the Company determined that the license fees would not ultimately be recoverable. Accordingly, the costs of acquiring the sub-license agreements and related supplies is included as license fees expense in the accompanying consolidated statement of operations.

(6) STOCKHOLDERS' EQUITY

During the period March 4, 1998 (inception) through June 30, 1998, the Company issued 1,645,455 shares of common stock valued at $362,000 to certain officers and employees in exchange for compensation. The shares vested immediately upon grant. In April 1998, the Company granted 100,000 shares of common stock under a consulting agreement in exchange for services valued at $22,000. Compensation expense of $7,920 was recognized for the value of the shares which vested immediately upon grant. Under the agreement, the Company may repurchase up to 64,000 shares of the common stock issued to the consultant. The shares eligible for repurchase vest ratably over a 24 month period upon performance of services under the consulting agreement. Deferred compensation of $14,080 was recorded in the accompanying consolidated statement of changes in shareholders' equity (deficit) to reflect the unearned compensation. During the period March 4, 1998 (inception) through June 30, 1998, 8,000 shares eligible for repurchase vested. As a result, $1,760 of compensation was recorded in the accompanying consolidated statement of operations. During the nine months ended March 31, 1999, an additional 8,000 shares eligible for repurchase vested and the consulting agreement was subsequently canceled. As a result, $1,760 of compensation was recorded in the accompanying consolidated statement of operations.

In June 1998, the Company issued 100,000 shares of common stock to an employee in exchange for services valued at $100,000. Half of the shares vested on July 1, 1998 with the remaining shares vesting ratably over a 12 month period. Accordingly, deferred compensation of $100,000 was recorded at June 30, 1998. During the nine months ended March 31, 1999, the Company recorded $87,500 of compensation expense related to these shares.

During the period March 4, 1998 (inception) through June 30, 1998, Mike Khaled, Don Danks and Lynn Turnbow, shareholders of the Company, paid, on behalf of the Company, $400,000 of the scheduled payments under the $3,000,000 notes payable to ProSoft in exchange for 600,000 shares of common stock valued at $400,000.

                       NETGATEWAY, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)

            UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                 MARCH 31, 1999

(6) STOCKHOLDERS' EQUITY (CONTINUED)
In March 1998, an officer and shareholder of the Company, Keith Freadhoff, loaned the Company $100,000. In June 1998, the note was contributed to capital.

In June 1998, $184,000 of notes payable to third parties were converted into 184,000 shares of common stock valued at $185,333, including $1,533 of accrued interest.

During the period March 4, 1998 (inception) through June 30, 1998, the Company sold 1,057,545 shares of common stock for $503,000 in cash. Additionally, in June 1998, the Company sold 73,000 units in exchange for $146,000. Each unit consisted of one share of common stock and one warrant to purchase an equivalent number of shares of common stock at an exercise price of $4.00. The warrants were exercisable at any time prior to September 1, 1998. The estimated fair value of the warrants on the date of the grant was estimated to be $.02 using the Black-Scholes option-pricing model with the following assumptions: dividend yield of 0%; risk-free interest rate of 5.16%; volatility of 100%; and an expected life of two months. The warrants were subsequently repriced to $2.00 per share and the exercise date was extended to October 1, 1998. The fair value of the warrants on the date of repricing remained consistent with the fair value on date of grant. In October 1998, 132,100 warrants were exercised to purchase 132,100 shares of common stock and proceeds of $264,200.

In June 1998, the Board of Directors granted 100,000 options to acquire an equivalent number of shares of common stock at an exercise price of $6 per share as a legal retainer. The options vest ratably as services are provided and expire on April 30, 2005. As of June 30, 1998, only a minimal amount of legal services had been provided under the agreement. During the nine months ended March 31, 1999, under the anti-dilution clause of the agreement, the number of options increased to 240,000 and the exercise price was decreased to $2.50 per share. The fair value of the options was estimated to be $194,160 using the Black-Scholes option-pricing model with the following assumptions: dividend yield of 0%; risk-free interest rate of 5%; volatility of 100% and an expected life of 7 years. All services under the agreement were provided through March 31, 1999, therefore, legal expense of $194,160 was recognized in the accompanying consolidated financial statements.

During the nine months ended March 31, 1999, the Company issued warrants as consideration for various consulting fees and debt issue costs associated with the convertible debentures. The warrants were exercisable within two years from the dates of issuance. The fair value of the warrants on the dates of issuance was estimated to be $1,360,368 using the Black-Scholes option-pricing model with the following assumptions: dividend yield of 0%; risk-free interest rate of 5%; volatility of 100% and an expected life of 2 years. Accordingly, compensation expense of $990,400, debt issuance costs of $66,595 and interest expense of $303,374 were recorded in the accompanying consolidated financial statements.

During July 1998 through September 1998, warrants were exercised to purchase 132,100 shares of common stock for $264,068.

During the nine months ended March 31, 1999, the Company issued 390,600 shares of common stock valued at $901,800 as payment of consulting services. During March 1999, the Company issued 30,000 shares of common stock valued at $75,000 as payment of debt issuance costs associated with the issuance of $160,000 of notes payable.

                       NETGATEWAY, INC. AND SUBSIDIARIES
                        (A DEVELOPMENT STAGE ENTERPRISE)

            UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                 MARCH 31, 1999

(6) STOCKHOLDERS' EQUITY (CONTINUED)
In November 1998, the Company entered into a settlement agreement with Michael Khaled, a shareholder of the Company, whereby four shareholders of the Company contributed 200,000 shares of common stock valued at $400,000 to Mr. Khaled. Additionally, the Company granted warrants to purchase 100,000 shares of common stock to Mr. Khaled and warrants to purchase 200,000 shares of common stock to the four shareholders who contributed their stock. The fair value of the warrants on the issuance date was estimated to be $420,000 using the Black Scholes option-pricing with the following assumptions: dividend yield of 0%; risk-free interest rate of 5%; volatility of 100% and an expected life of 2 years. Accordingly, compensation expense of $820,000 was recognized in the accompanying consolidated financial statements.

In December 1998, the Board of Directors adopted the 1998 Stock Option Plan for Senior Executives. An aggregate of 5,000,000 shares were reserved for issuance under the plan. As of March 31, 1999, 2,408,488 options had been granted under the Plan.

During March 1999, the Company sold 88,400 shares of common stock in exchange for cash of $265,200. During April and May 1999, the Company sold 237,934 shares of common stock in exchange for cash of $713,800.

In April 1999, the Company issued 2,570 shares of common stock in connection with the cashless exercise of warrants.

During the nine months ended March 31, 1999, the Company granted 908,337 options to employees at exercise prices ranging from $2.17 to $5.34 per share.

During the period of April and May 1999, $25,000 of convertible debentures were converted to 10,000 shares of common stock.

In May 1999, the Company agreed to purchase and lease back technology from UnitNetImaging (Shopping Planet) in exchange for 35,000 shares of common stock.

                          INDEPENDENT AUDITORS' REPORT

April 20, 1999

To the Members of
Infobahn Technologies, LLC.
dba Digital Genesis:

    We have audited the accompanying balance sheets of Infobahn Technologies, LLC. dba Digital Genesis (a California Limited Liability Corporation) as of December 31, 1997 and 1996, and the related statements of operations, members' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Infobahn Technologies, LLC dba Digital Genesis as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.
                                          /s/ WRIGHT FORD YOUNG & CO.
                                          --------------------------------------
                                          WRIGHT FORD YOUNG & CO.

                          INFOBAHN TECHNOLOGIES, LLC.

                              DBA DIGITAL GENESIS

                                 BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1996

                                                                                                1997       1996
                                                                                             ----------  ---------
                                                      ASSETS

Current assets:
  Cash.....................................................................................  $    6,783  $   3,649
  Accounts receivable......................................................................      75,174     21,296
                                                                                             ----------  ---------
      Total current assets.................................................................      81,957     24,945
                                                                                             ----------  ---------
Equipment..................................................................................      20,193      2,067
Less--accumulated depreciation.............................................................      (1,432)       (69)
                                                                                             ----------  ---------
      Net equipment........................................................................      18,761      1,998
                                                                                             ----------  ---------
      Total assets.........................................................................  $  100,718  $  26,943
                                                                                             ----------  ---------
                                                                                             ----------  ---------

                                         LIABILITIES AND MEMBERS' EQUITY

Current liabilities:
  Accounts payable.........................................................................  $   14,177  $  10,319
  Accrued expenses.........................................................................       2,874      1,585
                                                                                             ----------  ---------
      Total current liabilities............................................................      17,051     11,904
Members' equity............................................................................      83,667     15,039
                                                                                             ----------  ---------
      Total liabilities and members' equity................................................  $  100,718  $  26,943
                                                                                             ----------  ---------
                                                                                             ----------  ---------

      The accompanying notes are an integral part of these balance sheets.

                          INFOBAHN TECHNOLOGIES, LLC.
                              DBA DIGITAL GENESIS

                            STATEMENTS OF OPERATIONS

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                                               1997        1996
                                                                                            ----------  ----------
Revenues..................................................................................  $  507,891  $  167,572
Selling, general and administrative expenses..............................................     446,416     181,940
                                                                                            ----------  ----------
  Net income (loss).......................................................................  $   61,475  $  (14,368)
                                                                                            ----------  ----------
                                                                                            ----------  ----------

        The accompanying notes are an integral part of these statements.

                          INFOBAHN TECHNOLOGIES, LLC.
                              DBA DIGITAL GENESIS

                         STATEMENTS OF MEMBERS' EQUITY

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

Balance at December 31, 1995......................................................  $      --
  Members' contributions..........................................................     29,407
  Net loss........................................................................    (14,368)
                                                                                    ---------
Balance at December 31, 1996......................................................     15,039
  Members' contributions..........................................................      7,153
  Net income......................................................................     61,475
                                                                                    ---------
Balance at December 31, 1997......................................................  $  83,667
                                                                                    ---------
                                                                                    ---------

        The accompanying notes are an integral part of these statements.

                           INFOBAHN TECHNOLOGIES, LLC

                              DBA DIGITAL GENESIS

                            STATEMENTS OF CASH FLOWS

                 FOR THE YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                                                               1997        1996
                                                                                            ----------  ----------
Cash flows from operating activities:
  Net income (loss).......................................................................  $   61,475  $  (14,368)
  Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
      Depreciation........................................................................       1,363          69
      Increase in accounts receivable.....................................................     (53,878)    (21,296)
      Increase in accounts payable........................................................       3,858      10,319
      Increase in accrued expenses........................................................       1,289       1,585
                                                                                            ----------  ----------
          Net cash provided by (used in) operating activities.............................      14,107     (23,691)
                                                                                            ----------  ----------
Cash flows from investing activities:
      Purchase of equipment...............................................................     (18,126)     (2,067)
                                                                                            ----------  ----------
Cash flows from financing activities:
      Members' contributions..............................................................       7,153      29,407
                                                                                            ----------  ----------
Net increase in cash and equivalents......................................................       3,134       3,649
Cash at beginning of year.................................................................       3,649          --
                                                                                            ----------  ----------
Cash at end of year.......................................................................  $    6,738  $    3,649
                                                                                            ----------  ----------
                                                                                            ----------  ----------
Supplemental disclosures of cash flow information:
      Interest paid.......................................................................  $       --  $       --
      Income taxes paid...................................................................  $       --  $       --

        The accompanying notes are an integral part of these statements.

                           INFOBAHN TECHNOLOGIES, LLC
                              DBA DIGITAL GENESIS

                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1996

1. ORGANIZATION AND SUBSEQUENT EVENT

    Infobahn Technologies, LLC. dba Digital Genesis (the Company) is a California corporation engaged primarily as an internet consulting company. The Company essentially ceased operation in June 1998, when the Company sold all of its net assets to Netgateway, a publicly traded company.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

    The Company recognizes revenue as the consulting services are provided to the customer.

EQUIPMENT

    Equipment is stated at cost. Depreciation on equipment is provided on the straight-line method over the estimated useful lives of the assets, which is five years.

INCOME TAXES

    The Company is treated as a partnership for federal and state income tax purposes. Consequently, income taxes are not payable by, or provided for, the Company. Members are taxed individually on their respective shares of the Company's earnings

USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the report amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3. CONCENTRATION OF CREDIT RISK AND MAJOR CUSTOMERS

    Financial instruments which subject the Company to concentrations of credit risk consist primarily of trade receivables. The Company's customer base consists primarily of technology based businesses. Significant customers as a percentage of revenues is as follows:

                                                                                     1997         1996
                                                                                     -----        -----
Customer A......................................................................          61%          --
Customer B......................................................................          13%          17%
Customer C......................................................................           9%          13%

                                AUDITOR'S REPORT

To the Shareholders
of Spartan Multimedia Inc.

    I have audited the balance sheet of Spartan Multimedia Inc. as at August 31, 1998 and the statement of earnings and retained earnings and changes in financial position for the year then ended. These financial statements are the responsibility of the company's management. My responsibility is to express an opinion on these financial statements based on my audit.

    I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

    In my opinion, these financial statements present fairly, in all material respects, the financial position of the company as at August 31, 1998 and the results of its operations and the changes in its financial position for the year then ended in accordance with generally accepted accounting principles.

                                          /s/ ALLAN HOGENSON
                                          --------------------------------------
                                          ALLAN HOGENSON

                                          Chartered Accountant

Calgary, Alberta
April 19, 1999

                            SPARTAN MULTIMEDIA INC.

                                 BALANCE SHEET

                                AUGUST 31, 1998
                             (IN CANADIAN DOLLARS)

                                           ASSETS
CURRENT
  Cash............................................................................  $  53,075
  Accounts receivable (Note 2)....................................................     39,042
                                                                                    ---------
                                                                                       92,117
CAPITAL (Note 3)..................................................................     10,714
                                                                                    ---------
                                                                                    $ 102,831
                                                                                    ---------
                                                                                    ---------

                                         LIABILITIES
CURRENT
  Accounts payable and accrued liabilities (Note 2)...............................  $  30,042
  Due to shareholders (Note 2)....................................................     24,030
                                                                                    ---------
                                                                                       54,072
                                                                                    ---------

                                    SHAREHOLDERS' EQUITY
SHARE CAPITAL (Note 4)............................................................    147,510
RETAINED EARNINGS (DEFICIT).......................................................    (98,751)
                                                                                    ---------
                                                                                       48,759
                                                                                    ---------
                                                                                    $ 102,831
                                                                                    ---------
                                                                                    ---------

APPROVED ON BEHALF OF THE BOARD:

__/s/ David Rosenthal__, Director
       David Rosenthal

__/s/ Jordi MacDonald__, Director
       Jordi MacDonald

                            SPARTAN MULTIMEDIA INC.

                  STATEMENT OF EARNINGS AND RETAINED EARNINGS

                       FOR THE YEAR ENDED AUGUST 31, 1998
                             (IN CANADIAN DOLLARS)

REVENUE...........................................................................  $  13,188
                                                                                    ---------

EXPENSES
  Advertising and promotion.......................................................     39,547
  Depreciation....................................................................      1,335
  Management fees.................................................................     53,674
  Office..........................................................................      4,299
  Postage and delivery............................................................        195
  Professional fees...............................................................      2,651
  Telephone.......................................................................      4,921
  Travel..........................................................................      5,317
                                                                                    ---------
                                                                                      111,939
                                                                                    ---------
NET EARNINGS (LOSS) and RETAINED EARNINGS
(DEFICIT), end of year............................................................  $ (98,751)
                                                                                    ---------
                                                                                    ---------

                            SPARTAN MULTIMEDIA INC.

                   STATEMENT OF CHANGES IN FINANCIAL POSITION

                       FOR THE YEAR ENDED AUGUST 31, 1998
                             (IN CANADIAN DOLLARS)

OPERATING ACTIVITIES
  Net earnings....................................................................  $ (98,751)
  Item not affecting cash
    Depreciation..................................................................      1,335
                                                                                    ---------
                                                                                      (97,416)
  Net change in non-cash working capital balances.................................     15,030
                                                                                    ---------
                                                                                      (82,386)
                                                                                    ---------
FINANCING ACTIVITIES
  Issuance of share capital.......................................................    147,510
                                                                                    ---------
INVESTMENT ACTIVITIES
  Purchase of capital assets......................................................    (12,049)
                                                                                    ---------
INCREASE IN CASH..................................................................     53,075
CASH, beginning of year...........................................................         --
                                                                                    ---------
CASH, end of year.................................................................  $  53,075
                                                                                    ---------
                                                                                    ---------

                            SPARTAN MULTIMEDIA INC.

                         NOTES TO FINANCIAL STATEMENTS

                                AUGUST 31, 1998

1. SIGNIFICANT ACCOUNTING POLICIES

CAPITAL ASSETS

    Capital assets are recorded at cost and are depreciated using the following annual rates and methods:

           Computer equipment           30%          Declining balance

2. RELATED PARTY TRANSACTIONS

    During the year, the company had business transactions with its shareholders. The particulars of these transactions and balances owing from or to these shareholders for the year ended August 31 were as follows:

Transactions during the year:
  Management fees..................................................  $  51,357
  Computer equipment...............................................      9,000

Balances at end of year:
  Accounts receivable (share subscriptions)........................  $  37,500
  Accounts payable (management fees)...............................     14,000

    Amounts due to shareholders are non-interest bearing and are not subject to specified terms of repayment.

3. CAPITAL ASSETS

                                                                            1998
                                                            -------------------------------------
                                                                        ACCUMULATED    NET BOOK
                                                              COST     AMORTIZATION      VALUE
                                                            ---------  -------------  -----------
Computer equipment........................................  $  12,049    $   1,335     $  10,714

4. SHARE CAPITAL

AUTHORIZED

    Unlimited number of common shares

ISSUED

1,666,668 common shares...........................................  $ 147,510
                                                                    ---------
                                                                    ---------

5. UNCERTAINTY DUE TO THE YEAR 2000 ISSUE

    The year 2000 Issue arises because many computerized systems use two digits rather than four to identify a year. Date-sensitive systems may recognize the year 2000 as 1900 or some other date,

                            SPARTAN MULTIMEDIA INC.

                                AUGUST 31, 1998

5. UNCERTAINTY DUE TO THE YEAR 2000 ISSUE (CONTINUED) resulting in errors when information using year 2000 dates is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 Issue may be experienced before, on, or after January 1, 2000, and if not addressed, the impact on operations and financial reporting may range from minor errors to significant systems failure which could affect an entity's ability to conduct normal business operations. It is not possible to be certain that all aspects of the Year 2000 Issue affecting the entity, including those related to the efforts of customers, suppliers, or other parties, will be fully resolved.

6. SUBSEQUENT EVENTS

    Effective November 1, 1998, an agreement was entered into between the shareholders of the company, Netgateway, Inc. and its wholly owned subsidiary, Storesonline.com Ltd. (Storesonline). All of the shares of the company were transferred to Storesonline on the effective date. The company will be amalgamated with Storesonline upon closing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   NETGATEWAY

                                     [LOGO]

    UNTIL       , 1999 ALL DEALERS EFFECTING TRANSACTIONS IN THE COMMON STOCK
WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following is an itemization of all expenses (subject to future contingencies) incurred or expected to be incurred by Netgateway in connection with the issuance and distribution of the securities being offered hereby, excluding the underwriters' discounts and commissions (items marked with an asterisk (*) represent estimated expenses):

SEC Registration Fee..............................................  $  12,909
Legal Fees and Expenses...........................................    225,000*
Blue Sky Fees (including counsel fees)............................     40,000*
NASD Filing Fees..................................................     30,000*
NASDR Fees........................................................      5,144
Accounting Fees and Expenses......................................    100,000
Transfer Agent and Registrar Fees.................................     10,000*
Printing and Engraving Expenses...................................     75,000*
Miscellaneous.....................................................     31,947*
                                                                    ---------
      Total.......................................................  $ 530,000*
                                                                    ---------
                                                                    ---------

ITEM 14. INDEMNIFICATION OF OFFICERS AND DIRECTORS

    Delaware General Corporation Law, Section 102(b)(7), enables a corporation in its original certificate of incorporation, or an amendment thereto validly approved by stockholders, to eliminate or limit personal liability of members of its Board of Directors for violations of a director's fiduciary duty of care. However, the elimination or limitation shall not apply where there has been a breach of the duty of loyalty, failure to act in good faith, intentional misconduct or a knowing violation of a law, the payment of a dividend or approval of a stock repurchase which is deemed illegal or an improper personal benefit is obtained. Our Certificate of Incorporation includes the following language:

    "The personal liability of the Directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of Subsection (b) of
Section 102 of the General Corporation Law of the State of Delaware as the same may be amended and supplemented."

    Delaware General Corporation Law, Section 145, permits a corporation organized under Delaware law to indemnify directors and officers with respect to any matter in which the director or officer acted in good faith and in a manner he reasonably believed to be not opposed to the best interests of Netgateway, and, with respect to any criminal action, had reasonable cause to believe his conduct was lawful.

    Article VII, Section 7 of the by-laws of Netgateway provides as follows:

        "The corporation shall indemnify its officers, directors, employees, and agents to the extent permitted by the General Corporation Law of Delaware."

    Article EIGHTH of the certificate of incorporation of Netgateway, as amended, permits indemnification of, and advancement of expenses to, among others, officers and directors of Netgateway. Such Article provides as follows:

        "(a) Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation or any of its direct or indirect subsidiaries or is or was serving at the request of the Corporation as a director, officer, employee, or agent of any other corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while serving as a director, officer, employee, or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith, and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the indemnitee's heirs, executors, and administrators; provided, however, that, except as provided in paragraph (c) of this Article EIGHTH with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation.

        "(b) The right to indemnification conferred in paragraph (a) of this Article EIGHTH shall include the right to be paid by the Corporation the expenses incurred in defending any proceeding for which such right to indemnification is applicable in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Article EIGHTH or otherwise.

        "(c) The rights to indemnification and to the advancement of expenses conferred in paragraphs (a) and (b) of this Article EIGHTH shall be contract rights. If a claim under paragraph (a) or (b) of this Article EIGHTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its board of directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article EIGHTH or otherwise, shall be on the Corporation.

        "(d) The rights to indemnification and to the advancement of expenses conferred in this Article EIGHTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this certificate of incorporation, by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

        "(e) The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the Delaware General Corporation Law.

        "(f) The Corporation's obligation, if any, to indemnify any person who was or is serving as a director, officer, employee, or agent of any direct or indirect subsidiary of the Corporation or, at the request of the Corporation, of any other corporation or of a partnership, joint venture, trust, or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, or other enterprise.

        "(g) Any repeal or modification of the foregoing provisions of this Article EIGHTH shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification."

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Netgateway pursuant to the foregoing provisions or otherwise, Netgateway has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

    Reference is made to the form of Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement for certain provisions regarding indemnification of Netgateway, its officers and directors, the Underwriters, and any controlling persons by the Underwriters against certain liabilities for information furnished by the Underwriters.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    Set forth below in chronological order is information regarding the numbers of shares of common stock sold by Netgateway, the number of options issued by Netgateway, and the principal amount of debt instruments issued by Netgateway since March 4, 1998 (inception), the consideration received by Netgateway for such shares, options and debt instruments and information relating to the section of the Securities Act or rule of the Securities and Exchange Commission under which exemption from registration was claimed. None of these securities was registered under the Securities Act. Except as otherwise indicated, no sales of securities involved the use of an underwriters and no commissions were paid in connection with the sale of any securities.

    From Netgateway's inception on March 4, 1998 through June 2, 1998, Netgateway issued to its founding stockholders a total of 2,800,000 shares of common stock at a price of $.001 per share.

    From Netgateway's inception on March 4, 1998 to June 30, 1998, Netgateway issued 600,000 shares of common stock to several of its existing stockholders in order to reimburse such stockholders for satisfying $400,000 of obligations of Netgateway. The certificates evidencing the shares of common stock were appropriately legended. In the opinion of Netgateway, the offer and the sale of the shares was exempt by virtue of Section 4(2) of the Securities Act and the rules promulgated thereunder. Each of these stockholders were "accredited investors" as defined in Rule 501 under the Securities Act.

    In April 1998, Netgateway issued 1,000,000 shares of common stock to S.T.E.P.S., Inc., the primary stockholder of which is Scott Beebe, a Director of Netgateway, in connection with the granting by Steps to Netgateway of a sublicense relating to proprietary courseware. The certificates evidencing the shares of common stock were appropriately legended. In the opinion of Netgateway, the offer and the sale of the shares was exempt by virtue of Section 4(2) of the Securities Act and the rules promulgated thereunder.

    In April 1998, Netgateway issued 1,900,000 shares of common stock to Vision Holdings, Inc. as consideration of the cancellation of $300,000 of indebtedness owed by Netgateway to Vision. The certificates evidencing the shares of common stock were appropriately legended. In the opinion of Netgateway, the offer and the sale of the shares was exempt by virtue of Section 4(2) of the Securities Act and the rules promulgated thereunder.

    In April 1998, Netgateway issued 100,000 shares of common stock to Eric Richardson in payment for legal consulting services. Of such shares of common stock, 36,000 vested immediately and 64,000 vested upon performance of consulting services by Mr. Richardson. An aggregate of 52,000 shares of common stock were issued to Mr. Richardson pursuant to this arrangement. The certificates evidencing the shares of common stock were appropriately legended. In the opinion of Netgateway, the offer and the sale of the shares was exempt by virtue of Section 4(2) of the Securities Act and the rules promulgated thereunder.

    In June 1998, Netgateway issued 100,000 shares to Alex Chafetz, an employee of Netgateway, in payment for services. The certificates evidencing the shares of common stock were appropriately legended. In the opinion of Netgateway, the offer and the sale of the shares was exempt by virtue of Section 4(2) of the Securities Act and the rules promulgated thereunder.

    In June 1998, Netgateway issued 184,000 shares of common stock to unaffiliated third party creditors of Netgateway as consideration of the cancellation of $185,333 of indebtedness owed by Netgateway to such creditors. The certificates evidencing the shares of common stock were appropriately legended. In the opinion of Netgateway, the offer and the sale of the shares was exempt by virtue of Section 4(2) of the Securities Act and the rules promulgated thereunder.

    On June 2, 1998, Netgateway issued 400,000 shares of common stock (including contingent issuances) in connection with the acquisition of Digital Genesis. The certificates evidencing the shares of common stock were appropriately legended. In the opinion of Netgateway, the offer and the sale of the shares was exempt by virtue of Section 4(2) of the Securities Act and the rules promulgated thereunder.

    In June 1998, Netgateway closed a private offering of 687,000 shares of its common stock. The shares were sold at the price of $1.00 per share, resulting in gross proceeds of $687,000. Each of the investors agreed to acquire the shares for investment purposes only and not with a view to distribution. The certificates evidencing the shares of common stock were appropriately legended. In the opinion of Netgateway, the offer and the sale of the shares was exempt by virtue of Section 4(2) of the Securities Act and the rules promulgated thereunder. Of the investors in the offering 16 were "accredited investors" as defined in Rule 501 under the Securities Act and 11 were not accredited investors.

    In connection with the Legal Fees Services Option Agreement, dated as of June 3, 1998 with Nida & Maloney P.C., Netgateway issued to such firm options to purchase 100,000 shares of common stock (subsequently adjusted through certain antidilution provisions to be 240,000 shares of common stock) at a strike price of $2.50 per share. In the opinion of Netgateway, the offer and the sale of the shares was exempt by virtue of Section 4(2) of the Securities Act and the rules promulgated thereunder.

    During the period from July 1998 through March 1999, Netgateway granted to its employees stock options exercisable for an aggregate of 1,317,559 shares of common stock at prices ranging from $2.17 to $5.34 per share.

    In July 1998, Netgateway closed a private offering of 1,022,800 units, each unit consisting of one share of common stock and one common stock purchase warrant entitling the holder to acquire one share of common stock at a price of $4.00 per share (subsequently repriced to $2.00 per share). The units were sold at $2.00 per unit. These warrants were exercisable through September 30, 1998, but were extended through October 30, 1998. Warrants exercisable for an aggregate of 132,100 shares were exercised prior to expiration of the warrants. The certificates evidencing the securities underlying the units were appropriately legended. In the opinion of Netgateway, the offer and the sale of the units (and the securities constituting the units) was exempt by virtue of
Section 4(2) of the Securities Act and the rules promulgated thereunder. Of the investors in the offering 75 were "accredited investors" as defined in Rule 501 under the Securities Act and 22 were not accredited investors.

    In connection with the Consulting and Advisory Agreement, dated October 20, 1998, with Burchmont Equities Group, Inc., Netgateway issued 100,000 shares of common stock the Burchmont Equities Group, Inc. in payment for advisory services. The shares will vest upon the happening of all of the following events: (1) Netgateway becomes listed on the Nasdaq SmallCap Market, (2) Netgateway files a Registration Statement on Form S-1 for its existing shares including these shares, and (3) Netgateway files a Form 10 and becomes a 12(g) reporting company.

    On October 20, 1998, Netgateway issued warrants exercisable for an aggregate of 225,000 shares of common stock to Dean Dumont and 75,000 shares of common stock to Maylene Burchmont in payment of consulting services. The certificates evidencing the warrants and any securities underlying the warrants were appropriately legended. In the opinion of Netgateway, the offer and the sale of the units (and the securities constituting the units) was exempt by virtue of
Section 4(2) of the Securities Act and the rules promulgated thereunder.

    On October 21, 1998, Netgateway issued warrants exercisable for an aggregate of 300,000 shares of common stock to Howard Effron in payment of consulting services. The certificates evidencing the warrants and any securities underlying the warrants were appropriately legended. In the opinion of Netgateway, the offer and the sale of the units (and the securities constituting the units) was exempt by virtue of Section 4(2) of the Securities Act and the rules promulgated thereunder.

    In connection with a Consulting and Advisory Agreement with Richard Berns, on October 21, 1998 Netgateway issued 25,000 shares of common stock in payment of advisory services. The certificates evidencing the securities underlying the units were appropriately legended. In the opinion of Netgateway, the offer and the sale of the units (and the securities constituting the units) was exempt by virtue of Section 4(2) of the Securities Act and the rules promulgated thereunder.

    In payment for merger and acquisition advisory services related to the acquisition of Spartan Multimedia, in November 1998, Netgateway issued 10,000 shares of common stock to the Chaffetz Family Trust. The certificates evidencing the securities underlying the units were appropriately legended. In the opinion of Netgateway, the offer and the sale of the units (and the securities constituting the units) was exempt by virtue of Section 4(2) of the Securities Act and the rules promulgated thereunder.

    On November 20, 1998, Netgateway issued warrants exercisable for an aggregate of (i) 50,000 shares to each of Keith D. Freadhoff, Scott Beebe, Donald D. Danks, and Michael Vanderhoff and

(ii) 100,000 shares to Michael Khaled. The certificates evidencing the warrants and any securities underlying the warrants were appropriately legended. In the opinion of Netgateway, the offer and the sale of the units (and the securities constituting the units) was exempt by virtue of Section 4(2) of the Securities Act and the rules promulgated thereunder.

    On November 20, 1998, Netgateway issued warrants exercisable for an aggregate of 100,000 shares to Ronald Spire in payment for consulting services. The certificates evidencing the warrants and any securities underlying the warrants were appropriately legended. In the opinion of Netgateway, the offer and the sale of the units (and the securities constituting the units) was exempt by virtue of Section 4(2) of the Securities Act and the rules promulgated thereunder.

    In connection with the Consulting and Advisory Agreement, dated November 1, 1998, with North Coast Securities Corp., Netgateway issued 10,000 shares of common stock to North Coast Securities Corp. in payment for for advisory services. The certificates evidencing the shares of common stock were appropriately legended. In the opinion of Netgateway, the offer and the sale of the units (and the securities constituting the units) was exempt by virtue of
Section 4(2) of the Securities Act and the rules promulgated thereunder.

    In connection with a Consulting and Advisory Agreement with Gerold Czuchna, on December 14, 1998, Netgateway issued 5,000 shares of common stock in payment of advisory services. The certificates evidencing the securities underlying the units were appropriately legended. In the opinion of Netgateway, the offer and the sale of the units (and the securities constituting the units) was exempt by virtue of Section 4(2) of the Securities Act and the rules promulgated thereunder.

    In connection with the Consulting Agreement, dated as of December 24, 1998, between Netgateway, Inc. and Glashow Associates LLC, Netgateway issued 170,000 shares of common stock and warrants exercisable for an aggregate of 150,000 shares to such firm in payment for consulting services. The certificates evidencing the shares of common stock were appropriately legended. In the opinion of Netgateway, the offer and the sale of the units (and the securities constituting the units) was exempt by virtue of Section 4(2) of the Securities Act and the rules promulgated thereunder.

    In connection with acquisition of Spartan Multimedia, in January 1999, StoresOnline.com Ltd. issued 371,429 shares of class B common stock, each of which is convertible into one share of Netgateway common stock. The certificates evidencing the shares of common stock were appropriately legended. In the opinion of Netgateway, the offer and the sale of the units (and the securities constituting the units) was exempt by virtue of Section 4(2) of the Securities Act and the rules promulgated thereunder.

    In connection with the Consulting Agreement, dated as of January 26, 1999, with Stock Maker, Inc., Netgateway issued 40,000 shares to such firm in payment for advisory services. The certificates evidencing the shares of common stock were appropriately legended. In the opinion of Netgateway, the offer and the sale of the units (and the securities constituting the units) was exempt by virtue of Section 4(2) of the Securities Act and the rules promulgated thereunder. These shares were subsequently returned to the authorized, but unissued, common stock of Netgateway.

    In connection with Netgateway's then pending private offering of convertible debentures, on February 1, 1999, Netgateway issued warrants exercisable for an aggregate of (i) 129,000 shares to Dean Dumont,(ii) 12,750 shares to Todd Torneo, (iii) 3,000 shares to Tradeway Securities Group, (iv) 4,250 to John Borcich, (v) 66,800 shares to Y2K Capital, (vi) 35,000 to Roxanne Melotte, and
(vii) 32,500 shares to Michael Vanderhoff. The certificates evidencing the warrants and any securities underlying the warrants were appropriately legended. In the opinion of Netgateway, the offer and the sale of the units (and the securities constituting the units) was exempt by virtue of Section 4(2) of the Securities Act and the rules promulgated thereunder.

    In payment for financial consulting services, on February 15, 1999, Netgateway issued an aggregate of 30,000 shares of common stock to two individuals. The certificates evidencing the shares of common stock were appropriately legended. In the opinion of Netgateway, the offer and the sale of the units (and the securities constituting the units) was exempt by virtue of
Section 4(2) of the Securities Act and the rules promulgated thereunder. These shares were subsequently returned to the authorized, but unissued, common stock of Netgateway.

    In March 1999, Netgateway closed a private offering of $1 million principal amount of convertible debentures for gross proceeds of $1 million. The debentures are convertible into shares of common stock at the conversion price of $2.50 per share. These debentures mature one year following the closing of this offering. The certificates evidencing debentures, as well as any shares of common stock issued upon the conversion thereof, were appropriately legended. In the opinion of Netgateway, the offer and the sale of the debentures was exempt by virtue of Section 4(2) of the Securities Act and the rules promulgated thereunder. All of the investors in the offering were "accredited investors" as defined in Rule 501 under the Securities Act.

    On March 5, 1999, Netgateway issued an aggregate of 30,000 shares of common stock in order to induce Joseph Py and Robert Ciri to make loans to Netgateway. The certificates evidencing debentures, as well as any shares of common stock issued upon the conversion thereof, were appropriately legended. In the opinion of Netgateway, the offer and the sale of the debentures was exempt by virtue of
Section 4(2) of the Securities Act and the rules promulgated thereunder.

    On March 17, 1999, Netgateway issued warrants exercisable for an aggregate of 25,000 shares of common stock to XOOM.com, Inc. These warrants were exercisable at $12.00 per share and were exercisable on a cashless basis. The warrants were exercised in full on a cashless basis on April 14, 1999 for an aggregate of 2,570 shares of common stock. The certificates evidencing the warrants, as well as any shares of common stock issued upon the exercise thereof, were appropriately legended. In the opinion of Netgateway, the offer and the sale of the debentures was exempt by virtue of Section 4(2) of the Securities Act and the rules promulgated thereunder.

    On March 31, 1999, Netgateway issued 600 shares of common stock to Steve Jorgenson, a professional golfer, in connection with Mr. Jorgenson acting as a spokesman for Netgateway.

    In April 1999, Netgateway closed a private offering of 329,000 shares of its common stock. The shares were sold at the price of $3.00 per share, resulting in gross proceeds of $987,000. Each of the investors agreed to acquire the shares for investment purposes only and not with a view to distribution. The certificates evidencing the shares of common stock were appropriately legended. In the opinion of Netgateway, the offer and the sale of the shares was exempt by virtue of Section 4(2) of the Securities Act and the rules promulgated thereunder. All of the investors in the offering were "accredited investors" as defined in Rule 501 under the Securities Act.

    On April 1, 1999, Netgateway issued warrants exercisable for an aggregate of 5,000 shares of common stock to Andrew Glashow in order to induce such individual to make a loan to Netgateway. The certificates evidencing the warrants were appropriately legended. In the opinion of Netgateway, the offer and the sale of the shares was exempt by virtue of Section 4(2) of the Securities Act and the rules promulgated thereunder.

    On April 1, 1999, Netgateway issued warrants exercisable for an aggregate of 26,050 shares of common stock to Richard Berns in connection with Netgateway's convertible debenture private offering. The certificates evidencing the warrants were appropriately legended. In the opinion of Netgateway, the offer and the sale of the shares was exempt by virtue of Section 4(2) of the Securities Act and the rules promulgated thereunder.

    In May 1999, Netgateway closed a private offering of 40 units, each unit consisting of $50,000 principal amount of Series A 12% Senior Notes due 2000 and 5,000 shares of common stock. The notes mature on the earlier of April 30, 2000 and the date of the closing of this offering. The units were sold at the price of $50,000 per unit, resulting in gross proceeds of $2,000,000. Each of the investors agreed to acquire the shares for investment purposes only and not with a view to distribution. The certificates evidencing the securities underlying the units were appropriately legended. In the opinion of Netgateway, the offer and the sale of the shares was exempt by virtue of Section 4(2) of the Securities Act and the rules promulgated thereunder. All of the investors in the offering were "accredited investors" as defined in Rule 501 under the Securities Act.

    On May 3, 1999, Netgateway issued warrants exercisable for an aggregate of 5,000 shares of common stock to GMR for consulting services. The certificates evidencing the warrants were appropriately legended. In the opinion of Netgateway, the offer and the sale of the shares was exempt by virtue of Section 4(2) of the Securities Act and the rules promulgated thereunder.

    Each of such transactions was exempt from registration under the Securities Act by virtue of the provisions of Section 4(2) and/or Section 3(b) of the Securities Act. Each purchaser of the securities described below has represented that he/she/it understands that the securities acquired may not be sold or otherwise transferred absent registration under the Securities Act or the availability of an exemption from the registration requirements of the Securities Act, and each certificate evidencing the securities owned by each purchaser bears or will bear upon issuance a legend to that effect.

ITEM 16. EXHIBITS

    (a) The following exhibits are filed herewith:

EXHIBIT NO.
-----------
     1.1     Form of Underwriting Agreement

     3.1     Certificate of Incorporation

     3.2*    Bylaws

     4.1     Form of Representatives' Warrant

     4.2*    Form of Common Stock Certificate

     5.1*    Opinion of Brock Silverstein LLC

    10.1     Form of Employment Agreement, dated as of January 1, 1999, between Netgateway, Inc. and Keith D.
             Freadhoff

    10.2     Form of Employment Agreement, dated as of January 1, 1999, between Netgateway, Inc. and Donald M.
             Corliss, Jr.

    10.3     Form of Employment Agreement, dated as of January 1, 1999, between Netgateway, Inc. and David
             Bassett-Parkins

    10.4     Form of Employment Agreement, dated as of January 1, 1999, between Netgateway, Inc. and Hanh Ngo

    10.5     Form of Employment Agreement, dated as of April 5, 1999, between Netgateway, Inc. and Craig Gatarz

    10.6     1998 Stock Compensation Program

    10.7     1998 Stock Option Plan for Senior Executives

    10.8     Office Lease, dated as of June 26, 1998, between Netgateway, Inc. and Pacific Tower Associates

    10.9     Form of Internet Data Center Services Agreement, between Netgateway, Inc. and Exodus Communications,
             Inc.

EXHIBIT NO.
-----------
    10.10    Form of Secured Convertible Debenture due December 31, 1999

    10.11    Agreement and Plan of Reorganization, dated as of June 2, 1998, among Netgateway, Infobahn
             Technologies, LLC, Video Calling Card, Inc., the Netgateway Shareholders and the Video Majority
             Shareholder

    10.12    Software Assignment and Grant Back Limited License Agreement, dated as of November 16, 1999, between
             Netgateway and Shopping Planet

    10.13    Stock Purchase Agreement, dated as of November 1, 1998, among StoresOnline.com, Ltd., Netgateway,
             Inc. and the Selling Stockholders

    10.14    Amendment to Stock Purchase Agreement, among StoresOnline.com, Ltd., Netgateway, Inc. and the Selling
             Stockholders

    10.15    Form of Financial Consulting Agreement.

    10.16*   Form of Series A 12% Senior Note due 2000

    23.1     Consent of KPMG LLP

    23.2     Consent of Wright Ford Young & Company

    23.3     Consent of Allan Hogenson, Chartered Accountant

    23.4*    Consent of Brock Silverstein LLC (contained in the Opinion filed as Exhibit 5.1).

    24.1     Power of Attorney (set forth on the signature page attached hereto).

------------------------

*   To be filed by amendment.

ITEM 17. UNDERTAKINGS

    (a) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (b) The Registrant hereby undertakes that it will:

        (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

        (2) For the purpose of determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement relating to the securities offered therein, and the offering of such securities at that time as the initial bona fide offering thereof.

    (c) The Registrant hereby undertakes that it will provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

    (d) The Registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of this prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

    (e) The Registrant hereby undertakes that it will:

        (1) File, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement; (i) Include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) Reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 200 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; (iii) Include any material information which with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

        (2) For the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) Remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

    In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Long Beach, California on May 27, 1999.

                                NETGATEWAY, INC.

                                By:  /s/ KEITH D. FREADHOFF
                                     -----------------------------------------
                                     Name: Keith D. Freadhoff
                                     Title: Chairman of the Board of
                                     Directors and Chief Executive Officer

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Keith D. Freadhoff, Donald M. Corliss, Jr., and David Bassett-Parkins, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and his name, place and stead, and in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform such and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                 TITLE                    DATE
------------------------------  --------------------------  -------------------
                                Chairman of the Board of
    /s/ KEITH D. FREADHOFF        Directors and Chief
------------------------------    Executive Officer            May 27, 1999
      Keith D. Freadhoff          (Principal Executive
                                  Officer)

                                Chief Financial Officer,
  /s/ DAVID BASSETT-PARKINS       Chief Operating Officer,
------------------------------    and Director (Principal      May 27, 1999
    David Bassett-Parkins         Financial and Accounting
                                  Officer)

  /s/ DONALD M. CORLISS, JR.
------------------------------  President and Director         May 27, 1999
    Donald M. Corliss, Jr.

       /s/ SCOTT BEEBE
------------------------------  Director                       May 27, 1999
         Scott Beebe

      /s/ RONALD SPIRES
------------------------------  Director                       May 27, 1999
        Ronald Spires